    As filed with the Securities and Exchange Commission on March 24, 1998.
                                                      Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                                                                                     U.S. Home & Garden
                       U.S. Home & Garden Inc.                                            Trust I
  (Exact name of registrant as specified in its charter)          (Exact name of co-registrant as specified in its charter)
                             Delaware                                                    Delaware
(State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or organization)
                              2879                                                         6719
   (Primary standard industrial classification number)             (Primary standard industrial classification number)
                           77-0262908                                                  Applied for
               (IRS employer identification number)                         (IRS employer identification number)

                             655 Montgomery Street
                            San Francisco, CA 94111
                                (415) 616-8111
(Address, including zip code, and telephone number, including area code, of co-registrants' principal executive offices)
                               ----------------
                           Robert Kassel, President
                            U.S. Home & Garden Inc.
                             655 Montgomery Street
                            San Francisco, CA 94111
                                (415) 616-8111
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                  Copies to:
           Robert J. Mittman, Esq.            Kenneth R. Lamb, Esq.
            Tenzer Greenblatt LLP          Gibson, Dunn & Crutcher LLP
             405 Lexington Avenue             One Montgomery Street
          New York, New York 10174                Telesis Tower
        Telephone No. (212) 885-5000     San Francisco, California 94104
       Telecopier No. (212) 885-5001       Telephone No. (415) 393-8300
                                          Telecopier No. (415) 986-5309

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     The Co-Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                               ----------------
===============================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed Maximum     Proposed Maximum
     Title of Each Class of         Amount to be     Offering Price     Aggregate Offering       Amount of
   Securities to be Registered       Registered       Per Share(1)           Price(1)         Registration Fee
----------------------------------------------------------------------------------------------------------------
 % Cumulative Trust Preferred
 Securities of U.S. Home &
 Garden Trust I ................    2,530,000 (2)       $ 25.00             $63,250,000          $ 18,658.75
----------------------------------------------------------------------------------------------------------------
 % Junior Subordinated Defer-
 rable Interest Debentures of
 U.S. Home & Garden Inc.(3)
----------------------------------------------------------------------------------------------------------------
U.S. Home & Garden Inc.
 Guarantee with respect to
  % Cumulative Trust Pre-
 ferred Securities(4) ..........
----------------------------------------------------------------------------------------------------------------
Total Registration Fee(5) ...................................................................    $ 18,658.75
================================================================================================================

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.


(2) Includes 330,000 additional ($8,250,000 aggregate liquidation amount of)   %
    Cumulative Trust Preferred Securities pursuant to an over-allotment option.

(3) The % Junior Subordinated Deferrable Interest Debentures will be purchased by U.S. Home & Garden Trust I with the proceeds from the sale of the % Cumulative Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the % Cumulative Trust Preferred Securities of U.S. Home & Garden Trust I upon its dissolution and the distribution of its assets.

(4) No separate consideration will be received for the U.S Home & Garden Inc. Guarantee.

(5) This Registration Statement is deemed to cover the % Junior Subordinated Deferrable Interest Debentures of U.S. Home & Garden Inc., the rights of holders of % Junior Subordinated Deferrable Interest Debentures of U.S. Home & Garden Inc. under the Indenture, the rights of holders of the % Cumulative Trust Preferred Securities of U.S. Home & Garden Trust I under the Trust Agreement, the rights of holders of the % Cumulative Trust Preferred Securities under the Guarantee and the Expense Agreement entered into by U.S. Home & Garden Inc. and certain backup undertakings as described herein, which taken together, fully, irrevocably and unconditionally guarantee all of the obligations of U.S. Home & Garden Trust I under the % Cumulative Trust Preferred Securities.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED MARCH 24, 1998

                     2,200,000 TRUST PREFERRED SECURITIES

                          U.S. HOME & GARDEN TRUST I

   % CUMULATIVE TRUST PREFERRED SECURITIES (LIQUIDATION AMOUNT $25 PER TRUST
          PREFERRED SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED BY

                        [U.S. HOME & GARDEN INC. - LOGO]

                            ---------------------
     The   % Cumulative Trust Preferred Securities (the "Trust Preferred
Securities") offered hereby represent undivided beneficial preferred interests in the assets of U.S. Home & Garden Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). U.S. Home & Garden Inc., a Delaware corporation (the "Company"),. . . (continued on page 3)
                             ---------------------
       See "Risk Factors" beginning on Page 17 for a discussion of certain information that should be considered by prospective purchasers of the securities offered hereby.
                            ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
===============================================================================

                                                 Underwriting
                                Price to the     Discounts and    Proceeds to
                                   Public       Commissions(1)    the Trust(2)
-------------------------------------------------------------------------------
Per Trust Preferred Security    $        25            (2)        $        25
-------------------------------------------------------------------------------
Total(3) ....................   $55,000,000            (2)        $55,000,000
===============================================================================

--------------------------------------------------------------------------------
(1) See "Underwriting" for information concerning indemnification of the Underwriters by the Trust and the Company and other matters.

(2) In view of the fact that all of the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay the Underwriters as compensation for arranging the investment therein of such proceeds, $1.00 per Trust Preferred Security or $2,200,000 in the aggregate. See "Underwriting." The Company has also agreed to pay the expenses of the offering estimated to be $575,000.

(3) The Trust has granted to the Underwriters a 30-day option to purchase up to an additional $8,250,000 aggregate liquidation amount of Trust Preferred Securities on the same terms as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to the Public and Proceeds to the Trust will be $63,250,000 and $63,250,000, respectively and the total compensation to be paid by the Company to the Underwriters will be $2,530,000. See "Underwriting."
                            ---------------------
     The Trust Preferred Securities are being offered hereby by the Underwriters named herein, subject to prior sale, when, as and if issued by the Trust and delivered to and accepted by the Underwriters and subject to certain prior conditions, including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made in New York, New York in book-entry form only through
the facilities of The Depository Trust Company on or about     , 1998.

EVEREN Securities, Inc.                       Josephthal & Co. Inc.

                  The date of this Prospectus is       , 1998

                          [Photos of certain products]


















                         SOME OF THE COMPANY'S ACCOUNTS
-------------------------------------------------------------------------------
        Home Improvement Centers           Mass Merchants     Co-ops
-------------------------------------------------------------------------------
     Builder's Square    Home Quarters     Country General    Ace Hardware
     Eagle Hardware      Lowe's            Kmart              Mid-States
     Hechinger           Orchard Supply    Scotty's           True*Serve
     HomeBase            Yardbirds         Wal-Mart
     Home Depot
-------------------------------------------------------------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS, ON THE AMERICAN STOCK EXCHANGE OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE TRUST PREFERRED SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE TRUST PREFERRED SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

(Continued from cover page)
will be the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Trust Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of ___% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by the Company.
The Junior Subordinated Debentures will mature on       , 2028, which date may
be shortened (such date, as it may be shortened, the "Stated Maturity") to a
date not earlier than    , 2003. The Trust Preferred Securities will have a
preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities, which will be held by the Company. See "Description of the Trust Preferred Securities--Subordination of Common Securities of the Trust Held by the Company."

     Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original
issuance and payable monthly in arrears on the    day of each calendar month of
each year (subject to possible deferral as described below), commencing    ,
1998, at the annual rate of     % of the Liquidation Amount (as defined herein)
of $25 per Trust Preferred Security ("Distributions"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment is due. The Company will have the right, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 60 consecutive months with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or to make any payment with respect to its debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Preferred
Securities are entitled will accumulate) at the rate of     % per annum,
compounded monthly, and holders of the Trust Preferred Securities will be required to accrue income and will be required to pay United States federal income tax on that income. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." Under the Guarantee, the Company guarantees the payment of Distributions by the Trust and payments on liquidation of or redemption of the Trust Preferred Securities (subordinate to the right to payment of Senior Debt and Subordinated Debt of the Company, each as defined herein) to the extent of funds held by the Trust. See "Description of Guarantee." If the Company does not make required payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company. "See Description of Junior Subordinated Debentures-Subordination."

     The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Trust Preferred Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the
Company (i) on or after    , 2003, in whole at any time or in part from time to
time, or (ii) at any time, in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Trust Preferred Securities--Redemption."

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution."

     In the event of the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of Trust Preferred Securities will be entitled to receive a liquidation amount of $25 per Trust Preferred Security ("Liquidation Amount"), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a Distribution of such Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures and the Guarantee are unsecured and subordinated to all Senior Debt and Subordinated Debt. The terms of the Junior Subordinated Debentures and the Guarantee place no limitation on the amount of Senior Debt and Subordinated Debt that the Company can issue. Currently, the Company has bank credit agreements (collectively, the "Credit Facility") that consists of a $30.2 million term loan and a revolving credit facility that provides for borrowings of up to $20.0 million. The Company will apply a portion of the net proceeds of this offering to pay off the outstanding balance under the Credit Facility which was approximately $37.5 million as of March 20, 1998. The Credit Facility will then be terminated. The Company has entered into negotiations regarding a new credit facility, which may be for an amount less than the Company's current Credit Facility. Because the Company is a holding company, substantially all of the Company's assets consist of the capital stock of its subsidiaries. All obligations of the Company relating to the securities described herein will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. The Company may cause additional trust preferred securities to be issued by trusts similar to the Trust in the future, and there is no limit on the amount of such securities that may be issued. In that event, the Company's obligations under the junior subordinated debentures to be issued to such other trusts and the Company's guarantees of the payments by such trusts will be pari passu with the Company's obligations under the Junior Subordinated Debentures and the Guarantee, respectively.

     The Trust Preferred Securities have been approved for listing on the American Stock Exchange, subject to notice of issuance. In order to meet the listing requirements of the American Stock Exchange, the representatives of the Underwriters have undertaken to distribute the Trust Preferred Securities to a minimum of 400 public stockholders. Although the Underwriters have indicated an intention to make a market in the Trust Preferred Securities, the Underwriters are not obligated to do so, and any market making may be discontinued at any time at the sole discretion of any of the Underwriters. There can be no assurance that a market will develop for the Trust Preferred Securities. See "Risk Factors--Absence of Existing Public Market; Market Prices" and "Underwriting."

     Each of the Trust Preferred Securities and, if the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities, the Junior Subordinated Debentures will be represented by one or more global certificates registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Beneficial interests in the Trust Preferred Securities and, in such event, the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. The Depositary and the Paying Agent (as defined herein) will be responsible for interest and dividend payments to holders of the Trust Preferred Securities and the Junior Subordinated Debentures. Except as described herein, the Trust Preferred Securities in certificated form will not be issued in exchange for global certificates. See "Book-Entry Issuance."

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture
dated as of               , 1998, as amended and supplemented from time to time,
between the Company and Wilmington Trust Company, as Trustee (the "Indenture Trustee"), under which the Junior Subordinated Debentures will be issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among the Company, as depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of the trust securities, (iii) the "Guarantee Agreement" means the Guarantee Agreement relating to the guarantee between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Company and the Trust.


                             AVAILABLE INFORMATION

     The Company and the Trust have jointly filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933 (the "Securities Act"), with respect to the offering of the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth below. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site (http://www.sec.gov) at which reports, proxy and information statements and other information regarding the Company may be accessed.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Trust Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures of the Company and issuing the Trust Securities. The Trust is a wholly-owned subsidiary of the Company, and the Company will fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities. See "Prospectus Summary--The Company" and "--U.S. Home & Garden Trust I," "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The Company will provide to the holders of the Trust Preferred Securities annual reports containing financial statements audited by the Company's independent auditors and such other reports as the Company shall determine or as shall be required by law. The Company will also furnish annual reports on Form 10-K and quarterly reports on Form 10-Q (except for exhibits thereto) free of charge to holders of the Trust Preferred Securities who so request in writing to the Company.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Prospectus contains statements that are forward-looking, such as statements relating to plans for future activities. Such forward-looking information involves important known and unknown risks, uncertainties and other factors that could significantly affect actual results, performance or achievements of the Company in the future and, accordingly, such actual results, performance or achievements may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks, uncertainties and factors include, but are not limited to, those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, protection of trademarks and other proprietary rights and the general condition of the economy and its effect on the securities markets. The words "believe", "expect", "anticipate", "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looding statements which speak only as of the date the statement was made. See "Risk Factors."


                                  The Company

     The Company is a leading manufacturer and marketer of a broad range of consumer lawn and garden products. The Company's products include weed preventive landscape fabrics, fertilizer spikes, decorative landscape edging, shade cloth and root feeders, which are sold under recognized brand names such as WeedBlock(R), Jobe's(R), Emerald Edge(R), Shade Fabric(TM) and Ross(R). In February 1998, the Company acquired the assets of Weed Wizard, Inc., a manufacturer and distributor of weed trimmer replacement heads, and will continue marketing the product under the "Weed Wizard" trademark. In addition, in March 1998, the Company acquired substantially all of the assets of Landmaster Products, Inc., a manufacturer and distributor of polyspun landscape fabrics. The Company believes that it has significant market share and brand-name recognition in several of its primary product categories. The Company markets its products through most large national home improvement and mass merchant retailers ("Retail Accounts"), including Home Depot, Lowe's, Kmart, Builder's Square, Wal-Mart and Home Base.

     The Company has experienced significant growth in recent years. Net sales, EBITDA (as defined herein) and net income grew at average compound annual rates of 63%, 77% and 42%, respectively, during the period from the fiscal year ended June 30, 1995 through the fiscal year ended June 30, 1997. The Company achieved record results from operations for the fiscal year ended June 30, 1997, with net sales, EBITDA and net income increasing to $52.0 million, $12.6 million and $3.2 million, respectively, from $27.0 million, $4.6 million and $2.5 million for the fiscal year ended June 30, 1996. The Company believes that its success has been primarily attributable to the expansion of its product lines through the acquisition of complementary lawn and garden businesses, the quality of its products, its focus on providing Retail Accounts with a single source of lawn and garden products, the efficiency and reliability of its inventory tracking and order fulfillment systems and its distinctive advertising and in-store displays.


Lawn and Garden Industry

     Historically, the lawn and garden industry was comprised of relatively small regional manufacturers and distributors whose products were sold to consumers primarily through local nurseries and garden centers. As the industry has grown, national home improvement and mass merchant retailers have replaced many of these local garden centers as the primary retail source for lawn and garden products. In an effort to improve operating margins and reduce the number of vendors needed to source high volume lawn and garden products, the preference among home improvement and mass merchant retailers has shifted to single source suppliers such as the Company that offer broad product lines of consumer brand-name merchandise and provide the product support necessary to stimulate consumer demand and ensure timely and cost effective order fulfillment. Smaller regional suppliers generally lack the capital and other resources necessary to offer the variety and number of product lines, the product support and the inventory stocking and tracking capabilities required by home improvement and mass merchant retailers.

     Regional manufacturers, distributors and marketers are now largely fragmented and the Company believes that many of them are attractive acquisition candidates for larger suppliers and distributors in the lawn and garden industry. The Company has historically been successful in locating, acquiring and integrating certain of these manufacturers and distributors into its business and intends to continue its acquisition program as a principal component of its growth strategy.

     According to the 1996-1997 National Gardening Survey, 1996 retail sales of lawn and garden products were approximately $22 billion and 64% of the approximately 101 million households in the United States participated in some form of gardening activity during 1996. In addition, sales growth in the lawn and garden industry is being driven in part by the aging of the "baby boomer" consumer segment. According to the National Gardening Survey, persons 50 years of age and older spent an average of $400 per household on lawn and garden activities in 1996.


Business Strategy

     The Company's business objective is to be a leading single source supplier of lawn and garden products to Retail Accounts and its strategy includes: (i) marketing low-cost, high-margin products that stimulate impulse buying by consumers; (ii) supplying Retail Accounts with a broad range of brand-name products within each of its product categories; (iii) utilizing distinctive packaging and point-of-purchase product displays, new product introductions and other merchandising techniques to stimulate consumer demand; (iv) generating brand-name recognition of its products through national marketing and advertising programs; and (v) promoting Retail Account satisfaction by providing them with timely and cost efficient order fulfillment services.


Growth Strategy

     The Company attributes its historical growth and success to its ability to capitalize on the consolidation of the lawn and garden industry by locating, acquiring and effectively integrating acquisition targets and its ability to act as an efficient single source supplier of a broad range of quality products. The Company intends to continue this growth strategy, which consists of the following principal components:

   o Pursue Additional Strategic Acquisitions. The Company plans to continue its primary strategy of acquiring complementary lawn and garden companies and product lines. The Company has consummated seven (7) such acquisitions since 1992 and recently entered into a non-binding letter of intent to acquire another lawn and garden product business. By consolidating companies with complementary product lines, the Company believes it can capitalize on its existing channels of distribution and gain market share by increasing sales to its Retail Accounts.

   o Increase Brand Awareness. The Company intends to enhance existing consumer brand awareness by expanding its advertising and marketing efforts with an emphasis on its Jobe's fertilizer spikes, a nationally-recognized brand name. The Company believes that the modernization of its Jobe's packaging, together with a national television advertising campaign targeted at the "baby boomer" consumer segment, will allow it to further capitalize on its brand name recognition.

   o Utilize Existing Infrastructure. The Company's management and administrative infrastructure has been designed to accommodate the integration of additional products when suitable lawn and garden companies and product lines are acquired. The Company believes that its ability to efficiently integrate new businesses and product lines into its existing infrastructure will result in significant savings in the areas of management, distribution, marketing and customer service. The Company also believes that its infrastructure, including its on-line inventory tracking and order fulfillment capabilities, allows it to be an effective and efficient source of lawn and garden products for Retail Accounts.

   o Focus on High-Volume Retailers. National high-volume retailers such as the Company's Retail Accounts are gaining an increasing share of the lawn and garden retail market. By focusing on the emergence of high-volume retailers and their needs, including providing broad product lines, order fulfillment capabilities and marketing and merchandising programs, the Company believes that it will increase its market share and enhance its position as a leading single source supplier of lawn and garden products.


Recent and Proposed Acquisitions

     Since August 1992, the Company has consummated the following seven (7) acquisitions of lawn and garden companies or product lines for a total of over $75 million in consideration:

   o Golden West Chemical Distributors, Inc. A manufacturer of humic acid-based products designed to improve crop yield, which was acquired in August 1992 for aggregate consideration of approximately $2.2 million.

   o Easy Gardener, Inc. A manufacturer of multiple fabric landscaping products including WeedBlock, which was acquired in September 1994 for aggregate consideration of approximately $23.5 million.

   o Emerald Products LLC. A manufacturer of decorative landscape edging, which was acquired in August 1995 for aggregate consideration of $935,000.


   o Weatherly Consumer Products Group, Inc. A manufacturer of fertilizer spikes and other lawn and garden products, which was acquired in August 1996 for aggregate consideration of approximately $25.9 million.

   o Plasti-Chain Product Line of Plastic Molded Concepts, Inc. A line of plastic chain links and decorative edgings, which was acquired in May 1997 for approximately $4.3 million.

   o Weed Wizard, Inc. A manufacturer and distributor of weed trimmer replacement heads which was acquired in February 1998 for approximately $16.0 million, of which approximately $5.0 million was based on the value of certain net current assets acquired.

   o Landmaster Products, Inc. A manufacturer and distributor of polyspun landscape fabrics for use by consumers and professional landscapers, substantially all of whose assets were acquired in March 1998 for approximately $3.0 million, of which approximately $750,000 was based on the value of certain net current assets acquired.

     In addition, the Company has entered into a non-binding letter of intent to purchase a manufacturer and distributor of lawn and garden products for approximately $4.8 million (the "Proposed Acquisition").

     The Company was organized under the laws of the State of California in August 1990 under the name Natural Earth Technologies, Inc. In January 1992, the Company reincorporated under the laws of the State of Delaware and, in July 1995, changed its name to U.S. Home & Garden Inc. The Company's lawn and garden operations are conducted through its subsidiary Easy Gardener, Inc. ("Easy Gardener") and Easy Gardener's subsidiaries, Weatherly Consumer Products Group, Inc. ("Weatherly") and Weed Wizard Acquisition Corp. ("Weed Wizard"), and the Company's agricultural operations are conducted through its subsidiary Golden West Agri-Products, Inc. ("Golden West"). Except when used with respect to the Trust Preferred Securities or where the context otherwise requires, references in this Prospectus to the "Company" mean U.S. Home & Garden Inc., its subsidiaries Easy Gardener and Golden West and the subsidiaries of Easy Gardener (all such subsidiaries to be referred to herein as the "Subsidiaries"). The Company's executive offices are located at 655 Montgomery Street, San Francisco, California 94111, and its telephone number is (415) 616-8111.

                          U.S. Home & Garden Trust I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the trust agreement of the Trust among the Company, as depositor, the Delaware Trustee and an Administrative Trustee, and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on March 16, 1998. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and three individual Administrative Trustees who are officers of the Company. The Trust exists for the exclusive purposes of:
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities of the Trust Held by the Company." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement.

     The Trust's principal offices are located at 655 Montgomery Street, San Francisco, California 94111 and its telephone number is (415) 616-8111.

                 SUMMARY FINANCIAL DATA AND OTHER INFORMATION
         (in thousands, except percentages, ratios and per share data)

     The summary financial data set forth below has been derived from the Company's consolidated financial statements. Such information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                 Year Ended June 30,
                                         --------------------------------------------------------------------
                                             1993           1994           1995         1996         1997
                                         ------------  --------------  ------------  ----------  ------------
Statement of Income Data:
Net sales .............................    $2,910        $  3,063       $   19,692    $ 27,031    $   52,046
Gross profit ..........................     1,402           1,608           10,541      14,361        28,397
Selling, general and administrative
  expenses(1) .........................     1,826           6,786            7,152      10,612        17,745
                                           ------        --------       ----------    --------    ----------
Income (loss) from operations .........      (424)         (5,178)           3,389       3,749        10,652
Interest expense, net .................       (45)            (41)          (1,776)     (1,940)       (3,262)
Income (loss) before extraordinary
  expense .............................      (469)         (5,219)           1,575       2,524         4,190
                                           ------        --------       ----------    --------    ----------
Extraordinary gain (expense), net......       389              --               --          --        (1,007)
                                           ------        --------       ----------    --------    ----------
Net income (loss) .....................    $  (80)       $ (5,219)      $    1,575    $  2,524    $    3,183
                                           ======        ========       ==========    ========    ==========
Dilutive income (loss) per share:
Income (loss) per share before
  extraordinary expense(2) ............    $ (.22)       $  (1.31)      $     0.16    $   0.19    $     0.26
Net income (loss) per share(2) ........    $ (.04)       $  (1.31)      $     0.16    $   0.19    $     0.20
                                           ======        ========       ==========    ========    ==========
Weighted average number of com-
  mon and common equivalent
  shares outstanding(2) ...............     2,178           3,980           10,125      13,361        16,068
                                           ======        ========       ==========    ========    ==========
Other Data(3):
EBITDA(4) .............................                                    $ 4,026     $ 4,583      $ 12,642
Interest expense, net .................                                      1,776       1,940         3,262
Depreciation and amortization .........                                        637         834         1,990
Capital expenditures ..................                                        151         261           528
Net cash provided by (used in)
  operating activities ................                                        438         618        10,545
Net cash (used in) investing
  activities ..........................                                    (15,576)     (2,103)      (29,594)
Net cash provided by financing
  activities ..........................                                     16,021       1,195        20,452
Growth Rates(3):
Net sales growth ......................                                                   37.3%         92.5%
EBITDA growth(4) ......................                                                   13.8         175.9
Income from Operations growth .........                                                   10.6         184.1
Margins(3):
EBITDA margin(4)(5) ...................                                       20.4%       17.0%         24.3%
Operating income (loss) margin(6)                                             17.2        13.9          20.5
Net income (loss) margin ..............                                        8.0         9.3           6.1
Ratios:
EBITDA to interest expense,
  net(4) ..............................                                        2.3x        2.4x          3.9x
Earnings to fixed charges(7) ..........       468(9)        5,219(9)           1.9x        1.9x          3.1x
Pro forma ratio of earnings to
  fixed charges(7)(8) .................                                                                  3.6x

                                                Six Months Ended
                                                  December 31,
                                         ------------------------------
                                              1996            1997
                                         --------------  --------------
Statement of Income Data:
Net sales .............................    $ 12,939        $ 15,538
Gross profit ..........................       7,114           8,159
Selling, general and administrative
  expenses(1) .........................       7,312           8,552
                                           --------        --------
Income (loss) from operations .........        (198)           (393)
Interest expense, net .................      (1,332)         (1,493)
Income (loss) before extraordinary
  expense .............................      (1,055)         (1,086)
                                           --------        --------
Extraordinary gain (expense), net......      (1,007)             --
                                           --------        --------
Net income (loss) .....................    $ (2,062)       $ (1,086)
                                           ========        ========
Dilutive income (loss) per share:
Income (loss) per share before
  extraordinary expense(2) ............    $  (0.08)       $  (0.07)
Net income (loss) per share(2) ........    $  (0.15)       $  (0.07)
                                           ========        ========
Weighted average number of com-
  mon and common equivalent
  shares outstanding(2) ...............      13,437          15,552
                                           ========        ========
Other Data(3):
EBITDA(4) .............................     $   760          $  870
Interest expense, net .................       1,332           1,493
Depreciation and amortization .........         958           1,263
Capital expenditures ..................         230             486
Net cash provided by (used in)
  operating activities ................      (1,540)            682
Net cash (used in) investing
  activities ..........................     (24,667)         (1,414)
Net cash provided by financing
  activities ..........................      25,783          11,383
Growth Rates(3):
Net sales growth ......................                        20.1%
EBITDA growth(4) ......................                        14.5
Income from Operations growth .........                       (98.5)
Margins(3):
EBITDA margin(4)(5) ...................         5.9%            5.6%
Operating income (loss) margin(6)             ( 1.5)           (2.5)
Net income (loss) margin ..............       (15.9)           (7.0)
Ratios:
EBITDA to interest expense,
  net(4) ..............................          .6x             .6x
Earnings to fixed charges(7) ..........        1,530(9)        1,886(9)
Pro forma ratio of earnings to
  fixed charges(7)(8) .................                        1,488(9)

                                                                                    At December 31, 1997
                                                                              --------------------------------
                                                          At June 30, 1997      Actual       As Adjusted(10)
                                                         ------------------   ----------   -------------------
Balance Sheet Data:
Working capital ......................................         $ 2,292         $15,753           $ 30,829
Intangible assets, net ...............................          44,364          43,474             57,947
Total assets .........................................          68,475          77,636            107,985
Short-term debt ......................................           8,990           6,086                  0
Long-term debt .......................................          17,570          16,430                  0
Company obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely junior
  subordinated debentures(11) ........................                                             55,000
Stockholders' equity .................................          31,926          46,616             45,335

-------------
(1) Includes goodwill amortization expense of $91,000, $105,000, $475,000, $585,000, $1.3 million, $590,000 and $730,000 for the fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997 and the six months ended December 31, 1996 and 1997, respectively.

(2) Net income (loss) per share calculations for all periods presented reflects the retroactive adoption of the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). See "Management's Discussion and Analysis of Financial Condition and Results of Operations," Summary of Accounting Policies of Consolidated Financial Statements and Note 14 of Notes to Consolidated Financial Statements.

(3) Certain Other Data, Growth Rates and Margins for the fiscal years ended June 30, 1993, 1994 and 1995 have been omitted due to the lack of relevant comparison after the Company's acquisition of Easy Gardener, Inc. in September 1994.

(4) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization and non-recurring charges. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to cash flow or as a measure of liquidity or as an alternative to net earnings as indicative of operating performance. The Company's reported EBITDA may not be comparable to similarly titled measures of other companies that do not have non-recurring charges. EBITDA, EBITDA growth, EBITDA margin and EBITDA to interest expense, net are included herein because management believes they are useful for measuring the Company's ability to service its debt.

(5) EBITDA margin represents EBITDA divided by net sales.

(6) Operating income (loss) margin represents income (loss) from operations divided by net sales.

(7) For purposes of calculating the ratio and pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of the interest expense on all indebtedness, including amortization of deferred financing costs, and the estimated representative interest factor of rental expense.

(8) The average outstanding debt balances for the year ended June 30, 1997 and the six-month period ended December 31, 1997 were approximately $28,877,000 and $24,188,000, respectively, and gross interest expense was approximately $3,338,000 and $1,597,000, respectively. The pro forma ratios assume the replacement of this indebtedness with a corresponding amount of Junior Subordinated Debentures on July 1, 1996. If, on a consolidated basis, the entire $55,000,000 principal amount of Junior Subordinated Debentures had been outstanding throughout the periods, total interest expense would have been approximately $5,225,000 and $2,612,500, respectively.

(9) Earnings are inadequate to cover fixed charges. Amounts shown reflect the coverage deficiency for this ratio to equal one.

(10) As adjusted to give effect to (i) the acquisitions by the Company of the assets of Weed Wizard, Inc. and Landmaster Products, Inc. in February and March 1998 using $10.0 million under the Credit Facility to pay a portion of the acquisition costs, and (ii) the issuance by the Trust of the 2,200,000 Trust Preferred Securities offered hereby and the receipt by the Company of the proceeds, net of estimated underwriting compensation and other estimated offering expenses, from the corresponding sale of the Junior Subordinated Debentures to the Trust, and the application of the net proceeds therefrom as described under "Use of Proceeds." Estimated underwriting compensation and other estimated offering expenses have been reflected as a deferred financing cost to be amortized over the life of the Junior Subordinated Debentures. Existing deferred financing costs related to debt to be repaid from the proceeds of this offering have been reflected as a charge to earnings.


(11) The assets of the Trust consist solely of an aggregate principal amount of $56,700,000 Junior Subordinated Debentures.

                                 THE OFFERING


Trust Preferred
Securities issuer ..........   U.S. Home & Garden Trust I ("the Trust")

Securities offered .........   2,200,000 Trust Preferred Securities having a Liquidation
                               Amount of $25 per Trust Preferred Security. The Trust
                               Preferred Securities represent preferred undivided
                               beneficial interests in the Trust's assets, which will consist solely of the Junior Subordinated Debentures and
                               payments thereunder.

Distributions ..............   The Distributions payable on each Trust Preferred Security
                               will be fixed at a rate per annum of   % of the Liquidation
                               Amount of $25 per Trust Preferred Security, will be cumu-
                               lative, will accrue from the date of issuance of the Trust
                               Preferred Securities, and will be payable monthly in arrears
                               on the    day of each calendar month of each year, com-
                               mencing on     , 1998 (subject to possible deferral as
                               described below). The amount of each Distribution due
                               with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment
                               is due. See "Description of the Trust Preferred Securities."

Extension periods ..........   So long as no Debenture Event of Default (as defined
                               herein) has occurred and is continuing, the Company will
                               have the right, at any time, to defer payments of interest on the Junior Subordinated Debentures by extending the inter-
                               est payment period thereon for a period not exceeding 60
                               consecutive months with respect to each deferral period
                               (each an "Extension Period"), provided that no Extension
                               Period may extend beyond the Stated Maturity of the Jun-
                               ior Subordinated Debentures. If interest payments are so
                               deferred, Distributions on the Trust Preferred Securities
                               will also be deferred and the Company will not be permit-
                               ted, subject to certain exceptions described herein, to
                               declare or pay any cash distributions with respect to the
                               Company's capital stock or debt securities that rank pari
                               passu with or junior to the Junior Subordinated Deben-
                               tures. During an Extension Period, Distributions will con-
                               tinue to accumulate with income thereon compounded
                               monthly. Because interest would continue to accrue and
                               compound on the Junior Subordinated Debentures, to the
                               extent permitted by applicable law, holders of the Trust
                               Preferred Securities will be required to accrue income for
                               United States federal income tax purposes. See "Descrip-
                               tion of Junior Subordinated Debentures--Option to Defer
                               Interest Payment Period" and "Certain Federal Income
                               Tax Consequences--Interest Income and Original Issue
                               Discount."

Maturity ..........................   The Junior Subordinated Debentures will mature on
                                               , 2028 which date may be shortened (such
                                      date, as it may be shortened, the "Stated Maturity") to a
                                      date not earlier than     , 2003. The Company might
                                      exercise its right to shorten the maturity of the Junior Sub-
                                      ordinated Debentures under the circumstances where a Tax
                                      Event, Investment Company Event or other undesirable
                                      event could be avoided simply by shortening the maturity
                                      of the Junior Subordinated Debentures. See "Description of
                                      Junior Subordinated Debentures--General."

Redemption ........................   The Trust Securities are subject to mandatory redemption
                                      upon repayment of the Junior Subordinated Debentures at
                                      their Stated Maturity or their earlier redemption at a
                                      redemption price equal to the aggregate Liquidation
                                      Amount of the Trust Securities plus accumulated and
                                      unpaid Distributions thereon to the date of redemption. The
                                      Junior Subordinated Debentures are redeemable prior to
                                      maturity at the option of the Company (i) on or after
                                           , 2003 in whole at any time or in part from
                                      time to time, or (ii) at any time, in whole (but not in part), within 90 days following the occurrence of a Tax Event or
                                      an Investment Company Event, in each case at a redemp-
                                      tion price equal to 100% of the principal amount of the
                                      Junior Subordinated Debentures so redeemed, together
                                      with any accrued but unpaid interest to the date fixed for redemption. See "Description of the Trust Preferred
                                      Securities--Redemption" and "Description of Junior Sub-
                                      ordinated Debentures--Redemption."

Distribution of Junior
  Subordinated Debentures .........   The Company has the right at any time to dissolve the
                                      Trust, and, after satisfaction of creditors of the Trust as required by applicable law, to cause the Junior
                                      Subordinated Debentures to be distributed to holders of
                                      Trust Preferred Securities in liquidation of the Trust. See
                                      "Description of the Trust Preferred Securities--
                                      Distribution of Junior Subordinated Debentures."

Guarantee .........................   Taken together, the Company's obligations under the vari-
                                      ous documents described herein, including the Guarantee
                                      Agreement, provide a full and unconditional guarantee (the
                                      "Guarantee") of payments by the Trust of Distributions and other amounts due on the Trust Preferred Securities. Under the Guarantee Agreement, the Company guarantees the
                                      payment of Distributions by the Trust and payments on liq-
                                      uidation or redemption of the Trust Preferred Securities
                                      (subordinate to the right to payment of Senior Debt and
                                      Subordinated Debt of the Company) to the extent of funds

                          held by the Trust. If the Trust has insufficient funds to pay
                          Distributions on the Trust Preferred Securities (i.e., if the
                          Company has failed to make required payments under the
                          Junior Subordinated Debentures), a holder of the Trust Pre-
                          ferred Securities would have the right to institute a legal proceeding directly against the Company to enforce pay-
                          ment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Cer-
                          tain Rights by Holders of Trust Preferred Securities," and
                          "--Debenture Events of Default" and "Description of
                          Guarantee."

Ranking ...............   The Trust Preferred Securities will rank pari passu, and
                          payments thereon will be made pro rata, with the Common
                          Securities of the Trust held by the Company, except as
                          described under "Description of the Trust Preferred
                          Securities--Subordination of Common Securities of the
                          Trust Held by the Company." The obligations of the Com-
                          pany under the Guarantee, the Junior Subordinated Deben-
                          tures and other documents described herein are unsecured
                          and rank subordinate and junior in right of payment to all current and future Senior Debt and Subordinated Debt of
                          the Company, the amount of which is unlimited. The Com-
                          pany will apply a portion of the net proceeds of this offer-
                          ing to pay off the outstanding balance under the Credit
                          Facility, which was approximately $37.5 million as of
                          March 20, 1998. The Credit Facility will then be termi-
                          nated. Because the Company is a holding company, all
                          obligations of the Company relating to the securities
                          described herein will be effectively subordinated to all
                          existing and future liabilities of the Company's Subsidiar-
                          ies. The Company may cause additional trust preferred
                          securities to be issued by trusts similar to the Trust in the future, and there is no limit on the amount of such securi-
                          ties that may be issued. In that event, the Company's obli-
                          gations under the junior subordinated debentures to be
                          issued to such other trusts and the Company's guarantees
                          of the payments by such trusts will rank pari passu with
                          the Company's obligations under the Junior Subordinated
                          Debentures and the Guarantee, respectively.

Voting rights .........   The holders of the Trust Preferred Securities will have no voting rights except in limited circumstances. Except as
                          provided below, the affirmative consent of the holders of at least a majority of the outstanding Trust Preferred Securi-
                          ties will be required by the Trust for amendments to the
                          Trust Agreement that would affect adversely the rights or
                          privileges of the holders of the Trust Preferred Securities.
                          The Property Trustee, the Administrative Trustees and the
                          Company may amend the Trust Agreement without the

                                 consent of holders of the Trust Preferred Securities to
                                 ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Trust will not be required to register as an "invest-
                                 ment company" under the Investment Company Act, even
                                 if such action adversely affects the interests of such hold-
                                 ers. See "Description of the Trust Preferred Securities--
                                 Voting Rights; Amendment of the Trust Agreement."

ERISA considerations .........   Prospective purchasers should carefully consider the
                                 information set forth under the caption "ERISA
                                 Considerations."

American Stock Exchange
  symbol .....................   UHG.Pr.A

Use of proceeds ..............   The proceeds to the Trust from the sale of the Trust Pre-
                                 ferred Securities offered hereby will be invested by the
                                 Trust in the Junior Subordinated Debentures of the Com-
                                 pany. The Company will use approximately $37.5 million
                                 of the net proceeds of the offering to pay off in full the indebtedness outstanding under the Credit Facility. The
                                 balance of the proceeds will be applied to working capital, which may include, without limitation, funding additional
                                 investments in, or extensions of credit to, the Company's
                                 operating subsidiaries for the expansion of operations.
                                 In addition, a portion of the proceeds allocated to working capital may be used for possible future acquisitions. See
                                 "Use of Proceeds."

                                 RISK FACTORS

     Each prospective investor should carefully consider, in addition to the other information contained in this Prospectus, the following information before purchasing the Trust Preferred Securities offered hereby.


                     Risk Factors Relating to the Offering

Ranking of the Company's Obligations Under the Junior Subordinated Debentures and the Guarantee

     All obligations of the Company under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior Debt and Subordinated Debt of the Company, the amount of which is unlimited.

     The Company will use a portion of the proceeds from this offering to pay off the outstanding balance under the Credit Facility which was $37.5 million as of March 20, 1998. The Credit Facility will then be terminated. No assurance can be given that the Company will be successful in obtaining a replacement credit facility that will be on terms favorable to the Company. In addition, no assurance can be given that any such replacement credit facility will not contain terms and conditions in addition to those already contained in the Junior Subordinated Debentures which might cause the Company to exercise its existing right under the Junior Subordinated Debentures to defer the payment of interest on the Junior Subordinated Debentures or otherwise restrict the ability of the Company to pay interest on the Junior Subordinated Debentures and, consequently, the Trust's ability to pay Distributions on the Trust Preferred Securities.

     In addition, because the Company is a holding company, substantially all of the Company's assets consist of the capital stock of its Subsidiaries. All obligations of the Company relating to the securities described herein will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries. As a holding company, the right of the Company to participate in any distribution of assets of any Subsidiary upon such Subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Secur-ities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that Subsidiary, except to the extent that the Company may itself be recognized as a creditor of that Subsidiary. Accordingly, the Junior Subordinated Debentures and all obligations of the Company relating to the Trust Preferred Securities will be effectively subordinated to all existing and future liabilities of the Subsidiaries and holders of the Trust Preferred Securities should look only to the assets of the Company, and not of its Subsidiaries, for principal and interest payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Guarantee Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt and Subordinated Debt, that may be incurred by the Company or its Subsidiaries. Further, there is no limitation on the Company's ability to issue additional junior subordinated debentures in connection with any further offerings of trust preferred securities, and such additional debentures would rank pari passu with the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantee--Status of the Guarantee."


Option to Defer Interest Payment Period

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 60 consecutive months with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, monthly Distributions on the Trust Preferred Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional amounts
thereon at the rate of      % per annum, compounded monthly, from the relevant
payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company will be prohibited from making certain payments or distributions with respect to the Company's capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures; however, the Company will not be restricted from (a) paying dividends or distributions in capital stock of the Company, (b) redeeming rights or taking certain other actions under a stockholders rights plan, (c) making payments under the Guarantee or (d) making purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees or consultants. Further, during an Extension Period, the Company would have the ability to continue to make payments on its Senior Debt and Subordinated Debt, if any. Prior to the termination of any Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 60 consecutive months or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with
interest thereon at the annual rate of      %, compounded monthly), the Company
may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. As a consequence of the Company's deferral of interest payments, holders of the Trust Preferred Securities will not receive cash distributions during such deferral periods (although the Distributions to which holders of the Trust Preferred Securities are entitled will continue to accumulate until payment in full), and the market price of the Trust Preferred Securities is likely to be adversely affected by such deferral. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Description of the Trust Preferred Securities--Distributions," "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period," and "Description of Junior Subordinated Debentures--Debenture Events of Default."


Tax Consequences of Option to Defer Interest Payment Period and of a Deferral of Interest Payment

     Because the Company has no current plan to exercise its option to defer payments of interest and considers the likelihood of exercising the option to be a remote contingency as of the issue date of the Junior Subordinated Debentures, it is the Company's position that the Junior Subordinated Debentures will be treated as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of Trust Preferred Securities will include interest in taxable income under their own methods of accounting (i.e., cash or accrual). However, if the Internal Revenue Service were to successfully challenge the Company's position, or if the Company exercises its right to defer payments of interest, the holders of Trust Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. If the tax authorities successfully asserted that, as of the issue date of the Junior Subordinated Debentures, exercise of the deferment option is not a remote or incidental contingency, interest would be reportable under the contingent payment debt rules of the Treasury Regulations as of the issue date. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." Should the Company elect to exercise its right to defer payments of interest in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period."


Redemption Prior to Stated Maturity

     The Company may, at its option, on or after     , 2003, redeem the Junior
Subordinated Debentures in whole at any time or in part from time to time at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption and therefore cause a mandatory redemption of the Trust Securities.

     In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (whether occurring before or after
        , 2003), the Company has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of Trust Securities. See "Description of the Trust Preferred Securities--Redemption."

     A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the original issuance of the Trust Preferred Secur-ities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An "Investment Company Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Trust Preferred Securities.

     If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities.


Possible Distribution of Junior Subordinated Debentures to Holders of Trust Preferred Securities; Risk of Taxation Upon a Distribution

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. Because holders of the Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures." If a Tax Event were to occur which would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust could be a taxable event to the Trust and the holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Trust Preferred Securities."


Shortening of Stated Maturity of Junior Subordinated Debentures

     The Company will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than five years from the date of issuance and thereby cause the Trust Preferred Securities to be redeemed on such earlier date. See "Description of Junior Subordinated Debentures--Redemption."


Limitations on Direct Actions Against the Company and on Rights Under the Guarantee

     The Guarantee guarantees to the holders of the Trust Preferred Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Trust has funds on hand available therefor at such time (the "Liquidation Distribution") and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Trust Preferred Securities in the Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities" and "Description of Guarantee." The Trust Agreement provides that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.


Ability to Make Payments on the Trust Preferred Securities and Junior Subordinated Debentures; Dependence on Subsidiaries

     The ability of the Trust to pay amounts due on the Trust Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. The Company will have significant interest expense under the Junior Subordinated Debentures. As of the date hereof, after giving effect to the offering and the application of net proceeds therefrom, the Company would have no indebtedness outstanding on a consolidated basis. As a holding company without significant assets other than its equity interest in the Subsidiaries, the Company's ability to pay interest on the Junior Subordinated Debentures to the Trust (and consequently, the Trust's ability to pay distributions on the Trust Preferred Securities and the Company's ability to pay its obligations under the Guarantee) depends primarily on cash and liquid investments of the Company and upon cash dividends and interest payments the Company may receive in the future from its Subsidiaries. Such Subsidiaries' ability to make payments to the Company is subject to such Subsidiaries' profitability, financial condition, and capital expenditure and other cash flow requirements. In addition, the Indenture does not prohibit the Company or such Subsidiaries from incurring additional indebtedness including indebtedness secured by their assets or properties, or from entering into credit agreements or other financial arrangements that restrict such Subsidiaries from making payments to the Company. While the Company expects that its operating cash flow will be sufficient to cover its expenses including interest costs, there can be no assurance with respect thereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Limited Covenants; Absence of Sinking Fund

     The covenants in the Indenture are limited. The Company is not required under the Indenture to meet any financial tests that measure the Company's working capital, interest coverage or net worth in order to comply with the terms of the Indenture. There are no covenants relating to the Company in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Trust Preferred Securities, respectively, in the event of a material adverse change in the Company's financial condition or results of operations, or limits the ability of the Company or any Subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee. Further, the Junior Subordinated Debentures do not have the benefit of any sinking fund payments by the Company.


Limited Voting Rights

     The holders of the Trust Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Trust Preferred Securities and the exercise of the rights of the Trust as holder of the Junior Subordinated Debentures and the Guarantee. Except as provided below, the affirmative consent of the holders of at least a majority of the outstanding Trust Preferred Securities will be required by the Trust for amendments to the Trust Agreement that would affect adversely the rights or privileges of the holders of the Trust Preferred Securities. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of the Trust Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, even if such action adversely affects the interests of such holders. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."


Absence of Existing Public Market; Market Prices

     There is no existing market for the Trust Preferred Securities. The Trust Preferred Securities have been approved for listing on the American Stock Exchange, subject to notice of issuance. There can be no assurance, however, that an active and liquid trading market for the Trust Preferred Securities will develop or that continued quotation of the Trust Preferred Securities will be available on the American Stock Exchange. Although the representatives of the Underwriters have informed the Trust and the Company that the Underwriters intend to make a market in the Trust Preferred Securities offered hereby, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Trust Preferred Securities. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, the operating results and financial condition of the Company, and the market for similar securities. As a result of the existence of the Company's right to defer interest payments on or shorten the Stated Maturity of the Junior Subordinated Debentures, the market price of the Trust Preferred Securities may be more volatile than the market prices of debt securities that are not subject to such optional deferrals or reduction in maturity. There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if the Company exercises its right to dissolve and liquidate the Trust. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that a holder of the Trust Preferred Securities may receive in liquidation of the Trust, may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities offered hereby.


                     Risk Factors Relating to the Company

     Each prospective investor should carefully consider, in addition to the other information contained in this Prospectus, the following information in evaluating the Company and its business before purchasing the Trust Preferred Securities offered hereby.

Risks Associated with Growth Strategy

     The acquisition of complementary lawn and garden companies and product lines continues to be a principal component of the Company's growth strategy. The Company's ability to successfully implement its strategy will depend upon a number of factors including, among other things, the Company's ability to identify attractive acquisition candidates, to consummate such acquisitions on terms favorable to the Company, to obtain financing to consummate such acquisitions on economically acceptable terms, to retain, hire and train professional management and sales personnel at each such acquired business and to promptly and profitably integrate the acquired operations into the Company's operations. Acquiring additional businesses may also require the consent of the Company's lenders. No assurance can be given that such consent will be obtained. Any such acquisitions are likely to involve incurring additional debt or the issuance of one or more classes or series of the Company's equity securities, which could have a dilutive effect on the then outstanding Common Stock of the Company. Other than a non-binding letter of intent relating to the Proposed Acquisition, the Company currently has no agreements, commitments, understandings or arrangements with respect to any acquisition. There can be no assurance that the Proposed Acquisition will be consummated or that the Company will continue to be able to manage its expanding operations successfully, implement its acquisition strategy or that any acquired operations will be profitable or will be successfully integrated into the Company or that any such future acquisitions will not otherwise materially and adversely affect the Company. See "Business -- Recent and Proposed Acquisitions."

     As a result of seven prior acquisitions, the Company is required to amortize the excess of costs over net assets acquired (an aggregate of approximately $57.4 million) over a period of up to 30 years. Although such amortization does not have an effect on the Company's available capital, it will be treated as an operating expense that will reduce the Company's reported earnings. Future acquisitions could result in substantial additional amortization expenses to the Company which would reduce future earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General" and Consolidated Financial Statements.


Customer Concentration; Consolidating Customer Base

     The Company's customers include home improvement centers, mass merchandisers, hardware stores, nurseries and garden centers and other retail channels throughout the United States. The Company's three largest customers for fiscal 1997, Home Depot, Lowe's and Kmart, accounted for approximately 26%, 10% and 7%, respectively, of its net sales during such year. During fiscal 1996, Home Depot, Lowe's, Kmart and Builder's Square accounted for 27%, 9%, 7% and 5%, respectively, of the Company's net sales. During fiscal 1995, sales to Home Depot, Kmart, Builders Square and Lowe's accounted for approximately 27%, 9%, 7% and 6%, respectively, of the Company's net sales. The Company's ten largest customers as a group accounted for 71%, 69% and 65% of its net sales during fiscal 1995, 1996 and 1997, respectively. Sales to such customers are not governed by any contractual arrangement and are made pursuant to standard purchase orders. While the Company believes that relations with its largest customers are good, the loss of any of these customers could have a material adverse effect on the Company.

     The Company does not have long-term purchase agreements or other contractual assurances as to future sales to these or any other Retail Accounts. The loss of, or significant reduction in sales to, such Retail Accounts could have a material adverse effect on the Company. Moreover, retail distribution channels in the lawn and garden industry have been consolidating in recent years, as home improvement and mass merchant retailers have replaced local nurseries and garden centers as the dominant source for lawn and garden products. To the extent such consolidation continues to occur, the Company's sales and profitability may be increasingly sensitive to a significant deterioration in the financial condition of, or other adverse developments in its relationships with, one or more Retail Accounts. In addition, from time to time, the Company has experienced credit losses due to customers seeking protection under bankruptcy or similar laws. Although such credit losses have not had a material adverse effect on the Company to date, there can be no assurance that future credit losses will not have a material adverse effect on the Company. See "Business -- Customers."

Effect of Early Repayment of Outstanding Indebtedness - Possible Need for Additional Financing

     The Company intends to use substantially all of the proceeds from the sale of the Junior Subordinated Debentures to repay the entire indebtedness outstanding under the Credit Facility with certain financial institutions (the "Lenders") pursuant to a credit agreement (the "Credit Agreement"). As a result of the early payment, the Company will write off deferred financing costs of approximately $1.4 million and incur a prepayment penalty of approximately $735,000 during its quarter ending March 31, 1998 which will reduce its reported income. Upon repayment of the outstanding indebtedness, the Credit Facility will be terminated and the Company will have no alternate sources of financing. Although the Company is currently negotiating new credit facilities with several banks, there can be no assurance that the Company will be able to obtain a new credit facility on terms acceptable to it, or at all. Failure to obtain a new credit facility would materially adversely affect the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


Dependence on Weather Conditions

     Weather is a significant factor in determining market demand for the Company's products and is inherently unpredictable. Inclement weather during the spring gardening season, particularly poor weekend weather, tends to depress consumer purchases of do-it-yourself lawn and garden care products. During protracted periods of inclement weather, sales of lawn and garden products are likely to be severely diminished. In addition, lack of snow or rain during the winter may adversely affect spring growing conditions and also lower sales of lawn and garden products. Any of the foregoing may have a material adverse effect on the Company. Without limiting the generality of the foregoing, protracted or particularly severe weather conditions may adversely impact the Company's ability to comply with its obligations under the Junior Subordinated Debentures or to its lenders under any financing arrangements. In recent months, large segments of the United States (particularly the east and west coasts) have experienced severe weather conditions which may be due to a phenomenon known as "El Nino." The effects of such severe weather on the Company's operations for the balance of the current fiscal year and the fiscal year ending June 30, 1999 cannot be predicted at this time. See "--Significant Outstanding Indebtedness."


Competition

     The consumer lawn and garden care industry is highly competitive and somewhat fragmented. The Company competes with a combination of national and regional companies ranging from large agri-chemical companies to garden catalog businesses and companies specializing in the manufacture of lawn and garden care products. Several of such companies, such as Solaris Group, a division of Monsanto Company, and the Scotts Miracle Gro Company have captured a significant, and in certain cases controlling, share of such markets. Many of the Company's competitors have achieved significant national, regional and local brand name and product recognition and engage in frequent and extensive advertising and promotional programs, both generally and in response to efforts by new competitors entering the market or existing competitors introducing new products. Many of these companies have substantially greater financial, technical, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully or that reacting to competitive pressures will not materially adversely affect the Company. See "Business--Competition."


Dependence on Third-Party Manufacturing and Supply Arrangements

     The Company purchases all of the material for its primary lawn and garden product, WeedBlock, from Tredegar Industries, Inc. ("Tredegar") pursuant to a supply arrangement that can be terminated by Tredegar at any time. The Company purchases its basic materials for its other lawn and garden products from a variety of suppliers. Although the Company has purchased all of its landscape fabric supply from Tredegar for in excess of 10 years and believes that its relationship with Tredegar is good, Tredegar is free to terminate its relationship with the Company at any time and accordingly could market its fabrics to other companies, including competitors of the Company. There can be no assurance that the production capacity of Tredegar or the Company's other suppliers, manufacturers and processors will be sufficient to satisfy the Company's requirements or that alternate suppliers, manufacturers and processors will be available on commercially reasonable terms, or at all. The unavailability of certain materials, the unavailability of manufacturing and processing sources or delays either in manufacturing or in locating new manufacturing and processing sources could adversely affect the Company's ability to deliver its products on a timely and competitive basis. In addition, because the Company recognizes a significant percentage of its annual sales during a few months of the year, any delay in the delivery or the unavailability of its products during such months could materially adversely affect the Company. See "Business --Conversion, Manufacturing and Supply," and "--Seasonality."


Seasonality

     The Company's sales are highly seasonal due to the nature of the lawn and garden business, which parallels the annual growing season. The Company's sales and shipping are concentrated in the period from late December through May when customers purchase supplies for spring planting and Retail Accounts increase their inventory of lawn and garden products. To support this sales peak, the Company must anticipate demand and increase inventories of finished goods throughout the fall and winter. Accordingly, the Company's levels of raw materials and finished goods inventories tend to be at their highest, relative to sales, during the Company's first and second fiscal quarters. These factors increase variations in the Company's quarterly results of operations and potentially expose the Company to greater adverse effects of changes in economic conditions and industry trends. Moreover, actual demand for the Company's products may vary substantially from the anticipated demand, leaving the Company with either excess inventory or insufficient inventory to satisfy customer orders. Sales typically decline by early to mid-summer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results of Operations and Seasonality," "Business--Seasonality" and "--Inventory and Distribution."


Dependence on a Limited Number of Product Lines

     Approximately 44% and 24% of the Company's net sales for fiscal 1997 were derived from sales of landscape fabric and fertilizer spikes. In fiscal 1995 and 1996, landscape fabric represented 71% and 66% of the Company's net sales, respectively. Any adverse developments with respect to either of these product lines, whether arising from actions by existing or new competitors, the inability of the Company to obtain adequate supplies of landscape fabrics or the raw materials necessary to manufacture fertilizers, or otherwise, could have a material adverse effect on the Company. The Company has also developed a new marketing campaign for the Jobe's line of products, which has required, and will require, the allocation of significant capital and other resources by the Company. No assurance can be given that such campaign will be successful, in which case the expenditures made to date and in the future in connection with the campaign may not generate sufficient sales to be profitable or profitable at the same level as has been achieved historically in connection with the Jobe's line of products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Products" and "--Sales and Marketing."


Retail Industry; General Economic Conditions

     The Company sells its products through retailers, including home improvement centers, mass merchandisers, hardware stores, nurseries and other retail channels. Retail sales depend, in part, on general economic conditions. A significant decline in such conditions could have a negative impact on sales by retailers of products sold by the Company and consequently could have a material adverse effect on the Company. Retail environments which are poor or perceived to be poor, whether due to economic or other conditions, may lead manufacturers and marketers, including the Company, to increase their discounting and promotional activities. Such activities could have a material adverse effect on the Company's profit margins and, consequently, its results of operations. The Company may also not be able to fully offset the impact of inflation through price increases in an unfavorable retail market.


Government Regulation

     The Company is subject to many laws and governmental regulations and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

     Fertilizer and Pesticide Regulation. Products marketed, or which may be marketed, by the Company as fertilizers or pesticides are subject to an extensive and frequently evolving statutory and regulatory framework, at both the Federal and state levels.

     The distribution and sale of pesticides is subject to regulation by the U.S. Environmental Protection Agency ("EPA") pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), as well as regulation by many states in a manner similar to FIFRA. Under FIFRA and similar state laws, all pesticides must be registered with the EPA and the state and must be approved for their intended use. FIFRA and state regulations also impose other stringent requirements on marketing of such products. Moreover, many states also impose similar requirements upon products marketed for use as fertilizing materials, which are not typically regulated under FIFRA. Failure to comply with the requirements of FIFRA and state laws that regulate marketing and distribution of pesticides and fertilizers could result in the imposition of sanctions, including, but not limited to, suspension or restriction of product distribution, civil penalties and/or criminal sanctions.

     The Company markets certain animal repellent and pesticide products that are subject to FIFRA and to similar state regulations. The Company also markets certain fertilizer products that are subject to regulation in some states. The Company believes that it is in material compliance with FIFRA and applicable state regulations regarding its material business operations. However, there can be no assurance that the Company will be able to comply with future regulations in every jurisdiction in which the Company's material business operations are conducted without substantial cost or interruption of operations. Moreover, there can be no assurance that future products marketed by the Company will not also be subject to FIFRA or to state regulations. If future costs of compliance with regulations governing pesticides or fertilizers increase or exceed the Company's budgets for such items, the Company's business could be adversely affected. If any of the Company's products are distributed and/or marketed in violation of any of these regulations, the Company could be subject to a recall of, or a sales limitation placed on, one or more of its products, or civil or criminal sanctions, any of which could have a material adverse effect upon the Company's business.

     Environmental Regulation. The Company's manufacturing operations are subject to various evolving federal, state and local laws and regulations relating to the protection of the environment, which laws govern, among other things, emissions to air, discharges to ground, surface water and groundwater, and the generation, handling, storage, transportation, treatment and disposal of a variety of hazardous and non-hazardous substances and wastes. Federal and state environmental laws and regulations often require manufacturers to obtain permits for these emissions and discharges. Failure to comply with environmental laws or to obtain, or comply with, the necessary state and federal permits can subject the manufacturer to substantial civil and criminal penalties. Easy Gardener operates two manufacturing facilities and Weatherly and Weed Wizard each operate one manufacturing facility. The Company believes that all of its facilities are in substantial compliance with all applicable material environmental laws. However, it is possible that there are material environmental liabilities of which the Company is unaware. If the costs of compliance with the various existing or future environmental laws and regulations, including any penalties which may be assessed for failure to obtain necessary permits, exceed the Company's budgets for such items, the Company's business could be adversely affected.

     Potential Environmental Cleanup Liability. The Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and many similar state statutes, impose joint and several liability for environmental damages and cleanup costs on past or current owners and operators of facilities at which hazardous substances have been discharged, as well as on persons who generate, transport or arrange for disposal of hazardous substances at a particular site. In addition, the operator of a facility may be subject to claims by third parties for personal injury, property damage or other costs resulting from contamination present at or emanating from property on which its facility is located. Easy Gardener operates two manufacturing facilities and Weatherly and Weed Wizard each operate one manufacturing facility. Moreover, the Company or its predecessors have owned or operated other manufacturing facilities in the past and may have liability for remediation of such facilities in the future, to the extent any is required. In this regard, Weatherly previously owned a facility that was the subject of certain soil remediation activities. Although this facility was sold by Weatherly prior to the Company's acquisition of Weatherly, there can be no assurance that the Company will not be liable for any previously existing environmental contamination at the facility. Moreover, although the purchaser of the facility indemnified Weatherly for any environmental contamination liability and the sellers of Weatherly, in turn, indemnified the Company from such liability, there can be no assurance that, if required, the indemnifying parties will be able to fulfill their respective obligations to indemnify the Company. Furthermore, certain business operations of the Company's subsidiaries also involve shipping hazardous waste off-site for disposal. As a result, the Company could be subject to liability under these statutes. The Company could also incur liability under

CERCLA or similar state statutes for any damage caused as a result of the release of hazardous substances owned by the Company but processed and manufactured by others on the Company's behalf. As a result, there can be no assurance that the manufacture of the products sold by the Company will not subject the Company to liability pursuant to CERCLA or a similar state statute. Furthermore, there can be no assurance that Easy Gardener, Weatherly and Weed Wizard will not be subject to liability relating to manufacturing facilities owned and/or operated by them currently or in the past.

     Other Regulations. The Company is also subject to various other federal, state and local regulatory requirements such as worker health and safety, transportation, and advertising requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. See
"Business--Government Regulation."


Product Liability

     The Company, as a manufacturer of lawn and garden care and pesticide products, may be exposed to significant product liability claims by consumers. Although the Company has obtained product liability insurance coverage for U.S. Home & Garden Inc. and Golden West in the aggregate amount of $3.0 million, and for Easy Gardener, Weatherly and Weed Wizard in the aggregate amount of $2.0 million (with all policies limited to $1.0 million per occurrence), and has obtained three umbrella policies in the amounts of $5.0 million, $15.0 million and $20.0, respectively, there can be no assurance that such insurance will provide coverage for any claim against the Company or will be sufficient to cover all possible liabilities. In the event a successful suit is brought against the Company, unavailability or insufficiency of insurance coverage could have a material adverse effect on the Company. Moreover, any adverse publicity arising from claims made against the Company, even if such claims were not successful, could adversely affect the reputation and sales of the Company's products.


Uncertainty of Protection of Trademarks and Proprietary Rights

     The Company believes that its ability to successfully implement its growth strategy is partially dependent on its ability to use its trademarks, in particular, Easy Gardener, Jobe's, Weed Wizard and WeedBlock. In addition, except for patents covering two lawn edge products currently sold by the Company and certain products obtained as a result of the acquisition of Weatherly, none of the Company's products is covered by patents. There can be no assurance that the Company will apply for any additional trademark or patent protection relating to its products or that its current trademarks and patents will be enforceable or adequately protect the Company from infringement of its proprietary rights. Although the Company believes that the products sold by it do not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur. In the event that products sold by the Company are deemed to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and sale of such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if the Company's products or proposed products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company. See "Business--Trademarks, Proprietary Information and Patents."


Legal Proceeding

     In response to a claim for trademark infringement filed on July 30, 1997 by Easy Gardener against Dalen Products, Inc. ("Dalen") in the United States District Court for the Western District of Texas, Waco Division, Dalen filed a counterclaim against Easy Gardener and a third party complaint against the Company. Dalen alleges, among other things, that the Company and Easy Gardener monopolized or attempted to monopolize the market for landscape fabrics; that the Company and Easy Gardener tortiously interfered with Dalen's contractual and prospective contractual relationships; and that Easy Gardener infringed a Dalen trademark, deceptively advertised the thickness of one of its products, and misrepresented the porosity of a Dalen product. Dalen's counterclaim and third party complaint seek an award of unspecified damages and the entry of unspecified injunctive relief. An adverse ruling could have a material adverse effect on the Company. See "Business--Legal Proceeding."


Dependence on Management

     The success of the Company will be largely dependent on the personal efforts of Robert Kassel, its Chairman of the Board, Chief Executive Officer and President, Richard Raleigh, its Chief Operating Officer, and Richard Grandy, the President of Easy Gardener, all of whom devote their full time to the affairs of the Company. Although the Company has entered into employment agreements with Mr. Kassel and Mr. Raleigh which expire on March 31, 1998, subject to automatic renewal unless terminated, and an employment agreement with Mr. Grandy that expires in August 1998, and has obtained "key man" life insurance in the amount of $2.0 million on the life of Mr. Kassel and $1.0 million on the lives of each of Messrs. Raleigh and Grandy, the loss of the services of either Mr. Kassel, Mr. Raleigh or Mr. Grandy could have a material adverse effect on the Company. In addition, the employment agreements provide that Messrs. Kassel and Raleigh will receive a significant severance payment from the Company upon a change in control of the Company or the occurrence of certain other events as described therein. The success of the Company may also be dependent, in part, upon its ability to hire and retain additional qualified sales and marketing personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. See "Management." In addition, only two of the current five members of the Company's Board of Directors may be considered to be "independent" as they are not officers or employees of the Company or its subsidiaries. See "Certain Transactions."


                                USE OF PROCEEDS


     All of the proceeds to the Trust from the sale of the Trust Preferred Securities offered by it hereby will be invested by the Trust in the Junior Subordinated Debentures. The net proceeds to the Company from the sale of the Junior Subordinated Debentures are estimated to be approximately $52,225,000 (approximately $60,145,000 if the Underwriters' over-allotment option is exercised in full) after deducting the estimated underwriting compensation and offering expenses payable by the Company.

     The Company expects to use the net proceeds to repay approximately $37.5 million outstanding under its Credit Facility, which consists of: (i) approximately $30.2 million outstanding under Easy Gardener's term loan, of which approximately $10.0 million was incurred in February and March 1998 to fund the purchase prices of the acquisitions of the assets of Weed Wizard, Inc. and Landmaster Products, Inc.; and (ii) approximately $7.3 million outstanding under Easy Gardener's revolving credit facility. The remaining proceeds will be allocated to working capital which may include, without limitation, funding additional investments in, or extensions of credit to, the Company's operating subsidiaries for the expansion of operations. In addition, a portion of the proceeds allocated to working capital may be used for possible future acquisitions. The Company may use a portion of the proceeds allocated to working capital to acquire businesses or products which the Company believes will enhance its business. While the Company actively seeks and evaluates possible acquisition opportunities, except for the Proposed Acquisition the Company currently has no agreements, commitments, understandings or arrangements with respect to any acquisition. There can be no assurance that the Proposed Acquisition or any other acquisition will be consummated.

     Proceeds not immediately required for the purposes set forth above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other investment grade interest-bearing investments.


                             ACCOUNTING TREATMENT


     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Trust Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements. Estimated underwriting compensation and other estimated offering expenses will be capitalized as a deferred financing cost and amortized over the life of the Junior Subordinated Debentures. For financial reporting purposes, the Company will record Distributions payable on the Trust Preferred Securities and amortization of deferred financing costs as interest expense in the consolidated statements of operations.

     Future reports of the Company filed under the Exchange Act will include a footnote to the financial statements stating that (i) the Trust is wholly owned, (ii) the sole assets of the Trust are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures), and (iii) the back up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Trust Preferred Securities. The Trust will not provide separate reports under the Exchange Act.

                                CAPITALIZATION

     The following table sets forth the short-term debt and capitalization of the Company as of December 31, 1997 and as adjusted to give effect to: (i) the issuance by the Trust of the 2,200,000 Trust Preferred Securities offered hereby, (ii) the receipt by the Company of the proceeds, net of estimated underwriting compensation and other estimated offering expenses, from the corresponding sale of the Junior Subordinated Debentures to the Trust, and
(iii) the application by the Company of the net proceeds therefrom as described under "Use of Proceeds."

                                                                      December 31, 1997
                                                                  -------------------------
                                                                    Actual      As Adjusted
                                                                  ----------   ------------
                                                                   (Dollars in thousands)
Short-term debt ...............................................    $  6,086      $
                                                                   ========      ========
Notes payable, less current portion ...........................    $ 16,430      $
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated
 debentures(1) ................................................                    55,000
Stockholders' equity:
 Preferred stock, $.001 par value; 1,000,000 shares authorized;
   none issued or outstanding .................................
 Common stock, $.001 par value; 30,000,000 shares authorized;
   19,860,000 shares issued and outstanding(2); ...............          20            20
 Additional paid-in capital ...................................      49,775        49,775
 Accumulated deficit(3) .......................................      (3,179)       (4,460)
                                                                   --------      --------
   Total stockholders' equity .................................      46,616        45,335
                                                                   --------      --------
      Total capitalization ....................................    $ 63,046      $100,335
                                                                   ========      ========

------------
(1) The subsidiary trust is the Trust, which will hold an aggregate principal amount of $56,700,000 of the Junior Subordinated Debentures as its sole asset. The Trust Preferred Securities are issued by the Trust. The Junior
    Subordinated Debentures will bear interest at the rate of      % per annum
    and will mature on             2028, which date may be shortened to a date
    not earlier than       , 2003 if certain conditions are met. The Junior
    Subordinated Debentures are redeemable prior to maturity at the option of
    the Company (i) on or after          , 2003, in whole at any time or in
    part from time to time, or (ii) at any time, in whole (but not in part), within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event. See "Description of Junior Subordinated Debentures--Redemption." The Company owns all of the Common Securities of the Trust.

(2) Does not include (i) an aggregate of approximately 2,550,000 shares of Common Stock reserved for issuance upon exercise of outstanding options under the Stock Option Plans; (ii) an aggregate of approximately 890,000 shares of Common Stock which may be issued upon exercise of options available for future grant under the Stock Option Plans; and (iii) approximately 6,270,000 shares issuable upon exercise of options granted outside of the Stock Option Plans and certain outstanding warrants, exclusive of any shares that may be issuable as a result of the anti-dilution provisions of such options and warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management--Stock Option Plan," "Certain Transactions," "Underwriting" and Note 9 of Notes to Consolidated Financial Statements.

(3) The accumulated deficit, as adjusted, reflects deferred financing costs of approximately $1.4 million and a prepayment penalty of approximately $735,000 ($1,281,000 net of tax benefits) expensed as a result of the early repayment of the entire indebtedness outstanding under Easy Gardener's credit facility from the assumed use of proceeds from the sale of the Junior Subordinated Debentures to the Trust. See "Use of Proceeds."

          SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION (in thousands, except percentages, ratios and per share data)


     The following selected financial data at and for the years ended June 30, 1993, 1994, 1995, 1996 and 1997 and at and for the six months ended December 31, 1996 and 1997 have been derived from the Company's consolidated financial statements. Such information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                              Year Ended June 30,
                                         --------------------------------------------------------------
                                            1993        1994         1995         1996         1997
                                         ---------  -----------  ------------  ----------  ------------
Statement of Income Data:
Net sales .............................   $2,910     $  3,063     $   19,692    $ 27,031    $   52,046
Gross profit ..........................    1,402        1,608         10,541      14,361        28,397
Selling, general and administrative
 expenses(1) ..........................    1,826        6,786          7,152      10,612        17,745
                                          ------     --------     ----------    --------    ----------
Income (loss) from operations .........     (424)      (5,178)         3,389       3,749        10,652
Interest expense, net .................      (45)         (41)        (1,776)     (1,940)       (3,262)
Income (loss) before extraordinary
 expense ..............................     (469)      (5,219)         1,575       2,524         4,190
                                          ------     --------     ----------    --------    ----------
Extraordinary gain (expense), net .....      389                                                (1,007)
                                          ------     --------     ----------    --------    ----------
Net income (loss) .....................   $  (80)    $ (5,219)    $    1,575    $  2,524    $    3,183
                                          ======     ========     ==========    ========    ==========
Dilutive income (loss) per share:
Income (loss) per share before
 extraordinary expense(2) .............   $ (.22)    $  (1.31)    $    0.16     $  0.19     $    0.26
Net income (loss) per share(2) ........   $ (.04)    $  (1.31)    $    0.16     $  0.19     $    0.20
                                          ======     ========     ==========    ========    ==========
Weighted average number of
 common and common equivalent
 shares outstanding(2) ................    2,178        3,980         10,125      13,361        16,068
                                          ======     ========     ==========    ========    ==========
Other Data(3):
EBITDA(4) .............................                             $  4,026     $ 4,583      $ 12,642
Interest expense, net .................                                1,776       1,940         3,262
Depreciation and amortization .........                                  637         834         1,990
Capital expenditures ..................                                  151         261           528
Net cash provided by (used in)
 operating activities .................                                  438         618        10,545
Net cash (used in) investing
 activities ...........................                              (15,576)     (2,103)      (29,594)
Net cash provided by financing
 activities ...........................                               16,021       1,195        20,452
Growth Rates(3):
Net sales growth ......................                                             37.3%         92.5%
EBITDA growth(4) ......................                                             13.8         175.9
Income from Operations growth .........                                             10.6         184.1
Margins(3):
EBITDA margin(4)(5) ...................                                 20.4%       17.0%         24.3%
Operating income (loss) margin(6)                                       17.2        13.9          20.5
Net income (loss) margin ..............                                  8.0         9.3           6.1

                                              Six Months Ended
                                                December 31,
                                         --------------------------
                                             1996          1997
                                         ------------  ------------
Statement of Income Data:
Net sales .............................    $ 12,939      $15,538
Gross profit ..........................       7,114        8,159
Selling, general and administrative
 expenses(1) ..........................       7,312        8,552
                                           --------      -------
Income (loss) from operations .........        (198)        (393)
Interest expense, net .................      (1,332)      (1,493)
Income (loss) before extraordinary
 expense ..............................      (1,055)      (1,086)
                                           --------      -------
Extraordinary gain (expense), net .....      (1,007)
                                           --------      -------
Net income (loss) .....................    $ (2,062)     $(1,086)
                                           ========      =======
Dilutive income (loss) per share:
Income (loss) per share before
 extraordinary expense(2) .............    $  (0.08)     $ (0.07)
Net income (loss) per share(2) ........    $  (0.15)     $ (0.07)
                                           ========      =======
Weighted average number of
 common and common equivalent
 shares outstanding(2) ................      13,437       15,552
                                           ========      =======
Other Data(3):
EBITDA(4) .............................    $    760      $   870
Interest expense, net .................       1,332        1,493
Depreciation and amortization .........         958        1,263
Capital expenditures ..................         230          486
Net cash provided by (used in)
 operating activities .................      (1,540)         682
Net cash (used in) investing
 activities ...........................     (24,667)      (1,414)
Net cash provided by financing
 activities ...........................      25,783       11,383
Growth Rates(3):
Net sales growth ......................                     20.1%
EBITDA growth(4) ......................                     14.5
Income from Operations growth .........                    (98.5)
Margins(3):
EBITDA margin(4)(5) ...................         5.9%         5.6%
Operating income (loss) margin(6)              (1.5)        (2.5)
Net income (loss) margin ..............       (15.9)        (7.0)

                                                                                                       Six Months Ended
                                                         Year Ended June 30,                             December 31,
                                        ------------------------------------------------------  ------------------------------
                                            1993        1994      1995       1996       1997         1996            1997
                                        ------------  -------  ---------  ---------  ---------  --------------  --------------
Ratios:
EBITDA to interest expense, net(4)                                  2.3 x      2.4 x      3.9 x         .6x             .6x
Earnings to fixed charges(7) .........   468(9)         5,219(9)    1.9 x      1.9 x      3.1 x       1,530(9)         1,886(9)
Pro forma ratio of earnings to fixed
 charges(7)(8) .......................                                                    3.6 x                        1,488(9)


                                                                                                         At
                                                                                                      December
                                                                At June 30,                              31,
                                         ---------------------------------------------------------   -----------
                                           1993        1994         1995        1996        1997        1997
                                         --------   ----------   ---------   ---------   ---------   -----------
Balance Sheet Data:
Working capital (deficiency) .........    $  607      $ (347)     $ 3,326     $ 5,328     $ 2,292      $15,753
Intangible assets, net ...............     2,858       2,046       16,692      17,167      44,364      43,474
Total assets .........................     5,977       5,654       28,140      33,584      68,475      77,636
Short-term debt ......................     1,134         594        2,200       3,650       8,990       6,086
Long-term debt .......................                              8,000       6,238      17,570      16,430
Stockholders' equity .................     3,827       3,150       15,339      19,370      31,926      46,616

------------
(1) Includes goodwill amortization expense of $91,000, $105,000, $475,000, $585,000, $1.3 million, $590,000 and $730,000 for the fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997 and the six months ended December 31, 1996 and 1997, respectively.
(2) Net income (loss) per share calculations for all periods presented reflects the retroactive adoption of the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). See "Management's Discussion and Analysis of Financial Condition and Results of Operations," Summary of Accounting Policies of Consolidated Financial Statements and Note 14 of Notes to Consolidated Financial Statements.
(3) Certain Other Data, Growth Rates and Margins for the fiscal years ended June 30, 1993, 1994 and 1995 have been omitted due to the lack of relevant comparison after the Company's acquisition of Easy Gardener, Inc. in September 1994.
(4) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization and non-recurring charges. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to cash flow or as a measure of liquidity or as an alternative to net earnings as indicative of operating performance. The Company's reported EBITDA may not be comparable to similarly titled measures of other companies that do not have non-recurring charges. EBITDA, EDITDA growth, EBITDA margin, and EBITDA to interest expense, net are included herein because management believes they are useful for measuring the Company's ability to service its debt.
(5) EBITDA margins represent EBITDA divided by net sales.
(6) Operating income (loss) margin represents income (loss) from operations divided by net sales.
(7) For purposes of calculating the ratio and pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of the interest expense on all indebtedness, including amortization of deferred financing costs, and the estimated representative interest factor of rental expense.
(8) The average outstanding debt balances for the year ended June 30, 1997 and the six-month period ended December 31, 1997 were approximately
    $28,877,000 and $24,188,000, respectively, and gross interest expense was approximately $3,338,000 and $1,597,000, respectively. The pro forma ratios assume the replacement of this indebtedness with a corresponding amount of Junior Subordinated Debentures on July 1, 1996. If, on a consolidated basis, the entire $55,000,000 principal amount of Junior Subordinated Debentures had been outstanding throughout the periods, total interest expense would have been approximately $5,225,000 and $2,612,500, respectively.
(9) Earnings are inadequate to cover fixed changes. Amounts shown reflect the coverage deficiency for this ratio to equal one.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


General

     The Company manufactures and markets a broad range of brand-name consumer lawn and garden products through its wholly-owned subsidiaries, Easy Gardener and Golden West, and through Easy Gardener's wholly-owned subsidiaries, Weatherly and Weed Wizard. Since 1992, the Company has consummated seven acquisitions of complementary lawn and garden companies and product lines for an aggregate consideration of over $75 million in cash, notes and equity securities. As a result of such acquisitions, the Company has recognized a significant amount of goodwill which, in the aggregate, is approximately $57.5 million at the date of this Prospectus. The Company is currently amortizing such goodwill using the straight-line method over various time periods ranging from 20 to 30 years and amortization expenses for the fiscal year ended June 30, 1997 were $1.3 million or $0.08 per dilutive share. See Consolidated Financial Statements.

     The Company's results of operations for the fiscal year ended June 30, 1997 were significantly affected by the acquisition of Weatherly in August 1996. In connection with the acquisition of Weatherly, the Company's outstanding notes payable were refinanced and replaced with a new credit facility (the "Refinancing"). As a result of the Refinancing, the Company was required to record an extraordinary expense of $1.0 million, net of tax benefits, for the fiscal year ended June 30, 1997, which expense consisted of the write-off of deferred finance costs at June 30, 1996 plus prepayment penalties. Such extraordinary expense reduced the Company's net income per share for fiscal 1997 by $0.06, from $0.26 to $0.20. See Notes 13 and 14 to Notes to Consolidated Financial Statements.

     The Company experienced net sales growth of 37% from fiscal 1995 to fiscal 1996 and 93% from fiscal 1996 to fiscal 1997. The Company believes that this growth in net sales was primarily attributable to expansion of its product lines through the acquisition of complementary lawn and garden businesses and product lines. Net sales were also positively affected by an increase in sales of pre-existing product lines. Assuming each of the Company's first five acquisitions had been completed prior to the beginning of fiscal 1996, the growth in net sales from fiscal 1996 to fiscal 1997 would have been 15%.

     The Company was required to calculate its net income per share for all periods presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share," which is effective for periods ending after December 15, 1997 and requires the Company to report basic earnings per share (giving no dilutive effect to derivative securities) and diluted earnings per share (reflecting the dilutive effect of all derivative securities). Under the SFAS No. 128 dilutive earnings per share calculation, all derivative securities with exercise prices below the market price have been assumed exercised. All proceeds from the exercise of such derivative securities have been assumed to be used to repurchase common stock (at an average stock price).

     In April 1996, the Company entered into an agreement to exchange certain unsold assets held for sale for certain trade credits issued by a third party to be applied against future purchases of products and services from such third party (primarily the purchase of operating assets and advertising time). These trade credits are listed as an asset on the balance sheet of the Company. The agreement requires the Company to pay a portion of the purchase price of the products and services received, ranging from 45% to 90% of the total purchase price, and apply the trade credits to the balance. All trade credits will expire to the extent not used in April 1999 and are required to be recognized as an expense to the Company as used, with any balance remaining in April 1999 being expensed at that time. The maximum that the Company is entitled to receive in credits and cash is $1.6 million, of which the Company had received approximately $50,000 in cash and had expensed approximately $400,000 in credits as of December 31, 1997. See Note 2 of Notes to Consolidated Financial Statements. No assurance can be given that the Company will use all or any portion of such trade credits or that, to the extent that the Company uses the trade credits, such trade credits will be used in a manner likely to generate additional sales of the Company's products. See "Business -- Sales and Marketing."


Results of Operations

     The following table sets forth, for the periods indicated, certain selected financial data as a percentage of net sales:

                                                                     Percentages of Net Sales
                                                -------------------------------------------------------------------
                                                                                              Six Months Ended
                                                          Year Ended June 30,                   December 31,
                                                ---------------------------------------   -------------------------
                                                    1995          1996          1997          1996          1997
                                                -----------   -----------   -----------   -----------   -----------
Net sales ...................................   100.0%        100.0%        100.0%        100.0%        100.0%
Cost of sales ...............................    46.5          46.9          45.4          45.0          47.5
                                                ------        ------        ------        ------        ------
Gross profit ................................    53.5          53.1          54.6          55.0          52.5
Selling and shipping expenses ...............    22.2          23.2          21.6          30.8          30.0
General and administrative expenses .........    14.1          16.1          12.5          25.7          25.0
                                                ------        ------        ------        ------        ------
Income (loss) from operations ...............    17.2          13.9          20.5          (1.5)         (2.5)
Interest expense ............................     9.2           7.4           6.4          10.6          10.3
Income tax (expense) benefit ................    (0.2)          2.7          (6.2)          3.7           5.2
Extraordinary expense, net ..................      --            --           1.9          (7.8)           --
                                                ------        ------        ------        ------        ------
Net income (loss) ...........................     8.0           9.3           6.1         (15.9)         (6.9)
                                                ======        ======        ======        ======        ======

     Six Months Ended December 31, 1997 Compared to Six Months Ended December 31, 1996

     Net sales. Net sales increased by $2.6 million, or 20%, to $15.5 million during the six months ended December 31, 1997, from $12.9 million during the comparable period in 1996. The increase in net sales was primarily a result of the August 1996 acquisition of Weatherly and the May 1997 acquisition of the Plasti-Chain line of plastic chain links and decorative edgings, combined with internal growth of the Company's pre-existing product lines.

     Gross profit. Gross profit increased by $1.1 million, or 15%, to $8.2 million for the six months ended December 31, 1997, from $7.1 million during the comparable period in 1996. This increase was due primarily to the Weatherly acquisition. Gross profit as a percentage of net sales decreased to 52.5% during the six months ended December 31, 1997, from 55.0% during the comparable period in 1996. The decrease in gross profit as a percentage of net sales was primarily attributable to the decrease in sales of higher-margin products.

     Selling and shipping expenses. Selling and shipping expenses increased $671,000, or 17%, to $4.7 million during the six months ended December 31, 1997, from $4.0 million during the comparable period in 1996. This increase was primarily the result of an increase in the amount of products shipped, which was a consequence of the acquisition of Weatherly and an increase in sales of pre-existing product lines. Selling and shipping expenses as a percentage of net sales decreased from 30.8% during the six months ended December 31, 1996, to 30.0% during the comparable period in 1997. This decrease was a result of economies of scale achieved from the sale of new products to existing customers.

     General and administrative expenses. General and administrative expenses increased $569,000, or 17%, to $3.9 million during the six months ended December 31, 1997 from $3.3 million during the comparable period in 1996. This increase was primarily due to increased amortization of goodwill as a result of the acquisition of Weatherly. Furthermore, the increase is due to the addition of certain administrative personnel as part of the Company's efforts to build an infrastructure that it believes will be able to more readily integrate any future products or businesses that may be acquired. As a percentage of net sales, general and administrative expenses decreased from 25.7% during the six months ended December 31, 1996, to 25.0% during the comparable period in 1997. This improvement is primarily due to the closing of the Weatherly administrative offices in February 1997 and the integration of certain administrative functions into the Company's existing infrastructure.

     Loss from operations. Loss from operations increased by $195,000, or 98%, to $393,000 during the six months ended December 31, 1997 from $198,000 during the comparable period in 1996. The loss from operations in actual dollars was primarily due to the seasonal nature of the business. The increase in the loss for the 1997 period was primarily attributable to the increased general and administrative costs resulting from increased amortization of goodwill and, to a lesser extent increased marketing expenses. As a percentage of net sales, loss from operations increased to 2.5% for the six months ended December 31, 1997 from 1.5% during the comparable period in 1996.

     Interest expense. Interest expense increased by $222,000, or 16%, to $1.6 million during the six months ended December 31, 1997, from $1.4 million during the comparable period in 1996. The increase in interest expense is primarily related to the interest associated with the increase in term debt associated with the Weatherly acquisition and the acquisition of the Plasti Chain links and decorative edgings, which was partially offset by a decrease in the Company's effective borrowing rate.

     Income taxes. Income tax benefits increased to $800,000 during the six months ended December 31, 1997 from $475,000 during the comparable period in 1996 primarily due to the increase in the Company's effective tax rate and, to a lesser extent, the increase in the loss before income taxes and extraordinary expense. The income tax benefit for each interim period is based upon the Company's estimated effective income tax rate for the year.

     Extraordinary expense, net. In connection with the acquisition of Weatherly in August 1996, the Company refinanced its term debt and its revolving line of credit. As a result of its refinancing, the Company was required to record an extraordinary expense of $1.0 million net of tax benefits of $452,000, during the six months ended December 31, 1996. The expense consisted of deferred finance costs at June 30, 1996, net of accumulated amortization, plus prepayment penalties.

     Net loss. Net loss decreased by $976,000, or 47%, to $1.1 million during the six months ended December 31, 1997 from $2.1 million during the comparable period in 1996. This decrease was attributable to the $1.0 million extraordinary expense incurred in the 1996 period due to the refinancing. Net loss per common share decreased $0.08 to $0.07 during the six months ended December 31, 1997 from $0.15 during the comparable period in 1996. The decrease was primarily attributable to the foregoing expense incurred during the 1996 period and, to a lesser extent, the increase in the number of weighted average common and equivalent shares outstanding during the 1997 period.

     Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30,
1996

     Net sales. Net sales increased by $25.0 million, or 93%, to $52.0 million in fiscal 1997 from $27.0 million in fiscal 1996. The increase in net sales was primarily a result of the August 1996 acquisition of Weatherly and increased sales of the Company's landscape fabrics and landscape edging products.

     Gross profit. Gross profit increased by $14.0 million, or 98%, to $28.4 million in fiscal 1997 from $14.4 million in fiscal 1996. This increase was due primarily to the Weatherly acquisition. Gross profit as a percentage of net sales increased to 54.6% in fiscal 1997 from 53.1% in fiscal 1996. The increase in gross profit as a percentage of net sales was primarily attributable to the sales of higher-margin products acquired in the Weatherly acquisition.

     Selling and shipping expenses. Selling and shipping expenses increased $4.9 million, or 78%, to $11.2 million in fiscal 1997 from $6.3 million in fiscal 1996. This increase was primarily the result of an increase in the amount of products shipped, which was a consequence of the acquisition of Weatherly and an increase in sales of pre-existing product lines, particularly landscape fabrics and landscape edging products. Selling and shipping expenses as a percentage of net sales decreased from 23.2% in fiscal 1996 to 21.6% in fiscal 1997. This decrease was primarily due to the consolidation of the Company's customer services at the Waco, Texas office and the elimination of the majority of the Weatherly sales positions in connection with the integration of the acquisition.

     General and administrative expenses. General and administrative expenses increased $2.1 million, or 50%, to $6.5 million in fiscal 1997 from $4.4 million in fiscal 1996. This increase was primarily the result of the acquisition of Weatherly. As a percentage of net sales, general and administrative expenses decreased from 16.1% in fiscal 1996 to 12.5% in fiscal 1997. This improvement is primarily due to the closing of the Weatherly administrative offices in February 1997 and the integration of certain administrative functions into the Company's existing infrastructure.

     Income from operations. Income from operations increased by $6.9 million, or 184%, to $10.7 million in fiscal 1997 from $3.8 million in fiscal 1996. The growth in income from operations in actual dollars was primarily due to the increase in net sales and gross profit as a result of the Weatherly acquisition. As a percentage of net sales, income from operations increased to 20.5% in fiscal 1997 from 13.9% in fiscal 1996. This increase was due to the decreases in selling and shipping and general and administrative expenses as a percentage of net sales.

     Interest expense. Interest expense increased by $1.3 million, or 65%, to $3.3 million in fiscal 1997, from $2.0 million in fiscal 1996. The increase in interest expense is primarily related to the interest associated with the increase in both term and working capital debt and expenses associated with the Weatherly acquisition, partially offset by a decrease in the Company's effective borrowing rate. Income taxes. In fiscal 1996, the Company reported a tax benefit of $715,000 which was a result of the recognition of a deferred tax asset relating to available net operating loss carryforwards. In fiscal 1997, the Company incurred a tax expense of $3.2 million, excluding the benefit associated with the extraordinary expense, reflecting the Company's profitability and exhaustion of the majority of net operating loss carryforwards.

     Extraordinary expense, net. In connection with the acquisition of Weatherly, the Company completed the Refinancing. As a result of the Refinancing, the Company was required to record an extraordinary expense of $1.0 million net of tax benefits for fiscal 1997, which expense consisted of deferred finance costs at June 30, 1996 net of accumulated amortization, plus prepayment penalties.

     Net income. Net income increased $659,000, or 26%, to $3.2 million in fiscal 1997 from $2.5 million in fiscal 1996. This increase was attributable to the successful integration into Easy Gardener of the Weatherly organization in fiscal 1997, partially offset by the $1.0 million extraordinary expense, net of tax benefits, incurred due to the Refinancing.

     Dilutive earnings per common share increased $0.01 to $0.20 in fiscal 1997 from $0.19 in fiscal 1996. The increase was due primarily to the increase in income from operations, which was partially offset by increases in interest and income tax expense and the extraordinary expense of approximately $1.0 million net of tax benefits in fiscal 1997 which did not occur in fiscal 1996.


Fiscal Year Ended June 30, 1996 Compared to Fiscal Year Ended June 30, 1995


     Net sales. Net sales increased by $7.3 million, or 37%, to $27.0 million in fiscal 1996 from $19.7 million in fiscal 1995. A majority of the increase in net sales resulted from the introduction of new landscape edging and shade cloth products. In addition, the Company believes that its sales were positively affected by continued penetration in existing markets, expansion into new markets and a more widespread recognition of the Easy Gardener brand and products. The increase in net sales also resulted from the inclusion of 12 months of net sales of Easy Gardener products in the fiscal 1996 period compared to 10 months in the prior fiscal year.

     Gross profit. Gross profit increased by $3.8 million, or 36%, to $14.4 million in fiscal 1996 from $10.5 million in fiscal 1995, primarily due to the increase in net sales, partially offset by the inclusion of 12 months of Easy Gardener's cost of goods sold in fiscal 1996 compared to 10 months in fiscal 1995. Gross profit as a percentage of net sales decreased from 53.5% in fiscal 1995 to 53.1% in fiscal 1996. The decrease was due to a change in the product mix sold and to higher costs, during fiscal 1996, of resin and corrugated cardboard, which are the principal materials used in the manufacturing and packaging of WeedBlock.

     Selling and shipping expenses. Selling and shipping expenses increased by $1.9 million, or 43%, to $6.3 million in fiscal 1996 from $4.4 million in fiscal 1995. The increase was primarily the result of the increase in the amount of product shipped and the inclusion of 12 months of Easy Gardener's selling and shipping expenses in fiscal 1996 compared to 10 months in fiscal 1995. As a percentage of net sales, selling and shipping expenses increased to 23.2% in fiscal 1996 compared to 22.2% in fiscal 1995. This increase was primarily due to introductory advertising on new products.

     General and administrative expenses. General and administrative expenses increased by $1.6 million, or 57%, to $4.4 million in fiscal 1996 from $2.8 million in fiscal 1995. General and administrative expenses as a percentage of net sales increased to 16.1% in fiscal 1996 from 14.1% in fiscal 1995. The increase in general and administrative expenses during fiscal 1996 was primarily a result of the inclusion of 12 months of Easy Gardener's general and administrative expenses in fiscal 1996 compared to 10 months in fiscal 1995. The increase in general and administrative expenses was also due to additional amortization and depreciation expense, and additional related overhead expenses, associated with the overall increase in the size of the Company.

     Income from operations. Income from operations increased by approximately $400,000, or 12%, to $3.8 million in fiscal 1996 from $3.4 million in fiscal 1995. As a percentage of net sales, income from operations decreased to 13.9% in fiscal 1996 from 17.2% in fiscal 1995. The decrease in income from operations as a percentage of net sales was primarily the result of a slight decrease in gross profit as a percentage of net sales, combined with more significant increases in selling and shipping and general and administrative expenses as a percentage of net sales.

     Interest expense. Interest expense increased by $200,000, or 11%, to $2.0 million during fiscal 1996 from $1.8 million during fiscal 1995 primarily as a result of the inclusion in fiscal 1996 of 12 months of interest on Easy Gardener's outstanding indebtedness which was incurred in connection with the purchase of the assets of Easy Gardener, Inc. in September 1994 when compared to the inclusion of such interest for only 10 months in fiscal 1995. This increase was partially offset by the February 1995 conversion of $2.0 million of convertible notes into Common Stock and the repayment of $1.6 million on other notes payable. The convertible notes and other notes payable were incurred in connection with the purchase of the assets of Easy Gardener, Inc. in September 1994.

     Income taxes. During fiscal 1996, the Company recorded a $715,000 tax benefit compared to a $38,000 tax expense during the fiscal 1995 primarily due to the Company's recognition of a deferred tax asset associated with Federal net operating loss carryforwards. See "-- Liquidity and Capital Resources."

     Net income. Net income in fiscal 1996 was $2.5 million, or $0.19 per share (assuming dilution), based on 13,361,000 weighted average common and common equivalent shares outstanding compared to net earnings of $1.6 million, or $0.16 per share, in fiscal 1995 based on 10,125,000 common and common equivalent shares outstanding. Such increase was primarily the result of the recognition of a $715,000 income tax benefit.


Quarterly Results of Operations and Seasonality

     The Company's sales are seasonal due to the nature of the lawn and garden business, in parallel with the annual growing season. The Company's sales and shipping are most active from late December through May when home lawn and garden customers are purchasing supplies for spring planting and retail stores are increasing their inventory of lawn and garden products. Sales typically decline by early to mid-summer.

     Sales of the Company's agricultural products, which were not material for fiscal 1997, are also seasonal. Most shipments occur during the agricultural cultivation period from March through October.

Set forth below is certain unaudited quarterly financial information:
                                                                                  Quarter Ended
                                                      -----------------------------------------------
                                                    (in thousands, except percentages and per share data)
                                                       September 30,    December 31,      March 31,
                                                            1995            1995            1996
                                                      ---------------  --------------  --------------
Net sales ..........................................    $    3,265       $   2,715       $  10,760
 Cost of sales .....................................         1,555           1,290           5,156
                                                        ----------       ---------       ---------
 Gross profit ......................................         1,710           1,425           5,604
 Selling, general and administrative expenses .              2,211           2,394           2,753
                                                        ----------       ---------       ---------
Income (loss) from operations ......................          (501)           (969)          2,851
Investment income ..................................            24              10              19
Interest expense ...................................          (458)           (473)           (541)
                                                        ----------       ---------       ---------
Income (loss) before income taxes ..................          (935)         (1,432)          2,329
 Income tax benefit (expense) ......................           100              80             138
Extraordinary expense net ..........................
Net income (loss) ..................................    $     (835)      $  (1,352)      $   2,467
                                                        ==========       =========       =========
Dilutive income (loss) per share(1) ................    $    (0.08)      $   (0.13)      $    0.20
                                                        ==========       =========       =========
Weighted average common and common
 equivalent shares outstanding(1) ..................         9,944          10,200          12,535
                                                        ==========       =========       =========
Net sales ..........................................           100%            100%            100%
 Cost of sales .....................................          47.6%           47.5%           47.9%
                                                        ----------       ---------       ---------
 Gross profit ......................................          52.4%           52.5%           52.1%
 Selling, general and administrative ...............          67.7%           88.2%           25.6%
                                                        ----------       ---------       ---------
Income (loss) from operations ......................         (15.3%)         (35.7%)          26.5%
Investment income ..................................           0.7%            0.4%            0.2%
Interest expense ...................................         (14.0%)         (17.4%)          (5.0%)
                                                        ----------       ---------       ---------
Income (loss) before income taxes ..................         (28.6%)         (52.7%)          21.7%
Income tax benefit (expense) .......................           3.1%            3.0%            1.3%
Extraordinary expense ..............................             0%              0%              0%
                                                        ----------       ---------       ---------
Net income (loss) ..................................         (25.5%)         (49.7%)          23.0%
                                                        ==========       =========       =========
                                                                               Quarter Ended
                                                      ----------------------------------------------------------------------------
                                                                  (in thousands, except percentages and per share data)
                                                        June 30,     September 30,    December 31,      March 31,      June 30,
                                                          1996            1996            1996            1997           1997
                                                      ------------  ---------------  --------------  --------------  ------------
Net sales ..........................................    $ 10,291      $   5,523       $    7,416       $  20,559       $18,549
 Cost of sales .....................................      4,670           2,607            3,217           9,025         8,800
                                                        --------      ---------       ----------       ---------       -------
 Gross profit ......................................      5,621           2,916            4,199          11,534         9,749
 Selling, general and administrative expenses .           3,252           3,264            4,048           5,539         4,894
                                                        --------      ---------       ----------       ---------       -------
Income (loss) from operations ......................      2,369            (348)             151           5,995         4,855
Investment income ..................................         16              26               16              16            17
Interest expense ...................................       (538)           (563)            (812)           (993)         (970)
                                                        --------      ---------       ----------       ---------       -------
Income (loss) before income taxes ..................      1,847            (885)            (645)          5,018         3,902
 Income tax benefit (expense) ......................        397             280              195          (2,075)       (1,600)
Extraordinary expense net ..........................                     (1,007)
                                                        --------      ---------       ----------       ---------       -------
Net income (loss) ..................................    $ 2,244       $  (1,612)      $     (450)      $   2,943       $ 2,302
                                                        ========      =========       ==========       =========       =======
Dilutive income (loss) per share(1) ................    $  0.16       $   (0.12)      $    (0.03)      $    0.18       $  0.14
                                                        ========      =========       ==========       =========       =======
Weighted average common and common
 equivalent shares outstanding(1) ..................     14,142          12,915           13,917          16,059        16,524
                                                        ========      =========       ==========       =========       =======
Net sales ..........................................        100%            100%             100%            100%          100%
 Cost of sales .....................................       45.4%           47.2%            43.4%           43.9%         47.4%
                                                        --------      ---------       ----------       ---------       -------
 Gross profit ......................................       54.6%           52.8%            56.6%           56.1%         52.6%
 Selling, general and administrative ...............       31.6%           59.1%            54.6%           26.9%         26.4%
                                                        --------      ---------       ----------       ---------       -------
Income (loss) from operations ......................        3.0%           (6.3%)            2.0%           29.2%         26.2%
Investment income ..................................        0.2%            0.5%             0.2%            0.1%          0.1%
Interest expense ...................................       (5.3%)         (10.2%)          (11.0%)          (4.8%)        (5.3%)
                                                        --------      ---------       ----------       ---------       -------
Income (loss) before income taxes ..................       17.9%          (16.0%)           (8.8%)          24.5%         21.0%
Income tax benefit (expense) .......................        3.9%            5.1%             2.6%          (10.1%)        (8.6%)
Extraordinary expense ..............................          0%          (18.2%)              0%              0%            0%
                                                        --------      ---------       ----------       ---------       -------
Net income (loss) ..................................       21.8%          (29.1%)           (6.2%)          14.3%         12.4%
                                                        ========      =========       ==========       =========       =======

                                                              Quarter Ended
                                                      ------------------------------
                                                          (in thousands, except
                                                         percentages and per share
                                                                  data)
                                                       September 30,    December 31,
                                                            1997            1997
                                                      ---------------  -------------
Net sales ..........................................    $   7,025       $ 8,513
 Cost of sales .....................................        3,522         3,857
                                                        ---------       -------
 Gross profit ......................................        3,503         4,656
 Selling, general and administrative expenses .             3,963         4,589
                                                        ---------       -------
Income (loss) from operations ......................         (460)           67
Investment income ..................................           47            57
Interest expense ...................................         (853)         (744)
                                                        ---------       -------
Income (loss) before income taxes ..................       (1,226)         (620)
 Income tax benefit (expense) ......................          550           250
Extraordinary expense net ..........................            0
                                                        ---------       -------
Net income (loss) ..................................    $    (716)      $  (370)
                                                        =========       =======
Dilutive income (loss) per share(1) ................    $   (0.05)      $  (.02)
                                                        =========       =======
Weighted average common and common
 equivalent shares outstanding(1) ..................       14,702        16,384
                                                        =========       =======
Net sales ..........................................          100%          100%
 Cost of sales .....................................         50.1%         45.3%
                                                        ---------       -------
 Gross profit ......................................         49.9%         54.7%
 Selling, general and administrative ...............         56.4%         53.9%
                                                        ---------       -------
Income (loss) from operations ......................         (6.5%)        0.08%
Investment income ..................................          0.7%          0.7%
Interest expense ...................................        (12.1%)        (8.7%)
                                                        ---------      --------
Income (loss) before income taxes ..................        (18.0%)         7.3%
Income tax benefit (expense) .......................          7.8%          2.9%
Extraordinary expense ..............................            0%            0%
                                                        ---------      --------
Net income (loss) ..................................        (10.2%)        (4.3%)
                                                        =========      ========

--------
(1) Pursuant to SFAS No. 128, dilutive income per share was calculated using the treasury stock method except for quarters reporting a net loss. Such quarters only reflect issued and outstanding shares of Common Stock in the weighted average shares outstanding.

Liquidity and Capital Resources

     Since inception, the Company has financed its operations primarily through cash generated by operations, net proceeds from the Company's private and public sales of securities and borrowings from lending institutions.

     At December 31, 1997, the Company had consolidated cash and short-term investments totalling $12.7 million and working capital of $15.8 million. At June 30, 1997, the Company had consolidated cash and short-term investments totalling $2.1 million and working capital of $2.3 million. The increase in working capital at December 31, 1997 was due primarily to the proceeds of the Company's public offering of Common Stock, which was consummated in December 1997 and which resulted in net proceeds to the Company of approximately $15.9 million. In addition, during the six months ended December 31, 1997 the Company received the proceeds of the exercise of warrants to purchase Common Stock in the amount of approximately $2.7 million.

     Net cash provided by operating activities for fiscal 1997 was $10.5 million, consisting primarily of net income plus depreciation and amortization and an extraordinary expense resulting from the Refinancing, an increase in accounts payable and a decrease in deferred taxes, offset in part by an increase in accounts receivable. Net cash used in investing activities for fiscal 1997 was $29.6 million, consisting primarily of cash used for the acquisition of Weatherly.

     Net cash provided by financing activities for fiscal 1997 was $20.5 million, consisting primarily of the additional proceeds from the notes payable used in connection with the purchase of Weatherly, and the exercise of warrants to purchase Common Stock, the proceeds of which were used primarily for the purchase of Weatherly.

     Net cash provided by operating activities during the six months ended December 31, 1997 was $682,000, consisting primarily of a decrease in accounts receivable plus depreciation and amortization, offset in part by a decrease in accounts payable and accrued expenses and an increase in inventory. Net cash used in investing activities during the six months ended December 31, 1997 was $1.4 million, consisting primarily of cash used for the additional purchase price for Easy Gardener, Inc. and purchases of furniture and equipment.

     Net cash provided by financing activities during the six months ended December 31, 1997 was $11.4 million, consisting of the $15.9 million from the Company's public offering and $2.7 million from the exercise of warrants to purchase Common Stock, offset in part by $6.3 million of payments of outstanding notes payable and $3.2 million to repurchase certain Unit Purchase Options.

     At December 31, 1997, the Company had consolidated term debt of $20.3 million which included debt incurred pursuant to the Refinancing and consisted of outstanding Term Loans I and II (as defined below) of $18 million and $2.25 million.

     In connection with the acquisition of Weatherly, Easy Gardener entered into the Credit Agreement with the Lenders. Pursuant to the Credit Agreement, the Lenders have provided the Company with the following revolving credit and term loan facilities:

     (a) Revolving Credit Facility: The maximum amount available for borrowing under the revolving credit facility (the "Revolving Credit Facility") from time to time is equal to the lesser of $13.0 million and a borrowing base determined by reference to specified percentages of Easy Gardener's consolidated accounts receivable and inventory deemed to be "eligible" by the Lenders. As of December 31, 1997, based on this formula, $4.5 million was available for borrowing and $2.2 million was outstanding. In April 1997, the Revolving Credit Facility was amended to provide the Company with an additional $3.0 million in available borrowing during the months of February, March, April and May of each fiscal year. Any additional borrowing must be paid by May 31 of the year in which borrowed. This additional increase is for the working capital needs during the peak season months and has the same "eligibility" requirements as the original amount. In February 1998, the Revolving Credit Facility was amended to provide the Company with a maximum amount available for borrowing thereunder of $20.0 million.

     Revolving credit loans bear interest at an annual rate chosen by Easy Gardener based on the prime rate of one of the lenders or the London Inter-Bank Offered Rate ("LIBOR") plus an applicable marginal rate. Under certain circumstances, outstanding prime rate loans may be converted to LIBOR rate loans at the Company's option. At December 31, 1997, the effective annual rate for outstanding borrowings under the Revolving Credit

Facility was 9.75%. The Revolving Credit Facility expires on June 30, 2002 (the "Expiration Date") and all outstanding revolving credit loans are then due. In addition, for a 10-day period in August of each year, all outstanding revolving credit loans must be paid and no revolving credit loans may be borrowed. Revolving credit loans may be prepaid at any time. However, if Easy Gardener elects to terminate the Revolving Credit Facility prior to the Expiration Date, the outstanding balance must be prepaid together with a premium of from 1% to 2% of the "Average Yearly Loan Balance" (as defined in the Credit Agreement) under the Revolving Credit Facility.

     (b) Term Loan Facility: Pursuant to this facility, Easy Gardener obtained three term loans (the "Term Loans"), one in the principal amount of $23.0 million ("Term Loan I"), $18.0 million of which was outstanding at December 31, 1997, one in the principal amount of $2.25 million ("Term Loan II"), all of which was outstanding at December 31, 1997, and one in the principal amount of $3.8 million ("Term Loan III"), all of which was paid in full and expired in November 1997. At December 31, 1997, the effective annual rate of interest for Term Loan I was 9.75%. At December 31, 1997, the effective annual rate of interest for Term Loan II was 14.5%. In connection with the Company's acquisition of Weed Wizard, Inc, in February 1998 Term Loan I and Term Loan II were consolidated into a single term loan (the "Term Loan") and the balance of the Term Loan was increased to $30.3 million. The Term Loan matures on the Expiration Date. The Term is payable in quarterly installments of principal commencing March 31, 1998. The Term Loan bears interest, at the election of Easy Gardener, at the adjusted prime rate or LIBOR rate described above, and Easy Gardener may from time to time, subject to certain restrictions, convert the Term Loan from a prime rate loan to a LIBOR rate loan. As of the date of this Prospectus approximately $18.0 million of the Term Loan bears interest at 9.1% and the balance bears interest at 9.75%. Interest on the Term Loan is payable monthly in arrears on prime rate loans and at the end of the interest period for a LIBOR rate loan if the interest period is three months or less or on the last day of each three-month interval during the interest period if it is longer than three months. If Easy Gardener elects to pay the Term Loan in full at any time prior to the Expiration Date, Easy Gardener is also obligated to pay a premium of from 1% to 2% of the amount prepaid. The Term Loan is subject to certain mandatory prepayments of principal from "excess cash flow" (as defined in the Credit Agreement) of Easy Gardener and certain net proceeds of asset sales, condemnation awards and insurance recoveries. Mandatory prepayment of principal of the Term Loan on account of "excess cash flow", if any, will be due in October of the following fiscal year. No mandatory prepayment under the Term Loans was due in October 1997.

     Easy Gardener's obligation to pay the principal of, interest on, premium, if any, and all other amounts payable on account of the Revolving Credit Facility and the Term Loan is secured by substantially all of the assets of Easy Gardener and its subsidiaries and the irrevocable guaranties of the Company and Easy Gardener's subsidiaries. Upon the occurrence of an event of default specified in the Credit Agreement, the maturity of the outstanding principal amounts of the Revolving Credit Facility and the Term Loan may be accelerated by the lenders who may also foreclose on the secured assets of Easy Gardener and its subsidiaries.

     Under the Credit Agreement (a) Easy Gardener is required, among other things, to comply with certain limitations on incurring additional indebtedness, liens, guaranties, capital and operating lease expenses in excess of a specified amount per year, and sales of assets and payment of dividends and (b) Easy Gardener and the Company must comply with certain limitations on merger, liquidations, changes in business, investments, loans and advances, or certain acquisition of subsidiaries. In addition, Easy Gardener must comply with certain minimum interest coverage, debt service and fixed charge rates, not permit its Net Worth (as defined in the Credit Agreement) to be less than certain amounts and generate certain minimum amounts of income before interest expenses, taxes, depreciation and amortization. A violation of any of these covenants constitutes an event of default under the Credit Agreement.

     The Company intends to use substantially all of the proceeds from the sale of the Junior Subordinated Debentures to repay the entire indebtedness outstanding under the Credit Facility. As a result of the early payment, the Company will write off deferred financing costs of approximately $1.4 million and incur a prepayment penalty of approximately $735,000 during its quarter ending March 31, 1998 which will reduce its reported income. Upon repayment of the outstanding indebtedness, the Credit Facility will be terminated and the Company will have no alternate sources of financing. Although the Company is currently negotiating new credit facilities with several banks, there can be no assurance that the Company will be able to obtain a new credit facility on terms acceptable to it, or at all. Failure to obtain a new credit facility would materially adversely affect the Company's operations.

     As of December 31, 1997, the Company had a deferred tax liability of $650,000 and a deferred tax asset of $1.1 million (net of a $302,000 valuation allowance), the majority of which relates to the tax benefit associated with the accumulated net operating losses of approximately $3.4 million for Federal income tax purposes which expire in 2011. For California income tax purposes, the Company accumulated net operating losses of approximately $3.6 million which expire at various times through 2001. Based upon the estimated taxable income to be apportioned to California over the next few fiscal years and considering the expiration date of the net operating loss carryovers, the Company has established a valuation reserve relating to the majority of the estimated $302,000 tax benefit associated with the California net operating loss carryovers.

     In January 1997, the Company borrowed $550,000 in the aggregate from certain lenders. The loans were used to satisfy short term working capital requirements. In July 1997, the Company repaid $200,000 of the loans and the $350,000 balance was converted into 154,000 shares of Common Stock.

     The Department of Labor has recently advised the Company that it is examining the method used by the Company to calculate overtime wage payments and whether the Company should be required to pay certain workers at its Waco, Texas facilities additional monies as a result thereof. Although there can be no assurance, the Company believes that any payments it will be required to make will not have a material adverse effect on the Company.

     The Company anticipates spending approximately $4.0 million, including anticipated use of a portion of existing trade credits, in the fiscal year ending June 30, 1998 on a combination of media development, print, radio and television advertising, co-operative advertising (advertising done in conjunction with retailers), and attendance at trade shows and public relations to promote awareness, understanding and brand identification of its lawn and garden products.

     In May 1997, the Company purchased from Plastic Molded Concepts, Inc. certain assets relating to its Plasti-Chain Line of products for approximately $4.3 million. The purchase price was paid through the use of the Revolving Credit Facility and Term Loan III.

     In February 1998, the Company completed its acquisition of Weed Wizard, Inc. for a purchase price of approximately $16.0 million, of which approximately $5.0 million was based on the value of certain current assets acquired.

     In March 1998 the Company completed its acquisition of Landmaster Products, Inc. for a purchase price of approximately $3.0 million, of which approximately $750,000 was based on the value of certain net assets acquired.

     The Company has entered into a non-binding letter of intent to purchase a manufacturer and distributor of outdoor lawn and garden products for approximately $4.8 million.


Recent Accounting Pronouncement

     In February 1997, the Financial Accounting Standards Board ("FASB") issued a Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires the calculation and presentation of basic earnings per share (giving no dilutive effect to derivative securities) and dilutive earnings per share (reflecting the dilutive effect of all derivative securities). Accordingly, the Company has adopted SFAS No. 128 in its December 31, 1997 interim financial statements. As required by SFAS No. 128, all prior earnings have been restated to reflect the retroactive application of this pronouncement.


Inflation

     Inflation has historically not had a material effect on the Company's operations.

                                   BUSINESS


General

     The Company is a leading manufacturer and marketer of a broad range of consumer lawn and garden products. The Company's products include weed preventive landscape fabrics, fertilizer spikes, decorative landscape edging, shade cloth, root feeders and weed trimmer replacement heads, which are sold under recognized brand names such as WeedBlock(R), Jobe's(R), Emerald Edge(R), Shade FabricTM, Ross(R) and Weed WizardTM. The Company believes that it has significant market share and brand-name recognition in several of its primary product categories. The Company markets its products through most large national home improvement and mass merchant retailers ("Retail Accounts"), including Home Depot, Lowe's, Kmart, Builder's Square, Wal-Mart and Home Base.

     The Company has experienced significant growth in recent years and believes that its success has been primarily attributable to the expansion of its product lines through the acquisition of complementary lawn and garden businesses, the quality of its products, its focus on providing Retail Accounts with a single source of lawn and garden products, the efficiency and reliability of its inventory tracking and order fulfillment systems and its distinctive advertising and store displays.


Lawn and Garden Industry

     Historically, the lawn and garden industry was comprised of relatively small regional manufacturers and distributors whose products were sold to consumers primarily through local nurseries and garden centers. As the industry has grown, national home improvement and mass merchant retailers have replaced many of these local garden centers as the primary retail source for lawn and garden products. In an effort to improve operating margins and reduce the number of vendors needed to source high volume lawn and garden products, the preference among home improvement and mass merchant retailers has shifted towards single source suppliers that offer broad product lines of consumer brand-name merchandise and the product support necessary to stimulate consumer demand and ensure timely and cost effective order fulfillment. Smaller regional suppliers generally lack the capital and other resources necessary to offer the variety and number of product lines, the product support and the inventory stocking and tracking capabilities required by home improvement and mass merchant retailers.

     Regional manufacturers, distributors and marketers are now largely fragmented and the Company believes that many of them are attractive acquisition candidates for larger, single source suppliers and distributors in the lawn and garden industry. The Company has historically been successful in locating, acquiring and integrating certain of these manufacturers and distributors into its business and intends to continue its acquisition program as a principal component of its growth strategy.

     According to the 1996-1997 National Gardening Survey, 1996 retail sales of lawn and garden products were approximately $22 billion, and 64% of the approximately 101 million households in the United States participated in some form of gardening activity during 1996. In addition, sales growth in the lawn and garden industry is being driven in part by the aging of the "baby boomer" consumer segment. According to the National Gardening Survey, persons 50 years of age and older spent an average of $400 per household on lawn and garden activities in 1996.


Business Strategy


     The Company's business objective is to be a leading single source supplier to Retail Accounts and its strategy includes the following key components:


   o Market Low-Cost, High-Margin Products. The Company focuses on manufacturing and marketing low-cost, high-margin products, such as landscape fabric, fertilizer spikes, landscape edging, shade cloth and root feeders, with suggested retail prices generally ranging from $2 to $30. The Company believes that such point-of-purchase products stimulate impulse buying by consumers and provide high margins with relatively low price sensitivity.

   o Supply a Wide Variety of Products. The Company supplies Retail Accounts with several product lines, such as landscape fabric, fertilizer spikes, landscape edging, shade cloth and root feeders. Within such product categories the Company offers a broad range of products. For example, the Company's landscape fabrics are available in both woven and non-woven fabrics of varying grades of thickness. Similarly, the Company's fertilizer, plant food and insecticide spikes are designed for a wide variety of indoor and outdoor plants, including multiple types of trees, flowers, vegetable plants and shrubs.

   o Capitalize on Point-of-Purchase Displays. The Company utilizes distinctive packaging and point-of-purchase product displays, new product introductions and other merchandising techniques to stimulate consumer purchases. The Company's sales representatives periodically visit individual Retail Accounts to assist them in achieving innovative and optimal use of the Company's product displays through prominent product placement and inventory management.

   o Utilize Marketing and Advertising Programs. The Company uses national and regional marketing and advertising programs to generate consumer brand-name recognition of its product lines. The Company retains agencies that market and advertise its products through television programs, newspaper inserts and weekly circulars.

   o Promote Retail Account Satisfaction. The Company promotes Retail Account satisfaction by providing timely and efficient order fulfillment services. The Company maintains a sophisticated retail data information system which enables it to provide timely order fulfillment so that Retail Accounts are not required to maintain a large inventory of the Company's products.


Growth Strategy

     The Company attributes its historical growth and success to its ability to capitalize on the consolidation of the lawn and garden industry by locating, acquiring and effectively integrating acquisition targets and its ability to act as an efficient single source supplier of a broad range of quality products. The Company intends to continue this growth strategy, which consists of the following principal components:

   o Pursue Additional Strategic Acquisitions. The Company plans to continue its primary strategy of acquiring complementary lawn and garden companies and product lines. The Company has consummated seven (7) such acquisitions since 1992 and recently entered into a non-binding letter of intent to acquire another lawn and garden product business. By consolidating companies with complementary product lines, the Company believes it can capitalize on its existing channels of distribution and gain market share by increasing sales to its Retail Accounts.

   o Increase Brand Awareness. The Company intends to enhance existing consumer brand awareness by expanding its advertising and marketing efforts with an emphasis on its Jobe's fertilizer spikes, a nationally-recognized brand name. The Company believes that the modernization of its Jobe's packaging, together with a national television advertising campaign targeted at the "baby boomer" consumer segment, will allow it to further capitalize on its brand-name recognition.

   o Utilize Existing Infrastructure. The Company's management and administration infrastructure has been designed to accommodate the integration of additional products when suitable lawn and garden companies and product lines are acquired. The Company believes that its ability to efficiently integrate new businesses and product lines into its existing infrastructure will result in significant savings in the areas of management, distribution, marketing and customer service. The Company also believes that its infrastructure, including its on-line inventory tracking and order fulfillment capabilities, allows it to be an effective and efficient source of lawn and garden products for Retail Accounts.

   o Focus on High-Volume Retailers. National high-volume retailers such as the Company's Retail Accounts are gaining an increasing share of the lawn and garden retail market. By focusing on the emergence of high-volume retailers and their needs, including providing broad product lines, order fulfillment capabilities and marketing and merchandising programs, the Company believes that it will increase its market share and enhance its position as a leading single source supplier of lawn and garden products.

Recent and Proposed Acquisitions

     Since August 1992, the Company has consummated the following seven (7) acquisitions of lawn and garden companies or product lines for a total of over $75.0 million in consideration:

   o Golden West Chemical Distributors, Inc. A manufacturer of humic acid-based products designed to improve crop yield, which was acquired in August 1992 for approximately $1.1 million in cash and $1.1 million of promissory notes.

   o Easy Gardener, Inc. A manufacturer of multiple fabric landscaping products including WeedBlock(R), which was acquired in September 1994 for approximately $21.3 million consisting of $8.8 million in cash, a $10.5 million promissory note and two convertible notes each in the principal amount of $1.0 million. Approximately $2.2 million of additional purchase price was contingent on Easy Gardener meeting certain income requirements. A total of approximately $1.2 million of the additional amount has been paid to date and the remaining $1.0 million is payable in fiscal 1999.

   o Emerald Products LLC. A manufacturer of decorative landscape edging, which was acquired in August 1995 for $835,000 in cash and a $100,000 promissory note.

   o Weatherly Consumer Products Group, Inc. A manufacturer of fertilizer spikes and other lawn and garden products, which was acquired in August 1996 for 1,000,000 shares of Common Stock valued at $3.0 million and approximately $22.9 million in cash.

   o Plasti-Chain Product Line of Plastic Molded Concepts, Inc. A line of plastic chain links and decorative edgings, which was acquired from Plastic Molded Concepts, Inc. in May 1997 for approximately $4.3 million in cash.

   o Weed Wizard, Inc. A manufacturer and distributor of weed trimmer replacement heads, which was acquired in February 1998 for approximately $16.0 million, of which approximately $5.0 million was based on the value of certain net assets acquired. For its 1996 and 1997 fiscal years, Weed Wizard Inc. achieved net income of $900,000 and $900,000 on revenues of $8.0 and $7.1 million, respectively. The decrease in revenues was primarily the result of a decrease in aggregate sales of Weed Wizard and Weed Wizard II (the "Weed Wizard Line") of over $3.0 million in 1997 from their 1996 levels. Sales of the Weed Wizard Line decreased mainly due to (i) Weed Wizard Inc's decision to allow its retail customers to replace their inventories of older models of the Weed Wizard Line for improved models of such products at no cost and (ii) unfavorable weather conditions in 1997. Although Weed Wizard Inc. believes that allowing the replacement of the older inventory at no cost generated goodwill with its retail customers, no assurance can be given that sales of the Weed Wizard Line will return to their 1996 levels.

   o Landmaster Products, Inc. A manufacturer and distributor of polyspun landscape fabrics for use by consumers and professional landscapers, substantially all of whose assets were acquired in March 1998 for approximately $3.0 million, of which approximately $750,000 was based on the value of certain assets acquired.

     In addition, the Company has entered into a non-binding letter of intent to purchase a manufacturer and distributor of lawn and garden products for approximately $4.8 million.

Products

     Landscape Fabric. The Company markets different types of landscape fabric in varying thicknesses and strengths under the trade names WeedBlock, WeedBlock 6TM, MicroPore(R), Pro WeedBlockTM and WeedShieldTM. Landscape fabrics allow water, nutrients and oxygen to filter through to soil but prevent weed growth by blocking sunlight to prevent seeds from germinating. The Company's primary landscape fabrics are made from non-woven fabrics which are generally manufactured with extruded polymers, pressed or vacuum formed into thin sheets having the feel and texture of light plastics. For the fiscal years ended June 30, 1995, 1996 and 1997, sales of landscape fabrics represented 71%, 66% and 44%, respectively, of the Company's net sales.

     Fertilizer, Plant Food and Insecticide Spikes. Fertilizer and plant food spikes deliver plant nutrients directly to the root of the plant, as an alternative method of maintaining plant health to surface-delivered liquid or solid fertilizers. Some of the Company's fertilizer spikes have the added feature of containing an insecticide for the control of unwanted insects. The Company markets a variety of indoor and outdoor specialty fertilizer and plant food spikes primarily under the Jobe's tradename, one of the most recognized brands in the consumer lawn and garden industry. For the fiscal year ended June 30, 1997, sales of fertilizer, plant food and insecticide spikes represented approximately 24% of the Company's net sales.

     Landscape Edging. The Company markets a variety of resin-based decorative landscape edgings under trade names including Emerald Edge and Terra Cotta Tiles. The Company's decorative edgings are used by consumers to enclose or define the perimeter of planting areas with a variety of designs which include stone, log, terra cotta tiles and picket fences. The Company recently acquired the Plasti-Chain line of products, which include additional styles of decorative landscape edgings.

     Shade Cloth. The Company markets shade cloth fabrics in a variety of sizes and colors. Shade cloth is utilized generally in conjunction with some type of outdoor structure such as a patio veranda, and provides shade, privacy and/or protection from wind for people, plants and pets. The Company markets shade cloth fabrics as an exclusive United States retail distributor of a shade cloth manufacturer pursuant to an agreement that expires on September 30, 1998 (unless renewed at the option of the Company for an additional two-year period).

     Fertilizers and Root Feeders. The Company markets fertilizers under the Ross trade name. The Ross fertilizer, when applied through a Ross root feeder, a long steel irrigation tube with a hose connector that is inserted deep into the ground, provides the homeowner with a means of deep feeding and irrigating trees and shrubs. The Ross root feeder may also be used without fertilizer as a deep watering device.

     Weed Trimmer Replacement Heads. The Company also manufactures and distributes replacement heads for string weed trimmer products under the Weed Wizard trademark. The Company's weed trimmer replacement head products consist of a replacement casing containing either a chain link for heavy duty use or a plastic blade for routine weed and grass trimming. The products are part of a multi fit system offered by the Company, which allows the replacement heads to fit on virtually all consumer gas weed trimmers and most consumer electric weed trimmers.

     Other Products. In addition to landscape fabrics, fertilizer, plant food and insecticide spikes, landscape edging, shade cloth and root feeders, the Company also sells complementary lawn and garden products for the home gardener. The products include a line of animal repellents that are formulated to deter dogs, cats, deer and rabbits from destroying garden and landscape environs, a variety of protective plant and tree covers, bird and animal mesh blocks, protective garden and tree netting to prevent animal damage, synthetic mulch and fabric pegs.

     Agricultural Products. The Company, through Golden West, manufactures and distributes certain humic acid-based agricultural products for use on farms and orchards. Golden West generally sells its products to agricultural distributors, which in turn market Golden West's products to farms and orchards. The principal agricultural products manufactured and/or distributed by the Company are: Energizer(R), a formulation of humic acids which, when applied in conjunction with liquid fertilizers, permits crops to absorb a greater amount of the nutrients in the fertilizer; Penox(R), a surfactant, or penetrating wetting agent, that contains humic acid which, when applied in conjunction with herbicides, defoliants and other agricultural products, increases their effectiveness and Powergizer(R), a foliar nutrient, or plant food, containing humic acid which promotes growth and vigor in many types of crops. Sales of the Company's agricultural products accounted for less than 2% of the Company's net sales in fiscal 1997.


Conversion, Manufacturing and Supply

     Lawn and Garden Products

     Except for the materials for WeedBlock, which are obtained from a single source, the basic materials for the Company's lawn and garden products are purchased from a variety of suppliers. All of such materials are converted, packaged and shipped by the Company from either its Waco, Texas facility or its Paris, Kentucky facility.

     The Company purchases all of the landscape fabric used to manufacture WeedBlock from Tredegar. The Company purchases large rolls of various types of landscape fabric for shipment to its Waco, Texas facility where it sizes, cuts and packages the fabric for consumer sale. Although the Company has purchased all of its supply from Tredegar for over 10 years and believes that its relationship with Tredegar is good, Tredegar is free to terminate its relationship with the Company at any time and accordingly could market its fabrics to other companies, including competitors of the Company. Nevertheless, the Company owns the registered trademark "WeedBlock(R)" and, to the extent that it establishes alternative supply arrangements, its rights to market products under the WeedBlock brand name would continue without restriction.

     The Company manufactures and packages its Jobe's fertilizer spikes at its Paris, Kentucky facility. The raw materials that comprise the Company's indoor fertilizer spikes are mixed with a binding agent and then passed through an extrusion process which feeds a continuous strand of fertilizer through a heat-drying system. The strand is then cut into ready to use fertilizer spikes which are then machine counted and packaged as shelf-ready product. The Company's outdoor fertilizer spikes are manufactured in a similar manner except rather than passing through an extrusion process, the outdoor spikes are processed through molds which shape the spikes into their final form. The outdoor spikes are packaged in either a foil pouch, bag or box.

     The specifications for the Company's landscape edging, shade cloth and root feeder products and packaging are designed by the Company and independent design consultants. The products are then manufactured and packaged by third party manufacturers according to the Company's specifications.

     The nylon product body (rotary head) and the plastic blades and the chain links used in the Company's weed trimmer replacement heads are manufactured for the Company pursuant to open purchaser orders. The Company assembles and packages the weed trimmer replacement heads with the aid of an electronic packaging machine.


Agricultural Products

     The Company does not own or lease any manufacturing facilities for its agricultural products. Substantially all of the Company's humic acid-based agricultural products, including Energizer, Penox and Powergizer, are processed by Western Farm Services, Inc. ("Western Farm") pursuant to purchase orders placed by the Company from time to time in the ordinary course of business. The Company, through Western Farm, also has an open purchase order arrangement with an entity which supplies it with leonardite ore, a source of humic acid used in its agricultural products.


Customers

     The Company's customers include home improvement centers, mass merchandisers, hardware stores, nurseries and garden centers and other retail channels throughout the United States. The Company's three largest customers for fiscal 1997, Home Depot, Lowe's and Kmart, accounted for approximately 26%, 10% and 7%, respectively, of its net sales during such year. During fiscal 1996, Home Depot, Lowe's, Kmart and Builder's Square accounted for 27%, 9%, 7% and 5%, respectively, of the Company's net sales. During fiscal 1995, sales to Home Depot, Kmart, Builder's Square and Lowe's accounted for approximately 27%, 9%, 7% and 6%, respectively, of the Company's net sales. The Company's ten largest customers as a group accounted for 69% and 65% of its net sales during fiscal 1996 and 1997, respectively. Sales to such customers are not governed by any contractual arrangement and are made pursuant to standard purchase orders. While the Company believes that relations with its largest customers are good, the loss of any of these customers could have an adverse effect upon the results of operations of the Company. The Company's sales are concentrated in the United States, with international sales (primarily Europe and Canada) accounting for less than 2% of the Company's net sales for fiscal 1996 and fiscal 1997. The Company is currently attempting to develop relationships with distributors outside of the United States.


Sales and Marketing

     The Company's sales efforts are coordinated by its national sales manager, whose duties include overseeing key accounts and directing the activities of the Company's 8 regional sales managers. Because of the service-oriented nature of the Company's business, the national and regional sales managers devote a substantial amount of their time to servicing and maintaining relationships with the Company's largest customers in addition to managing the overall sales operations. The Company also utilizes the services of over 39 non-exclusive independent sales organizations, on a commission basis, who are responsible primarily for sales to customers not serviced regularly by the regional sales managers. Sales of the Company's agricultural products are coordinated primarily by two full-time employees who are compensated on a salary plus commission basis.

     The Company's marketing activities are coordinated by its marketing manager. The marketing manager designs and develops the Company's distinctive packaging and point-of-sale displays and oversees, among other things, the Company's advertising campaigns, which are created and placed by advertising and public relations firms.

     The Company expects that its lawn and garden products will continue to be marketed by retailers primarily through the use of special displays and in-store consumer promotions in Retail Accounts, hardware stores, nurseries and garden centers. In addition, the Company believes that a substantial portion of lawn and garden sales are impulse driven and not overly price sensitive. Therefore, the Company seeks to increase consumer awareness, understanding and brand identification of its products through its distinctive packaging and point-of-sale displays. Retail Accounts and the Company's other customers receive the Company's products in packaging that is easily displayed. The retail product packaging is informative to the end-user and incorporates attention-getting, eye-pleasing color schemes. The Company also tailors its displays to the evolving needs of retailers. Because many home improvement and mass merchant retailers maintain outdoor sales areas for their lawn and garden products, the Company utilizes waterproof displays for many of its products. In addition, the Company meets the specific needs of many of its larger customers by tailoring the size of its displays to the dimensions requested by such customers. The Company's independent sales representatives periodically visit individual retail outlets to replenish product, rearrange displays and otherwise assist Retail Accounts in achieving innovative and optimal use of the Company's distinctive store displays.

     In order to anticipate and react quickly to changing consumer preferences, the Company also engages in market research. During fiscal 1997 the Company conducted consumer market research and a regional media advertising campaign of its Jobe's spikes product line to determine the effectiveness of such advertising in increasing product line sales. Based on the positive data derived from such research, the Company intends to focus its advertising and promotional campaign on the Jobe's brand name, as well as on the Easy Gardener and Emerald Edge brand names.

     Prior to the Company's acquisition of Weatherly, brand recognition of Jobe's product line was not heavily promoted. In order to enhance the consumer recognition of the Jobe's name, the Company has recently or intends to:

   o Modernize Packaging. The Company has recently redesigned the packaging of the Jobe's products to make more attention getting, eye-pleasing and informative and instructional as to product purpose and use in order to increase impulse purchasing.

   o Assist Retail Accounts. The Company will continue its current process of assisting Retail Accounts in their inventory purchasing, in-store product placement and the implementation of innovative and optimal use of the distinctive displays for Jobe's products.

   o Advertise Nationally. The Company has recently commenced a national television advertising campaign designed to target the "baby boomer" consumer segment, which represents the largest lawn and garden consumer segment. The campaign, which was created by the Company's advertising agency, will appear primarily on programming on national cable channels with favorable "baby boomer" viewing demographics, such as CNN or CNBC. The Company will also continue to engage in co-operative advertising with its Retail Accounts primarily through national and regional weekly print advertising circulars during the primary lawn and garden season.

     The Company anticipates spending approximately $4.0 million, including anticipated use of a portion of existing trade credits, in the fiscal year ending June 30, 1998 on a combination of media development, print, radio and television advertising, co-operative advertising (advertising done in conjunction with retailers), and attendance at trade shows and public relations to promote awareness, understanding and brand identification of its lawn and garden products.

     The Company intends to utilize a substantial portion of its marketing budget for the fiscal year ending June 30, 1998 on the enhancement of brand-name recognition of the Jobe's product line. There can be no assurance that any attempt to increase such recognition will be successful or have any favorable effect on the Company's net sales.


Information Systems

     The Company maintains a sophisticated retail data information system which enables it to track orders and provide timely and efficient order fulfillment to its Retail Accounts and other customers. Internally, the Company's information systems track orders and deliveries and provide exception reports if product is not delivered on time. The systems "push" the necessary information to the proper personnel, allowing the Company to react quickly to information. The Company's purchase order process can be paperless, with most Retail Accounts placing their orders through an electronic data interchange with the Company.


Seasonality

     The Company sales are seasonal due to the nature of the lawn and garden business, in parallel with the annual growing season. The Company's sales and shipping are most active from late December through May when home lawn and garden customers are purchasing supplies for spring planting and retail stores are increasing their inventory of lawn and garden products. Sales typically decline by early to mid-summer. Sales of the Company's agricultural products are also seasonal. Most shipments occur during the agricultural cultivation period from March through October.


Inventory and Distribution

     In order to meet product demand, the Company keeps relatively large amounts of product inventory on hand, particularly from December to May, the months of highest demand. Despite maintaining these relatively high levels of inventory, historically the Company has experienced minimal inventory obsolescence. There can be no assurance that inventory obsolescence will not be higher in the future. Retail Accounts generally require delivery within five business days. Orders are generally processed within 48 hours and shipped by common carrier.


Competition

     The consumer lawn and garden care industry is highly competitive and somewhat fragmented. The Company competes with a combination of national and regional companies ranging from large petrochemical companies to garden catalog businesses and companies specializing in the manufacture of lawn and garden care products. Several of such companies, such as Solaris Group, a division of Monsanto Company, and the Scotts Miracle Gro Company have captured a significant, and in certain cases controlling, share of such markets. Many of the Company's competitors have achieved significant national, regional and local brand name and product recognition and engage in frequent and extensive advertising and promotional programs, both generally and in response to efforts by new competitors entering the market or existing competitors introducing new products. Many of these companies have substantially greater financial, technical, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully or that reacting to competitive pressures will not materially adversely affect the Company.

     Large, dominant manufacturers, which manufacture and sell lawn and garden products, such as the Solaris Group and other lawn and garden care companies have, in the past, manufactured and marketed landscape fabrics. Currently, few of such competitors compete with the Company in this industry. Nevertheless, well capitalized companies and smaller regional firms may develop and market landscape fabrics and compete with the Company for customers who purchase such products.

     Among the Company's competitors in the lawn and garden market for the Jobe's line of fertilizer and insecticide spikes are large agri-chemical companies such as Solaris Group and Scotts Miracle-Gro Products, Inc. Competition for the Company's agricultural products consist of other manufacturers of products that are humic acid based but that utilize formulas that are different from Golden West's. These competitors include American Colloid Company, Monterey Chemical Corporation and Custom Chemicide Inc. The Company competes with a variety of regional lawn and garden manufacturers in the markets for landscape edging, shade cloth and root feeders. Competition for the Company's weed trimmer replacement heads consists of other manufacturers of weed trimming replacement part products using nylon based lines and blades. These include The Source Company.


Government Regulation

     The Company is subject to many laws and governmental regulations and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

     Fertilizer and Pesticide Regulation. Products marketed, or which may be marketed, by the Company as fertilizers or pesticides are subject to an extensive and frequently evolving statutory and regulatory framework, at both the Federal and state levels. The distribution and sale of pesticides is subject to regulation by the U.S. Environmental Protection Agency ("EPA") pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), as well as regulation by many states in a manner similar to FIFRA. Under FIFRA and similar state laws, all pesticides must be registered with the EPA and state and must be approved for their intended use. FIFRA and state regulations also impose other stringent requirements on the marketing of such products. Moreover, many states also impose similar requirements upon products marketed for use as fertilizing materials, which are not typically regulated under FIFRA. Failure to comply with the requirements of FIFRA and state laws that regulate marketing and distribution of pesticides and fertilizers could result in the imposition of sanctions, including, but not limited to, suspension or restriction of product distribution, civil penalties or criminal sanctions.

     The Company markets certain animal repellent and pesticide products that are subject to FIFRA and to similar state regulations. The Company also markets certain fertilizer products that are subject to regulation in some states. The Company believes that it is in material compliance with FIFRA and applicable state regulations regarding its material business operations. However, there can be no assurance that the Company will be able to comply with future regulations in every jurisdiction in which the Company's material business operations are conducted without substantial cost or interruption of operations. Moreover, there can be no assurance that future products marketed by the Company will not also be subject to FIFRA or to state regulations. If future costs of compliance with regulations governing pesticides or fertilizers increase or exceed the Company's budgets for such items, the Company's business could be adversely affected. If any of the Company's products are distributed and/or marketed in violation of any of these regulations, the Company could be subject to a recall of, or a sales limitation placed on, one or more of its products, or civil or criminal sanctions, any of which could have a material adverse effect upon the Company's business.

     Environmental Regulation. The Company's manufacturing operations are subject to various evolving federal, state and local laws and regulations relating to the protection of the environment, which laws govern, among other things, emissions to air, discharges to ground, surface water and groundwater, and the generation, handling, storage, transportation, treatment and disposal of a variety of hazardous and non-hazardous substances and wastes. Federal and state environmental laws and regulations often require manufacturers to obtain permits for these emissions and discharges. Failure to comply with environmental laws or to obtain, or comply with, the necessary state and federal permits can subject the manufacturer to substantial civil and criminal penalties. Easy Gardener operates two manufacturing facilities and Weatherly and Weed Wizard each operate one manufacturing facility. The Company believes that all of its facilities are in substantial compliance with all applicable material environmental laws. However, it is possible that there are material environmental liabilities of which the Company is unaware. If the costs of compliance with the various existing or future environmental laws and regulations including any penalties which may be assessed for failure to obtain necessary permits, exceed the Company's budgets for such items, the Company's business could be adversely affected.

     Potential Environmental Cleanup Liability. The Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and many similar state statutes, impose joint and several liability for environmental damages and cleanup costs on past or current owners and operators of facilities at which hazardous substances have been discharged, as well as on persons who generate, transport or arrange for disposal of hazardous substances at a particular site. In addition, the operator of a facility may be subject to claims by third parties for personal injury, property damage or other costs resulting from contamination present at or emanating from property on which its facility is located. Easy Gardener operates two manufacturing facilities and Weatherly and Weed Wizard each operate one manufacturing facility. Moreover, the Company or its predecessors have owned or operated other manufacturing facilities in the past and may have liability for remediation of such facilities in the future, to the extent any is required. In this regard, Weatherly previously owned a facility that was the subject of certain soil remediation activities. Although this facility was sold by Weatherly prior to the Company's acquisition of Weatherly, there can be no assurance that the Company will not be liable for any previously existing environmental contamination at the facility. Moreover, although the purchaser of the facility indemnified Weatherly for any environmental contamination liability and the sellers of Weatherly, in turn, indemnified the Company from such liability, there can be no assurance that, if required, the indemnifying parties will be able to fulfill their respective obligations to indemnify the Company. Furthermore, certain business operations of the Company's subsidiaries also involve shipping hazardous waste off-site for disposal. As a result, the Company could be subject to liability under these statutes. The Company could also incur liability under CERCLA or similar state statutes for any damage caused as a result of the release of hazardous substances owned by the Company but processed and manufactured by others on the Company's behalf. As a result, there can be no assurance that the manufacture of the products sold by the Company will not subject the Company to liability pursuant to CERCLA or a similar state statute. Furthermore, there can be no assurance that Easy Gardener, Weatherly or Weed Wizard will not be subject to liability relating to manufacturing facilities owned and/or operated by them currently or in the past.

     Other Regulations. The Company is also subject to various other federal, state and local regulatory requirements such as worker health and safety, transportation, and advertising requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.


Trademarks, Proprietary Information and Patents

     The Company believes that product recognition is an important competitive factor in the lawn and garden care products industry. Accordingly, in connection with its marketing activities of its lawn and garden care products, the Company promotes, and intends to promote, certain tradenames and trademarks which are believed to have value to the Company.

     In connection with its acquisition of the assets of Easy Gardener Inc. in September 1994, the Company acquired certain trademarks used by Easy Gardener Inc. in connection with its business including, but not limited to, the trademarks WeedBlock(R), Easy Gardener(R), WeedShield, MicroPore and Birdblock(R). In connection with its acquisition of Weatherly, the Company acquired certain patents, as well as certain trademarks used in connection with Weatherly's business including, but not limited to, Jobe's(R), Ross(R), Green Again(R), Gro-Stakes(R), Tree Gard(R) and XP-20(R). The Company also acquired certain patents and trademarks when it acquired the assets of Emerald Products LLC and acquired trademarks with certain assets of Plastic Molded Concepts, Inc. In connection with its acquisition of Weed Wizard, the Company acquired the Weed WizardTM product patent and trademark. There can be no assurance that the Company will apply for any additional trademark or patent protections relating to its products or that its current trademarks and patents will be enforceable or adequately protect the Company from infringement of its proprietary rights.

     Although the Company believes that the products sold by it do not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has or may occur. In the event that products sold by the Company are deemed to infringe upon the patents or proprietary rights of others, the Company could be required to pay damages and modify its products or obtain a license for the manufacture or sale of such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company.


Product Liability

     The Company, as a manufacturer of lawn and garden care and pesticide products, may be exposed to significant product liability claims by consumers. Although the Company has obtained product liability insurance coverage for U.S. Home & Garden Inc. and Golden West in the aggregate amount of $3.0 million, and for Easy Gardener, Weatherly and Weed Wizard in the aggregate amount of $2.0 million (with all policies limited to $1.0 million per occurrence), and has obtained three umbrella policies in the amounts of $5.0 million, $15.0 million, and $20.0 million, respectively, there can be no assurance that such insurance will provide coverage for any claim against the Company or will be sufficient to cover all possible liabilities. In the event a successful suit is brought against the Company, unavailability or insufficiency of insurance coverage could have a material adverse effect on the Company. Moreover, any adverse publicity arising from claims made against the Company, even if such claims were not successful, could adversely affect the reputation and sales of the Company's products.


Legal Proceeding

     In response to a claim for trademark infringement filed July 30, 1997 by Easy Gardener against Dalen Products, Inc. ("Dalen") in the United States District Court for the Western District of Texas, Waco Division,

Dalen filed a counterclaim against Easy Gardener and a third party complaint against the Company. Dalen alleges, among other things, that the Company and Easy Gardener monopolized or attempted to monopolize the market for landscape fabrics; that the Company and Easy Gardener tortiously interfered with Dalen's contractual and prospective contractual relationships; and that Easy Gardener infringed upon a Dalen trademark, deceptively advertised the thickness of one of its products, and misrepresented the porosity of a Dalen product. Dalen's counterclaim and third party complaint seek an award of unspecified damages and the entry of unspecified injunctive relief. An adverse ruling could have a material adverse effect on the Company.


Employees

     As of March 13, 1998, the Company had 192 full-time employees. Of such employees, three are executive officers of the Company, 41 were engaged in administration and finance, 19 were engaged in sales and marketing, 33 were engaged in warehouse, shipping and receiving, and 96 were engaged in production. An additional 20 temporary employees were engaged in warehouse and production. None of the Company's employees is covered by collective bargaining agreements. The Company believes that it has a good relationship with its employees.


Properties

     The Company's executive offices are currently located in San Francisco, California, in approximately 3,000 square feet of office space for which the Company pays $10,275 per month in rent, which amount includes the costs of utilities and janitorial services. The Company believes that its office space, which it rents pursuant to a lease expiring in February 2001, is adequate for the Company's planned future operations.

     Easy Gardener leases approximately 200,000 square feet of office and warehouse space in Waco, Texas for which the Company pays $17,918 per month in rent, which will increase to $18,544 per month in February 1998, pursuant to a lease agreement that expires on February 28, 2001. Easy Gardener's facilities contain landscape fabric converters, packaging equipment and warehouse and shipping facilities.

     Weatherly leases approximately 72,000 square feet of manufacturing and warehouse space in Paris, Kentucky for $10,000 per month pursuant to a lease that expires on June 30, 1998. The Company also leases an additional 53,000 feet of warehouse space in Paris, Kentucky for $5,417 per month in rent pursuant to a lease that expires on May 6, 1998. If the Company is unable to extend such leases it believes that it will be able to lease a replacement facility and warehouse space on commercially reasonable terms.

     Golden West's offices are located in Merced, California in approximately 900 square feet of space it leases for $1,150 per month base rent, with rent increases at a rate of 4% a year. The lease expires in June 1999 subject to the Company's option to renew the lease for an additional three year period.

     With respect to the Company's weed trimmer replacement heads, the Company leases, for nominal rent, a one story office/manufacturing facility of approximately 50,600 feet in Dahlonega, Georgia pursuant to a lease that expires in August 1998. If the Company is unable to extend such lease it believes that it will be able to lease a replacement facility on commercially reasonable terms.


The Trust

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the trust agreement of the Trust among the Company, as depositor, the Delaware Trustee and an Administrative Trustee, and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on March 16, 1998. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and three individual Administrative Trustees who are officers of the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust, and payment by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities of the Trust Held by the Company." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement.

                                  MANAGEMENT


Directors, Executive Officers and Certain Key Employees


     The current directors, executive officers and certain key employees of the Company are as follows:

Directors and Executive Officers      Age    Position
----------------------------------   -----   ---------
Robert Kassel(1) .................    57     Chairman of the Board, Chief Executive Officer, President and
                                             Treasurer
Richard Raleigh(2) ...............    44     Chief Operating Officer and Director
Maureen Kassel ...................    50     Vice President of Public Relations and Advertising, Secretary and
                                             Director
Jon Schulberg(1)(2) ..............    39     Director
Fred Heiden(1)(2) ................    57     Director

Certain Key Employees
---------------------------
Richard M. Grandy .................   52     President, Easy Gardener
Lynda Gustafson ...................   33     Vice President of Finance
Sheila Jones ......................   43     Vice President of Operations, Easy Gardener
Paul Logue ........................   41     National Sales Manager, Easy Gardener

------------
(1) Member, Compensation Committee
(2) Member, Audit Committee


Directors and Executive Officers:

     Robert Kassel co-founded the Company and has been Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company since October 1990. From 1985 to August 1991, he was a consultant to Comtel Communications, Inc. ("Comtel"), a company specializing in the installation and operation of telephone systems in hotels. From 1985 to 1990, Mr. Kassel was also a real estate developer in Long Island, New York and Santa Barbara, California. From 1965 to 1985, he was a practicing attorney in New York City, specializing in corporate and securities law.

     Richard Raleigh has been a Director of the Company since March 1993, Chief Operating Officer of the Company since June 1992 and served as the Company's Executive Vice President-Operations from December 1991 to June 1992. Prior to joining the Company, Mr. Raleigh was a free-lance marketing consultant to the lawn and garden industry from January 1991 to December 1991. From April 1988 to January 1991, he was Director of Marketing, Lawn and the Company of Monsanto Agricultural Co. From December 1986 to April 1988, he was Vice President of Sales and Marketing of The Andersons, a company engaged in the sale of consumer and professional lawn and garden products. From November 1978 to December 1986, he held a variety of positions at The Andersons, including Operations Manager and New Products Development Manager.

     Maureen Kassel, the wife of Robert Kassel, co-founded the Company and has been Vice President of Public Relations and Advertising and a director of the Company since November 1990 and Secretary of the Company since February 1992. For the last ten years, she has assisted in the general administration and operation of real estate and other businesses. Ms. Kassel is Chairman of the Board of Comtel.

     Jon Schulberg, a director of the Company since March 1993, has been employed as President of Schulberg MediaWorks, a company engaged in the independent production of television programs and television advertising since January 1992. From January 1989 to January 1992, he was a producer for Guthy-Renker Corporation, a television production company. From September 1987 to January 1989, he was Director of Development for Eric Jones Productions.

     Fred Heiden, a director of the Company since March 1993, has been a private investor since November 1989. From April 1984 to November 1989, Mr. Heiden was President and principal owner of Bonair Construction, a Florida-based home improvement construction company.

Certain Key Employees:

     Richard M. Grandy has been President of Easy Gardener since July 1997 and served as its Vice President from the date of the Company's acquisition of Easy Gardener, Inc. in September 1994 until July 1997. Mr. Grandy co-founded Easy Gardener, Inc. in 1983 after serving as Marketing Director at International Spike, Inc. from 1977 through 1983. From 1968 through 1977, Mr. Grandy was a sales representative of lawn and garden products for the Ortho Division of Chevron Chemical Co.

     Lynda Gustafson has been Vice President of Finance of the Company since September 1997 and served as Controller of the Company from November 1993 to September 1997. From September 1990 through October 1993, Ms. Gustafson was a supervisor of the Business Consulting Department of the certified public accounting firm of Hood & Strong. From September 1988 to August 1990, she held the positions of Staff Accountant and Senior Accountant at the certified public accounting firm of Schwartz, McGuire & Co.

     Sheila Jones has been Vice President of Easy Gardener since July 1997 and has also served as its General Manager from September 1994. Prior to the acquisition of Easy Gardener, Inc. by the Company, Ms. Jones was employed by Easy Gardener, Inc. from its inception in September 1983 to September 1994, where she advanced to the positions of Vice President and General Manager. From April 1977 to September 1983, she was employed by International Spike, Inc., where she held various project management positions.

     Paul Logue has been National Sales Manager of Easy Gardener since its acquisition by the Company in September 1994. Prior to joining the Company, Mr. Logue was employed by Easy Gardener, Inc. from September 1989 to September 1994, where he advanced from the position of Northeastern Regional Sales Manager to National Sales Manager. From March 1988 to September 1989, he was Regional Sales Manager for Hoffman Brand Fertilizers.


Executive Compensation

     The following table discloses the compensation awarded by the Company, for the three fiscal years ended June 30, 1995, 1996 and 1997, to Mr. Robert Kassel, its Chief Executive Officer, and Mr. Richard J. Raleigh, its Chief Operating Officer (together, the "Named Executives"). During the fiscal year ended June 30, 1997, no other executive officer of the Company received a salary that exceeded $100,000 during such fiscal year.


                          Summary Compensation Table

                                                                 Annual Compensation
                                      --------------------------------------------------------------------------
                                                                               Long Term           All Other
    Name and Principal Position        Year     Salary($)     Bonus($)       Compensation       Compensation (1)
-----------------------------------   ------   -----------   ----------   ------------------   -----------------
                                                                              Securities
                                                                              Underlying
                                                                              Options(#)
                                                                          ------------------
Robert Kassel,                        1997     350,000        250,000          1,200,000(2)          5,995
 Chairman, Chief Executive            1996     250,000        100,000            200,000(3)             --
 Officer, President and Treasurer     1995     150,000        100,000            687,653(4)             --
Richard Raleigh,                      1997     195,000        111,275            500,000(2)          8,390
 Chief Operating Officer              1996     150,000         10,000            100,000(3)             --
                                      1995     120,000         10,000             50,000(4)             --

------------
(1) Represents Company contributions to the Named Executives' 401(k) accounts.

(2) Includes options to purchase 200,000 shares previously granted to Mr. Kassel and options to purchase 100,000 shares previously granted to Mr. Raleigh whose exercise prices were repriced to reflect a reduction in the market price of the Common Stock at the time of repricing. Does not include options to purchase 50,000 shares previously granted to Mr. Raleigh the expiration date of which was extended during fiscal 1997.

(3) Includes five-year options to purchase 200,000 shares granted to Mr. Kassel and five-year options to purchase 100,000 shares granted to Mr. Raleigh in June 1995 under the Company's 1995 Stock Option Plan, which grants were subject to stockholder approval of the plan obtained in February 1996.

(4) Does not include the options referenced in footnote (3) above.

     The following table discloses information concerning options granted in fiscal 1997 to the Named Executives.


               Option Grants in Fiscal Year Ended June 30, 1997

                                                       Individual Grants
                   -----------------------------------------------------------------------------------------
                                                                                       Potential Realizable
                                                                                         Value at Assumed
                       Number of                                                       Annual Rates of Stock
                       Securities        Percent of Total                                      Price
                       Underlying       Options Granted to    Exercise                   Appreciation for
                    Options Granted    Employees in Fiscal      Price     Expiration           Option
       Name              (#)(1)              Year(%)           ($/Sh)        Date           Term ($)(2)
-----------------  -----------------  ---------------------  ----------  ------------  ---------------------
                                                                                           5%         10%
                                                                                       ---------  ----------
Robert Kassel          350,000                 19.8             2.06        7/24/01     199,199    440,177
                       450,000                 25.5             2.06        8/30/01     256,113    565,943
                       200,000                 11.3             2.06       12/24/01     113,828    251,530
                       200,000                 11.3             2.06        6/01/00     113,828    251,530
Richard Raleigh        125,000                  7.0             2.06        7/24/01      71,142    157,706
                       175,000                  9.5             2.06        8/30/01      99,599    220,089
                       100,000                  5.7             2.06       12/24/01      56,914    125,765
                       100,000                  5.7             2.06        6/01/00      56,914    125,765

------------
(1) All of such options were exercisable in full from the date of grant.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

The following table sets forth information concerning the number of options owned by the Named Executives and the value of any in-the-money unexercised options as of June 30, 1997. No options were exercised by the Named Executives during fiscal 1997:

                          Aggregated Option Exercises
                       And Fiscal Year-End Option Values

                                       Number of
                                      Securities                         Value of
                                      Underlying                       Unexercised
                                      Unexercised                      In-the-Money
                                      Options at                        Options at
                                     June 30, 1997                   June 30, 1997(1)
                            -------------------------------   ------------------------------
           Name              Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------------   -------------   ---------------   -------------   --------------
Robert Kassel ...........     2,067,653          -0-           $3,214,598          $-0-
Richard Raleigh .........       637,500          -0-           $  887,938          $-0-

------------
(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock. An option is "in-the-money" if the fiscal year-end fair market value of the Common Stock exceeds the option exercise price. The last sale price (the fair market value) of the Common Stock on June 30, 1997 was $3.375 per share.

Employment Agreements

     The Company has entered into employment agreements with Messrs. Kassel and Raleigh, each dated as of April 1, 1996. Mr. Kassel currently serves as Chief Executive Officer and President pursuant to the employment agreement for a term expiring on March 31, 1999, subject to automatic renewal unless terminated. His current annual salary is $450,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Mr. Raleigh currently serves as Chief Operating Officer pursuant to the employment agreement for a term expiring on March 31, 1999, subject to automatic renewal unless terminated. His current annual salary is $195,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Each of the employment agreements requires that substantially all of the employee's business time be devoted to the Company and that the employee not compete, or engage in a business competitive with, the Company's current or anticipated business for the term of the agreement and for two years thereafter (although they each may own not more than 5% of the securities of any publicly traded competitive company). Each of Mr. Kassel and Mr. Raleigh is, in addition to salary, entitled to certain fringe benefits, including the use of an automobile and payment of related expenses.

     Mr. Kassel's employment agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Kassel upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Kassel's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Kassel's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $350,000 ($3.5 million in the event of a change of control), or (ii) the total compensation earned by Mr. Kassel from the Company during the one-year period (multiplied by ten in the event of a change of control) prior to the date of his termination.

     Mr. Raleigh's employment agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Raleigh upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Raleigh's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Raleigh's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $162,500 ($812,500 in the event of a change of control), or (ii) the total compensation earned by Mr. Raleigh from the Company during the one-year period (multiplied by five in the event of a change of control) prior to the date of his termination.

     Easy Gardener has entered into an employment agreement with Mr. Grandy, dated as of September 1, 1994 which expires on August 31, 1998. Mr. Grandy currently serves as President of Easy Gardener. His current annual salary is $200,000. The Agreement requires Mr. Grandy to devote substantially all of his business time to Easy Gardener, and in the event Mr. Grandy's employment agreement is terminated by Easy Gardener without cause (as defined in the agreement) or if Mr. Grandy resigns with "Good Reason" (as defined in the agreement), Mr. Grandy will be entitled to receive his base salary through the expiration of the agreement.


Committees of the Board of Directors

     The Company recently established an Audit Committee comprised of Messrs. Raleigh, Heiden and Schulberg. The Audit Committee will, among other things, make recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The Company recently established a Compensation Committee of its Board of Directors, comprised of Messrs. Kassel, Schulberg and Heiden. The Compensation Committee will, among other things, make recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company. The Company maintains a Stock Option Committee comprised of Messrs. Schulberg and Heiden, which determines the persons to whom options should be granted under the Company's 1995 and 1997 Stock Option Plans and the number and other terms of options to be granted to each person under such plans.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company did not have a Compensation Committee of its Board of Directors during fiscal 1997. Decisions as to compensation during fiscal 1997 were made by the Company's Board of Directors. Messrs. Kassel and Raleigh, in their capacity as directors, each participated in the Board of Directors deliberations concerning compensation of executive officers for fiscal 1997. During fiscal 1997, none of the executive officers of the Company served on the Board of Directors or the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company.


Stock Option Plans

     In September 1991, the Company adopted a stock option plan (the "1991 Plan") pursuant to which 700,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options ("NQO's"). ISOs may be granted under the 1991 Plan to employees and officers of the Company. NQO's may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1991 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1991 Plan is administered by the Board of Directors. The Board, within the limitations of the 1991 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options.

     ISOs granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. NQO's granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the 1991 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). Options to acquire an aggregate of approximately 522,000 shares are outstanding under the 1991 Plan.

     The Company has adopted, a Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common stock at fair market value upon first becoming a director and, thereafter, an annual grant, in January of each year, of 5,000 options at fair market value. Options to purchase an aggregate of up to 100,000 shares of Common Stock available for the automatic grants under the Director Plan. Options to acquire an aggregate of 10,000 shares are outstanding under the Director Plan.

     The Company has also adopted a 1995 Stock Option Plan ("1995 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Stock Option Committee (the "Committee"), as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1995 Plan and other limitations on grant set forth in the 1995 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest may be in any year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan. Options to acquire an aggregate of approximately 1,460,000 shares are outstanding under the 1995 Plan.

     The Company has adopted a 1997 Stock Option Plan ("1997 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Committee of the 1997 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1997 Plan and other limitations on grant set forth in the 1997 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest may be in any year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan. Options to acquire an aggregate of 615,000 shares are outstanding under the 1997 Plan.

     The Company from time to time has also granted non-plan options to certain officers, employees and consultants. See Note 9 of Notes to Consolidated Financial Statements.

     The Company has adopted a policy not to grant in the future to its officers, directors, employees, 5% or greater stockholders or to affiliates of the Company, any option or warrant having an exercise price less than 85% of the then fair market value of the Common Stock.

     The Company will not issue further options, warrants or other securities convertible into the Common Stock prior to December 10, 1998, except for (i) options, warrants, or convertible securities issued in connection with mergers or acquisitions or in connection with financings obtained from unaffiliated third parties and (ii) options to purchase shares of Common Stock pursuant to the Director Plan.


Director Compensation

     During fiscal 1997 each of the Company's two non-employee directors, Messrs. Schulberg and Heiden, received $5,000 for serving as directors of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information at February 28, 1998, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive and (iv) all executive officers and directors as a group.

                                         Amount and Nature
             Name                          of Beneficial            Percentage
     of Beneficial Owner(1)               Ownership(2)(3)            of Class
-------------------------------   ------------------------------   -----------
Maureen Kassel ................                680,650(4)               3.4%
Robert Kassel .................              4,482,095(5)(6)           20.2
Richard Raleigh ...............                621,731(7)               3.0
Fred Heiden ...................                    258                   *
Jon Schulberg .................                    258                   *
Joseph Owens II(8) ............              1,101,896(8)               5.5
Richard Grandy(8) .............              1,101,896(8)               5.5
Warburg Pincus Asset
 Management, Inc.(9) ..........              1,310,500(9)               6.6
All executive officers
 and directors as a
 group (five persons) .........              5,429,342(4)(5)(6)        23.4

------------
*less than 1%

 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 28, 1998 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from February 28, 1998 have been exercised.

 (3) The address of Maureen and Robert Kassel is c/o the Company.

 (4) Includes presently exercisable options and warrants issued to Ms. Kassel to purchase an aggregate of 325,000 shares of the Company's Common Stock.

 (5) Of such shares, (i) 355,650 are owned of record by Maureen Kassel; however, because Ms. Kassel has appointed her husband as her proxy and attorney-in-fact to vote all 355,650 of the shares owned of record by her, Robert Kassel may also be deemed to have beneficial ownership of such shares; (ii) an aggregate of 914,396 shares are owned of record by each of Messrs. Joseph Owens and Richard Grandy, who have each entered into a voting trust agreement (the "Voting Agreement") providing Mr. Kassel with the right to vote the shares until September 1, 2001.

 (6) Includes 2,297,653 shares of Common Stock issuable upon exercise of options and warrants.

 (7) Represents shares of Common Stock issuable upon exercise of options and warrants.

 (8) Includes 162,500 shares of Common Stock issuable to each of Messrs. Grandy and Owens upon exercise of options. The address of Mr. Grandy is c/o the Company. The address of Mr. Owens is 8 Hillendale, Waco, Texas 76710.

 (9) According to a Schedule 13G filed with the Commission, the shares are held by accounts for which Warburg Pincus Asset Management, Inc. acts as investment advisor. The address of Warburg Pincus Asset Management, Inc. is 466 Lexington Avenue, New York, New York 10017.

                             CERTAIN TRANSACTIONS

     To obtain a portion of the financing for the Company's acquisition of Easy Gardner, Inc., Mr. Kassel provided for the benefit of the lender $500,000 cash collateral and a personal guarantee of $333,000. In consideration of providing such collateral and guarantee, the Company granted Mr. Kassel options to purchase an aggregate of 526,300 shares of Common Stock for an aggregate exercise price of approximately $822,000.


     In connection with certain acquisitions, during fiscal 1997, the Company granted five year non-plan options to Messrs. Kassel and Raleigh to purchase an aggregate of 650,000 and 275,000 shares of Common Stock, respectively at an exercise price of $2.0625 per share.

     The Company will not issue further options, warrants or other securities convertible into the Common Stock prior to December 10, 1998, except for (i) options, warrants or convertible securities issued in connection with mergers or acquisitions or in connection with financings obtained from unaffiliated third parties and (ii) options to purchase shares of Common Stock which are issued pursuant to the Director Plan. In addition, pursuant to an agreement with the underwriters of its December 1997 public offering, the Company has agreed not to issue any options, warrants or any other securities convertible into Common Stock for the remainder of fiscal 1999, other than options, warrants or any other securities convertible into up to an aggregate of 750,000 shares of Common Stock.

     From time to time Messrs. Kassel and Raleigh have borrowed monies from the Company. During fiscal 1997, the highest amounts owed to the Company by Messrs. Kassel and Raleigh were $607,472 and $225,294, respectively, and at December 31, 1997, the balance of such indebtedness was $589,560 and $239,802, respectively. The loans bear interest at 7% per annum and mature on June 30, 2002. Company loans to all officers of the Company are restricted to a maximum of $850,000 by the terms of the Credit Agreement. Messrs. Kassel and Raleigh will make annual payments of principal and interest on the outstanding principal balance of their loans through the maturity of the loans as follows:
As to Mr. Kassel -- $50,000, $50,000, $100,000, $150,000 and the balance of approximately $240,000 respectively. As to Mr. Raleigh, $25,000, $25,000, $50,000, $50,000 and the balance of approximately $90,000, respectively.

     The above transactions and loans were approved or ratified by the independent directors of the Company who did not have an interest in such transactions or loans. All future transactions or loans between the Company and its officers, directors or 5% or greater stockholders will be made or entered into on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties. Furthermore, the Company has adopted a policy that any future material transactions and loans between the Company and its officers, directors and 5% or greater stockholders, and any forgiveness of any such loans, must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's or independent legal counsel. Notwithstanding the foregoing, there can be no assurance that conflicts of interest will not arise with respect to any such transactions, or that if conflicts do arise, they will be resolved in a manner favorable to the Company.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the Delaware Trustee and the Property Trustee. The Property Trustee is the independent trustee whose sole responsibility is to fulfill the trustee obligations specified in the Trust Indenture Act. Wilmington Trust Company will act as trustee for the purpose of fulfilling these obligations. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


General

     Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of the Trust will issue the Trust Preferred Securities and the Common Securities (collectively, the "Trust Securities"). The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Securities of the Trust (which will be held by the Company) in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement.

     The Trust Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust, except as described under "--Subordination of Common Securities of the Trust Held by the Company" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Trust Preferred Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or on liquidation of the Trust Preferred Securities if the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."


Distributions

     Payment of Distributions. Distributions on the Trust Preferred Securities
will be payable at the annual rate of   % of the stated Liquidation Amount of
$25, payable monthly in arrears on the     day of each calendar month of each
year to the holders of the Trust Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the Distribution Date. Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record date which will be, so long as such securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Date or, in the event that the Trust Preferred Securities are not then in book-entry form, the relevant record date will be the date 15 days prior to the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Trust Preferred
Securities will be    , 1998.

     The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of California are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

     The funds of the Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments by the Company under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of its Trust Preferred Securities. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of Guarantee."

     Extension Period. So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 60 consecutive months with respect to each such period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, monthly Distributions on the Trust Preferred Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional amounts thereon at the rate per annum
of   % thereof, compounded monthly from the relevant Distribution Date, to the extent permitted under applicable law. The term "Distribution," as used herein, shall include any such additional accumulated amounts. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in the Company's capital stock (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees or consultants) or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 60 consecutive months or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.


Redemption

     Mandatory Redemption. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price (as defined below). See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities on a pro rata basis. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Trust Securities.

     Optional Redemption. The Company will have the right to redeem the Junior
Subordinated Debentures (i) on or after    , 2003, in whole at any time or in
part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or
(ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption."

     Tax Event Redemption, Investment Company Event Redemption or Distribution of Junior Subordinated Debentures. If a Tax Event or an Investment Company Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event or Investment Company Event. If a Tax Event or an Investment Company Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.


Definitions

     "Additional Sums" means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution and liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $25 per Trust Security.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date.


Distribution of Junior Subordinated Debentures

     Subject to the Company and the Trust having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Trust Preferred Securities, the Company will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of the Trust. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Trust Preferred Securities (i) such Trust Preferred Securities will no longer be deemed to be outstanding, and (ii) certificates representing Trust Preferred Securities that are not then held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or exchange.

     There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.


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

Redemption Procedures

     Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities of the Trust Held by the Company" herein and "Description of Guarantee."

     If the Trust gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, Eastern time on the Redemption Date, to the extent funds are available and to the extent the Trust Preferred Securities are no longer in book-entry form, the Property Trustee will deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. If such Trust Preferred Securities are only in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of Guarantee."

     Subject to applicable law (including, without limitation, United States federal securities law), and further provided that the Company is not then exercising its right to defer interest payments on the Junior Subordinated Debentures, the Company may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which date shall be, so long as such securities remain in book-entry form, one Business Day prior to the Redemption Date or Liquidation Date, as applicable. In the event that the Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be the date 15 days prior to the relevant Redemption Date.

     If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar (as defined below) in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation


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

Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder's registered address. Unless the Trust defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on such Trust Preferred Securities called for redemption.


Subordination of Common Securities of the Trust Held by the Company

     Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

     In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


Liquidation Distribution Upon Dissolution

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. See "--Distribution of Junior Subordinated Debentures" above. The Company might exercise its right to dissolve the Trust under circumstances where a "Tax Event," "Investment Company Event" or other undesirable event could be avoided simply by dissolving the Trust and causing the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities.

     In addition, pursuant to the Trust Agreement, the Trust shall automatically dissolve upon expiration of its term and shall earlier dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as Depositor, has delivered written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all of the Trust Preferred Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii), or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be

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

practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation on a pro rata basis with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities.

     Under current United States federal income tax law and interpretations, and assuming that the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in distribution, a Tax Event or other circumstances, however, the distribution could be a taxable event to the Trust and to holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences." If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

     If the Company elects to dissolve the Trust and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of the Trust, the Company shall continue to have the right to shorten the Stated Maturity of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--General."


Events of Default; Notice

     Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--
Debenture Events of Default"); or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Property Trustee by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon dissolution of the Trust as described above. See "--Liquidation Distribution upon Dissolution" herein. Upon a Debenture Event of Default (other than with respect to certain events in bankruptcy, insolvency or reorganization), unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

     If a Debenture Event of Default with respect to certain events in bankruptcy, insolvency or reorganization occurs, the Junior Subordinated Debentures shall automatically, and without any declaration or other action on the part of the Property Trustee or the holders of the Junior Subordinated Debentures, become immediately due and payable. In such event, payment of principal and interest on the Junior Subordinated Debentures will also remain subordinated to the extent provided in the Indenture.


Removal of Trustees

     Unless a Debenture Event of Default has occurred and is continuing, any of the Property Trustee, the Delaware Trustee or the Administrative Trustees may be removed at any time by the holder of the Common Securities. For example, the holder of the Common Securities may seek to remove such trustees upon substandard performance or non-performance of their duties or upon a significant increase in a trustee's fee. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee also may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


Co-Trustees and Separate Property Trustee

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


Merger or Consolidation of Trustees

     Any Person (as defined in the Trust Agreement) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee (that is not a natural person) may be merged or converted or with which it may be


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

consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.


Mergers, Consolidations, Amalgamations or Replacements of the Trust

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as described in "--Liquidation Distribution Upon Dissolution." The Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, national stock market or other organization on which the Trust Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization which gives ratings to the Trust Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or loan its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or loan would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


Voting Rights; Amendment of the Trust Agreement

     Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities to be affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee shall notify each holder of the Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

     Any required approval of holders of the Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Trust Preferred Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of the Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.


Global Trust Preferred Securities

     The Trust Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Trust Preferred Security"). Beneficial interests in the Global Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

     A global security shall be exchangeable for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Trust Preferred Securities are issued in definitive form, such Trust Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices of the Depositary described below.

     Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     Payments on Trust Preferred Securities represented by a global security will be made to the Depositary, as the record holder of the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer, provided that payments will be made by wire transfer if so requested by a holder of more than $1 million aggregate Liquidation Amount. In addition, if the Trust Preferred Securities are issued in definitive, certificated form, the record dates for payment of Distributions will be the first day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

     Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for such Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Securities to the accounts of Participants (as defined below). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

     So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owner of such Global Trust Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

     None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     If the Depositary for the Trust Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Trust will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described herein relating to such Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in such event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security or Securities representing the Trust Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by such Global Trust Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by the Trust, of $25 and integral multiples thereof.


Payment and Paying Agent

     Payments in respect of the Trust Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Trust Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.


Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment by the holder of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.


Information Concerning the Property Trustee

     The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities. Holders of the Trust Preferred Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt or mortgage or pledge any of its assets.


                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES


     Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured
debt under the Junior Subordinated Indenture, dated as of     , 1998 (the
"Indenture"), between the Company and the Indenture Trustee. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.


General

     The Junior Subordinated Debentures will bear interest at the annual rate
of   % of the principal amount thereof, payable monthly in arrears on the day of each calendar month of each year (each, an "Interest Payment Date"),
commencing    , 1998, to the person in whose name each Junior Subordinated
Debenture is registered, subject to certain exceptions, at the close of
business on the    day of the month in which such payment is made.
Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are registered in book-entry only form or (ii) the Junior Subordinated Debentures are represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the Business Day next preceding such Interest Payment Date. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee, in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will

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

be made on the next Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of
  % thereof. The term "interest" as used herein shall include monthly interest payments, interest on monthly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Junior Subordinated Debentures will mature on    , 2028 (such date, as
it may be shortened as hereinafter described, the "Stated Maturity"). Such date
may be shortened at any time by the Company to any date not earlier than     ,
2003. The Company might exercise its right to shorten the maturity of the Junior Subordinated Debentures under circumstances where a "Tax Event," "Investment Company Event" or other undesirable event could be avoided simply by shortening the maturity of the Junior Subordinated Debentures. In the event that the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening to the holders of the Junior Subordinated Debentures no less than 60 days prior to the effectiveness thereof.

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt and Subordinated Debt of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiaries upon any such subsidiaries' liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of any subsidiaries of the Company, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt and Subordinated Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Subordination" below.


Option to Defer Interest Payment Period

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 60 consecutive months (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded monthly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." Neither the default by the Company on any Senior Debt and Subordinated Debt, nor a default with respect to Senior Debt and Subordinated Debt resulting in acceleration of the maturity thereof, constitutes a Debenture Event of Default. See "--Debenture Events of Default" below.

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures, (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, and (d) purchases of common stock related to

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

the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees), or (iv) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 60 consecutive months or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give notice to the Property Trustee, the Administrative Trustees and the Indenture Trustee of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Trust Preferred Securities would have been payable but for the election to begin or extend such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the American Stock Exchange, the New York Stock Exchange, The Nasdaq Stock Market or any applicable stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted or to the holders of the Trust Preferred Securities on the record date or (iii) the date such distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Distributions on the Trust Preferred Securities will be deferred by the Trust during any such Extension Period. See "Description of the Trust Preferred Securities--Distributions." For a description of certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures, see "Certain Federal Income Tax Consequences."


Additional Sums

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.


Redemption

     The Junior Subordinated Debentures are redeemable prior to maturity at the
option of the Company (i) on or after     , 2003, in whole at any time or in
part from time to time, or (ii) at any time in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

     If the Trust is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums (as defined herein).

     The Junior Subordinated Debentures will not be subject to any sinking fund.


Distribution Upon Liquidation

     As described under "Description of the Trust Preferred Securities-- Liquidation Distribution Upon Dissolution," under certain circumstances involving the dissolution of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the American Stock Exchange or the NASDAQ SmallCap Market or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

Restrictions on Certain Payments

     If at any time (i) there shall have occurred a Debenture Event of Default,
(ii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligation under the Guarantee, then the Company will not
(1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees or consultants) or (3) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities.

Subordination

     The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Debt and Subordinated Debt whether now existing or hereafter incurred. Senior Debt and Subordinated Debt may include indebtedness of the Company which is subordinated to other indebtedness of the Company but nevertheless senior to the Junior Subordinated Debentures. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Junior Subordinated Debentures may be made if (a) there is a default in the payment of principal, premium, interest or any other payment due on any Senior Debt and Subordinated Debt, or (b) the maturity of any Senior Debt and Subordinated Debt has been accelerated because of a default. Upon any payment by the Company or distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on all Senior Debt and Subordinated Debt must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. Upon payment in full of all amounts due on the Senior Debt and Subordinated Debt then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Debt and Subordinated Debt to receive payments or distributions applicable to such Senior Debt and Subordinated Debt until all amounts owing on the Junior Subordinated Debentures are paid in full.

     "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) all indebtedness of such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Senior Debt and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt and Subordinated Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, and (iv) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.


Registration, Denomination and Transfer

     The Junior Subordinated Debentures will initially be registered in the name of the Property Trustee. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Global Trust Preferred Securities" and "Book-Entry Issuance."

     Although the Depositary has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from the Depositary to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

     Payments on Junior Subordinated Debentures represented by a global certificate will be made to Cede & Co., the nominee for the Depositary as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Trust Preferred Securities--Global Trust Preferred Securities." If Junior Subordinated Debentures are issued in certificate form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in Wilmington, Delaware or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto, However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon wirtten request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations and of a like aggregate principal amount.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar (the "Securities Registrar") appointed under the Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Indenture Trustee as Securities Registrar under the Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.


Payment and Paying Agents


     Payment of principal of (and premium, if any) and any interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register, (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date, or (iii) if the Junior Subordinated Debentures are held by the Property Trustee, by agreement between the Company and the Property Trustee. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures. Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal of (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.


Modification of Indenture


     From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.


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Debenture Events of Default


     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default," with respect to the Junior Subordinated Debentures:

     (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period), or

     (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Company or certain of its Subsidiaries.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. If the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee, as holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.


     The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.


Enforcement of Certain Rights by Holders of Trust Preferred Securities


     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the


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

foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set off any payment made to such holder of Trust Preferred Securities by the Company in connection with a Direct Action.

     The holders of the Trust Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."


Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions an prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other similar transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.


Satisfaction and Discharge

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.


Covenants of the Company

     The Company will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) the Property Trustee on behalf of the Trust is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of the Trust has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Trust Preferred Securities--Redemption") in respect of the Trust Preferred Securities, the Company will pay to the Trust such Additional Sums. The Company will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted to do so pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind up or liquidate the Trust, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust or
(b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.


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

Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, except that the immunities and standard of care of the Indenture Trustee will be governed by Delaware law.


Information Concerning the Indenture Trustee

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


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

                              BOOK-ENTRY ISSUANCE

     The Depositary will act as securities depositary for all of the Trust Preferred Securities and, if the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities, the Junior Subordinated Debentures. The Trust Preferred Securities and, in such event, the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

     The Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds secur-ities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") will be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Junior Subordinated Debentures is discontinued.

     The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

     Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures,


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

the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Junior Subordinated Debenture certificates representing such Trust Preferred Secur-ities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                           DESCRIPTION OF GUARANTEE

     The Guarantee Agreement will be executed and delivered by the Company concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act, and the Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definition therein of certain terms, and the Trust Indenture Act. The form of the Guarantee Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.


General


     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payment"), will be subject to the Guarantee: (i) any accumulated and


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

unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time,
(ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

     If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company. See "--Status of the Guarantee" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt and Subordinated Debt whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise. The Company has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Secur-ities, the Junior Subordinated Debentures and the Guarantee."


Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payment in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.


Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. See "Description of the Trust Preferred Securities--Vot-ing Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.


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

Events of Default

     An event of default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.


Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.


Governing Law

     The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York.


                               EXPENSE AGREEMENT

     Pursuant to the Expense Agreement entered into by the Company under the Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust (including, without limitation, expenses relating to the offering of the Trust Preferred Securities and any expenses the Property Trustee may incur relating to the enforcement of the rights of the holders of the Trust Preferred Securities or the Junior Subordinated Debentures pursuant to the Trust Agreement and the Indenture, respectively) other than obligations of the Trust to pay to the holders of the Trust Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement may be enforced against the Company by any person or entity to whom the Trust is or becomes indebted or liable.


                    RELATIONSHIP AMONG THE TRUST PREFERRED
                      SECURITIES, THE JUNIOR SUBORDINATED
                         DEBENTURES AND THE GUARANTEE


Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee Agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company.


Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Preferred Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with its limited purposes.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


Enforcement Rights of Holders of the Trust Preferred Securities Under the Guarantee

     A holder of any of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt and Subordinated Debt would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.


Limited Purpose of the Trust

     The Trust Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Trust Preferred Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.


Rights upon Dissolution

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Trust Preferred Securities-- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are substantially the same.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is the opinion of Tenzer Greenblatt LLP, counsel to the Company ("Counsel") that the following is accurate in all material respects and, subject to the limitations stated herein, represents the material federal income tax consequences to holders of the Trust Preferred Securities arising from the purchase, ownership and disposition thereof. The following opinions assume the accuracy of the facts set forth in the prospectus. The opinions set forth in this section, unless otherwise stated, deal only with Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Trust Preferred Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States as determined for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of holders may vary depending on their particular situation. The following opinions do not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign investors, investors that hold the Trust Preferred Securities as part of a hedging, straddle, constructive sale, or conversion or other risk reduction transaction or whose functional currency is not the U.S. dollar. In addition, the following opinions do not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Trust Preferred Securities. The opinions set forth herein are based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     The following opinions do not address the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons"). Non-United States Persons should consult their own tax advisors as to the specific United States federal income and other tax consequences of the purchase, ownership and disposition of Trust Preferred Securities.

     The authorities on which the opinions set forth herein are based are subject to various interpretations, and opinions of Counsel are not binding on the Internal Revenue Service ("Service") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES--REDEMPTION."

Classification of the Trust

     In connection with the issuance of the Trust Preferred Securities, Counsel will render its opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Trust Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the Junior Subordinated Debentures. See "-- Interest Income and Original Issue Discount" herein.


Classification of the Junior Subordinated Debentures

     The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Trust Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Trust Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. Counsel has not delivered any opinion relating to the classification of the Junior Subordinated Debentures as indebtedness and no assurance can be given that such position of the Company will not be challenged by the Service or, if challenged, that such a challenge will not be successful. The remainder of this "Certain Federal Income Tax Consequences" section assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. No amount included in income with respect to the Junior Subordinated Debentures and Trust Preferred Securities will be eligible for the dividends received deduction.


Interest Income and Original Issue Discount

     Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Secur-ityholder's regular method of tax accounting. Under the applicable Treasury regulations, the Junior Subordinated Debentures will not be considered to have been issued with OID within the meaning of Section 1273(a) of the Code, so long as the Junior Subordinated Debentures have terms and conditions that render the likelihood of the Company's exercising its right to defer payments of interest on the Junior Subordinated Debentures to be remote. The Company believes that the terms and conditions of the Junior Subordinated Debentures (including the restrictions on other payments during the Extension Period) are such that the likelihood of its exercising such right is remote, and intends to take the position that the Junior Subordinated Debentures are not issued with OID. Because this issue is inherently factual, Counsel is unable to express any opinion regarding whether the Junior Subordinated Debentures are issued with OID. If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures as it accrues on a daily basis during the Extension Period, even though the Company will not pay such interest until the end of the Extension Period, and even though some Securityholder otherwise may use the cash method of tax accounting. Moreover, if the Company exercises such right, the Junior Subordinated Debentures thereafter will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders will be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the economic accrual rules, a Securityholder is required to accrue an amount of interest income each year that approximates the stated interest payments called for under the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures are not reported separately as taxable income. A Securityholder's basis in Trust Preferred Securities will be increased by any OID includible in income.

     The Company's determination that there is a remote likelihood of exercising its right to defer the payment of interest on the Trust Preferred Securities is binding on each Securityholder unless the holder explicitly discloses in the manner required by applicable Treasury regulations that its determination is different from the Company's. The Company's determination is not, however, binding on the Service.

     The Treasury regulations described above have not yet been addressed in any definitive interpretations by the Service, and it is possible that the Service could take a contrary position. If the Service were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Company exercises its right to defer payments of interest on such debentures, all Securityholders will be required to include such stated interest in income on a daily economic accrual basis as described above.


Distribution of Junior Subordinated Debentures to Holders of Trust Preferred Securities

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the captions "Description of the Trust Preferred Securities--Distribution of Junior Subordinated Debentures" and "Liquidation Distribution Upon Dissolution" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Trust Preferred Securities before such distribution. A Securityholder would continue to recognize interest income in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount" herein. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to Securityholders by the Trust could be a taxable event to the Trust and each Securityholder, and a Securityholder could be required to recognize gain or loss as if the Securityholder had exchanged its Trust Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust, and the Securityholder's holding period for the Junior Subordinated Debentures received would not include the holding period for the Trust Preferred Securities surrendered in the liquidation.


Sales or Redemption of Trust Preferred Securities

     Gain or loss will be recognized by a Securityholder on a sale of Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Secur-ityholder's adjusted tax basis in the Trust Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Trust Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss, although the preferential 20% rate applicable to individuals applies only in the case of a capital asset sold or exchanged having a holding period in excess of 18 months. Amounts attributable to accrued interest or OID with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.


Backup Withholding Tax and Information Reporting

     The amount of interest and OID accrued on the Trust Preferred Securities held of record by United States Persons (other than certain exempt Securityholders), if any, will be reported to the Service. "Backup" with-holding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is timely furnished to the Service.


Possible Tax Law Changes Affecting the Trust Preferred Securities

     There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Redemption--Tax Event Redemption, Investment Company Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Redemption."

                             ERISA CONSIDERATIONS


     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the Trust Preferred Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the plan and whether an investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit an employee benefit plan subject to either ERISA or Section 4975 of the Code (which generally includes individual retirement accounts and so-called "Keogh" plans as well as other employer-sponsored plans) from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Trust Preferred Securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

     If the assets of the Trust were deemed to be plan assets of employee benefit plans that are holders of the Trust Preferred Securities (including holders, who are not employee benefit plans themselves but are investing "plan assets" of an employee benefit plan), the plan's investment in the Trust Preferred Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by an ERISA plan fiduciary investing in Trust Preferred Securities, and certain transactions involving the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code.

     The U.S. Department of Labor (the "DOL") has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity investments would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the interests of the entity acquired by the employee benefit plan are "publicly-offered securities" -- that is, they are
(1) widely held (i.e., owned by more than 100 investors independent of the entity and of each other), (2) freely transferable, and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Trust Preferred Securities will meet the criteria of "publicly offered securities" above. The Underwriters expect that the Trust Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering. There are no restrictions imposed on the transfer of the Trust Preferred Securities and the Trust Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and will be timely registered under the Exchange Act.

     Even if the assets of the Trust were deemed to be "plan assets" of employee benefit plans that are holders of the Trust Preferred Securities, there are five class exemptions issued by the DOL which could apply to except certain transactions involving assets of the Trust from the prohibited transaction provisions of ERISA and the Code--Prohibited Transaction Exemption 84-14, for certain transactions determined by qualified professional asset managers; Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts; Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds; Prohibited Transaction Exemption 95-60, for certain transactions involving insurance company general accounts; and Prohibited Transaction Exemption 96-23, for certain transactions determined by in-house asset managers.

     Even if the assets of the Trust are not deemed "plan assets" of employee benefit plans that hold Trust Preferred Securities, the Company might be considered a party in interest or a disqualified person with respect to certain such employee benefit plans by reason of pre-existing relationships, such as plans for which the Company, or an affiliate serves as trustee. Therefore, before such employee benefit plans purchase Trust Preferred Securities, they should determine that either (a) neither the Company nor any affiliate is a party in interest on disqualified person with respect to such plan or (b) one of the class exemptions referred to in the preceding paragraph or any other exemption from the prohibited transacted rules under ERISA and the Code is applicable to their purchase and holding of the Trust Preferred Securities.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Trust Preferred Securities consult with its counsel regarding the consequences under ERISA of the acquisition and ownership of Trust Preferred Securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements of the prohibited transaction provisions of the Code.



                                 UNDERWRITING


     Subject to the terms and certain conditions of the Underwriting Agreement (the "Underwriting
Agreement"), the underwriters named below (the "Underwriters"), for whom EVEREN Securities, Inc. and Josephthal & Co. Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase an aggregate of 2,200,000 Trust Preferred Securities from the Trust. The number of Trust Preferred Securities that each Underwriter has agreed to purchase is set forth opposite its name below:

      Underwriters                        Number of Trust Preferred Securities
      ------------                        ------------------------------------

      EVEREN Securities, Inc. ..........
      Josephthal & Co. Inc. ............
        Total ..........................                2,200,000
                                                        =========

     The Underwriting Agreement provides that the obligations of the several Underwriters who are parties thereunder are subject to certain conditions. If any of the Trust Preferred Securities are purchased by the Underwriters pursuant to the Underwriting Agreement, all of such Trust Preferred Securities (other than the Trust Preferred Securities covered by the over-allotment option described below) must be so purchased.

     The Trust and the Company have been advised by the Representatives that the Underwriters propose to offer the Trust Preferred Securities to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not to exceed
$    per Trust Preferred Security. The Underwriters may allow, and such dealers
may reallow, discounts not to exceed $    per Trust Preferred Security to
certain other dealers. After the initial public offering of the Trust Preferred Securities, the public offering price and the other selling terms may be changed by the Representatives.

     In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $1.00 per Trust Preferred Security (or $2,200,000 in the aggregate) for the accounts of the Underwriters.

     The Trust has granted to the Underwriters an option to purchase up to an additional $8,250,000 aggregate liquidation amount of Trust Preferred Securities at the price to the public set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. To the extent that the Underwriters exercise such option, each of the Underwriters will be committed, subject to certain conditions, to purchase a number of option Trust Preferred Securities proportionate to such Underwriter's initial commitment as indicated in the preceding table.

     The Trust and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     The Trust Preferred Securities are a new issue of securities with no established trading market. The Trust Preferred Securities have been approved for listing on the American Stock Exchange, subject to notice of issuance. In order to meet the listing requirements of the American Stock Exchange, the Representatives have undertaken to distribute the Trust Preferred Securities to a minimum of 400 public stockholders. The Representatives have advised the Trust and the Company that the Underwriters presently intend to make a market in the Trust Preferred Securities after the commencement of trading on the American Stock Exchange, but no assurances can be made as to the liquidity of the Trust Preferred Securities or that an active and liquid trading market will develop or, if developed, that it will continue. The offering price and distribution rate have been determined by negotiations among representatives of the Company and the Representatives, and the offering price of the Trust Preferred Securities may not be indicative of the market price following the offering. The Underwriters will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

     The Trust and the Company have agreed with the Underwriters not to (other than in connection with this offering), directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise issue any Trust Preferred Securities or any securities convertible into or exercisable or exchangeable for Trust Preferred Securities, enter into any swap or other agreement to do any of the foregoing, or file any registration statement relating to any of the foregoing on behalf of itself or any other person, for a period of 180 days after the date of this Prospectus, without the written consent of EVEREN Securities, Inc.

     In connection with the offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. Such transactions may include stabilization transactions effected in accordance with the Securities Exchange Act of 1934 pursuant to which such persons may bid for or purchase Trust Preferred Securities for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Trust Preferred Securities in connection with this offering than they are committed to purchase from the Trust, and in such case may purchase Trust Preferred Securities in the open market following completion of the offering to cover all or a portion of such Trust Preferred Securities or may exercise the Underwriters' over-allotment option referred to above. In addition, the Representatives, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from an Underwriter (or dealer participating in the offering), for the account of the other Underwriters, the selling concession with respect to Trust Preferred Securities that are distributed in this offering but subsequently purchased for the account of the Underwriters in the open market.

     Josephthal & Co. Inc. has performed investment banking and advisory services for the Company since April 1997 for which it received a $100,000 cash payment and warrants to purchase 250,000 shares of Common Stock at a price of $4.25 per share. The warrants issued to Josephthal & Co. Inc. (the "Josephthal Warrants") are exercisable at any time during the four-year period ending December 10, 2002 (the "Warrant Exercise Term"). The Josephthal Warrants and the shares of Common Stock issuable upon exercise of the Josephthal Warrants may not be sold, transferred, pledged or hypothecated for a period ending December 10, 1998. Josephthal & Co. Inc. has the right to require the Company to register the shares of Common Stock issuable upon exercise of the Josephthal Warrants under the Act, on one occasion, during the Warrant Exercise Term. The Josephthal Warrants provide that the exercise price will be proportionately adjusted in the event of a stock split, subdivisions combination of the Common Stock or the issuance of a stock dividend on the Common Stock.

     In connection with the Company's December 1997 public offering, the Company granted EVEREN Secur-ities, Inc. and Josephthal & Co. Inc. certain rights of first refusal to underwrite or place any public or private offering of equity or debt securities of the Company for a period ending December 15, 1998.


                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Tenzer Greenblatt LLP, counsel to the Company. Certain legal matters relating to the offering will be passed upon for the Underwriters by Gibson, Dunn & Crutcher, LLP. Tenzer Greenblatt LLP and Gibson, Dunn & Crutcher LLP will rely on the opinions of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Tenzer Greenblatt LLP. Certain partners of Tenzer Greenblatt LLP are the beneficial owners of options and/or warrants to purchase Common Stock.

                                    EXPERTS

     The financial statements and schedule included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                         Index to Financial Statements

                   U.S. Home & Garden Inc. and Subsidiaries



                                                                                                  Page
                                                                                            ---------------
 Report of Independent Certified Public Accountants ......................................     F-2
 Consolidated Financial Statements
   Consolidated balance sheets as of June 30, 1996 and 1997 and December 31, 1997
    (unaudited) ..........................................................................     F-3
   Consolidated statements of income for the years ended June 30, 1995, 1996 and 1997
    and for the six months ended December 31, 1996 and 1997 (unaudited) ..................     F-4
   Consolidated statements of stockholders' equity for the years ended June 30, 1995,
    1996 and 1997 and for the six months ended December 31, 1997 (unaudited) .............     F-5
   Consolidated statements of cash flows for the years ended June 30, 1995, 1996 and
    1997 and for the six months ended December 31, 1996 and 1997 (unaudited) .............     F-6
   Summary of Accounting Policies ........................................................     F-7 - F-9
   Notes to Consolidated Financial Statements ............................................     F-10 - F-23
                   Weatherly Consumer Products Group, Inc. and Subsidiaries
 Report of Independent Public Accountants ................................................     F-24
 Consolidated Financial Statements
   Consolidated statements of operations for the year ended September 30, 1995 and the
    period October 1, 1995 through August 9, 1996 ........................................     F-25
   Consolidated statements of stockholders' equity for the year ended September 30,
    1995 and the period October 1, 1995 through August 9, 1996 ...........................     F-26
   Consolidated statements of cash flows for the year ended September 30, 1995 and the
    period October 1, 1995 through August 9, 1996 ........................................     F-27
   Notes to Financial Statements .........................................................     F-28-F-32
                      Proforma Condensed Consolidated Financial Statements
   Proforma condensed consolidated financial statements - background .....................     F-33
   Proforma condensed consolidated statement of operations for the year ended June 30,
    1997 .................................................................................     F-34
   Notes to proforma condensed consolidated financial statements .........................     F-35

              Report of Independent Certified Public Accountants



Board of Directors
U.S. Home & Garden Inc.
 and Subsidiaries
San Francisco, California

We have audited the accompanying consolidated balance sheets of U.S. Home & Garden Inc. and Subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Home & Garden Inc. and Subsidiaries at June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.



                                                      BDO Seidman, LLP


San Francisco, California
August 1, 1997, except for Note 15 which is as of September 15, 1997

                   U.S. Home & Garden Inc. and Subsidiaries

                          Consolidated Balance Sheets



                                                                                   June 30,                 December 31,
                                                                       --------------------------------   ---------------
                                                                             1996             1997              1997
                                                                       ---------------   --------------   ---------------
                                                                                                            (unaudited)
Assets (Notes 1 and 6)
Current
   Cash and cash equivalents .......................................    $    680,000      $  2,083,000     $ 12,734,000
   Accounts receivable, less allowance for doubtful accounts
    and sales returns of $155,000, $314,000 and $375,000 ...........       7,109,000        11,542,000        7,533,000
   Inventories (Note 3) ............................................       3,392,000         5,254,000        7,673,000
   Prepaid expenses and other current assets .......................         462,000           419,000          674,000
   Deferred tax asset (Note 10) ....................................       1,333,000           448,000        1,079,000
                                                                        ------------      ------------     ------------
     Total current assets ..........................................      12,976,000        19,746,000       29,693,000
Furniture, fixtures and equipment, net (Note 4) ....................       1,216,000         2,315,000        2,401,000
Intangible assets (Note 1)
   Excess of cost over net assets acquired (Note 5) ................      15,784,000        41,834,000       41,010,000
   Deferred financing costs, net of accumulated
    amortization of $467,000, $302,000 and $533,000 ................       1,005,000         1,621,000        1,389,000
   Product rights, patents and trademarks, net of accumulated
    amortization of $56,000, $75,000 and $83,000 ...................         198,000           180,000          172,000
   Non-compete agreement, net of accumulated
    amortization of $22,000 and $35,000 ............................                           478,000          465,000
   Package design, net of accumulated amortization of $56,000,
    $110,000 and $155,000...........................................         180,000           251,000          438,000
Trade credits (Note 2) .............................................       1,295,000         1,149,000        1,044,000
Officer receivables (Note 7) .......................................         617,000           694,000          829,000
Other assets .......................................................         313,000           207,000          195,000
                                                                        ------------      ------------     ------------
                                                                        $ 33,584,000      $ 68,475,000     $ 77,636,000
                                                                        ============      ============     ============
Liabilities and Stockholders' Equity (Note 1)
Current
   Line of credit (Notes 1, 6 and 13) ..............................    $  1,288,000      $                $  2,246,000
   Current maturities of notes payable (Notes 1, 6 and 13)                 2,362,000         8,990,000        3,840,000
   Accounts payable ................................................       1,285,000         1,774,000        2,974,000
   Accrued expenses ................................................         901,000         3,983,000        2,415,000
   Accrued co-op advertising .......................................         185,000         1,098,000          890,000
   Accrued commissions .............................................         546,000           859,000          372,000
   Accrued interest (Note 6) .......................................         592,000           261,000          225,000
   Accrued purchase consideration (Note 1) .........................         489,000           489,000          978,000
                                                                        ------------      ------------     ------------
     Total current liabilities .....................................       7,648,000        17,454,000       13,940,000
Accrued purchase consideration (Note 1) ............................                           978,000
Deferred tax liability (Note 10) ...................................         328,000           547,000          650,000
Notes payable, less current maturities (Notes 1, 6 and 13) .........       6,238,000        17,570,000       16,430,000
                                                                        ------------      ------------     ------------
Total liabilities ..................................................      14,214,000        36,549,000       31,020,000
                                                                        ------------      ------------     ------------
Commitments, contingency and subsequent events (Notes 1, 6, 8,
 9 and 15)
Stockholders' equity (Note 9)
   Preferred stock, $.001 par value - shares authorized,
    1,000,000; no shares outstanding ...............................
   Common stock, $.001 par value -- shares authorized,
    30,000,000; 10,507,000, 14,073,000 and
    19,860,000 shares issued and outstanding at June
    30, 1996 and 1997, and December 31, 1997 .......................          11,000            14,000           20,000
   Additional paid-in capital ......................................      21,413,000        30,783,000       49,775,000
   Retained earnings (deficit) .....................................      (2,054,000)        1,129,000       (3,179,000)
                                                                        ------------      ------------     ------------
     Total stockholders' equity ....................................      19,370,000        31,926,000       46,616,000
                                                                        ------------      ------------     ------------
                                                                        $ 33,584,000      $ 68,475,000     $ 77,636,000
                                                                        ============      ============     ============

See accompanying summary of accounting policies and notes to consolidated financial statements.

                   U.S. Home & Garden Inc. and Subsidiaries

                       Consolidated Statements of Income





                                                                                                       Six months ended
                                                          Years ended June 30,                           December 31,
                                            -------------------------------------------------  ---------------------------------
                                                  1995             1996             1997             1996             1997
                                            ---------------  ---------------  ---------------  ---------------  ----------------
                                                                                                 (unaudited)       (unaudited)
Net sales (Note 11) ......................   $ 19,692,000     $ 27,031,000     $ 52,046,000     $ 12,939,000      $ 15,538,000
Cost of sales ............................      9,151,000       12,670,000       23,649,000        5,825,000         7,379,000
                                             ------------     ------------     ------------     ------------      ------------
Gross profit .............................     10,541,000       14,361,000       28,397,000        7,114,000         8,159,000
                                             ------------     ------------     ------------     ------------      ------------
Operating expenses
 Selling and shipping ....................      4,374,000        6,264,000       11,232,000        3,990,000         4,661,000
 General and administrative ..............      2,778,000        4,348,000        6,513,000        3,322,000         3,891,000
                                             ------------     ------------     ------------     ------------      ------------
                                                7,152,000       10,612,000       17,745,000        7,312,000         8,552,000
                                             ------------     ------------     ------------     ------------      ------------
Income (loss) from operations ............      3,389,000        3,749,000       10,652,000         (198,000)         (393,000)
Other income (expense)
 Investment income .......................         34,000           69,000           76,000           43,000           104,000
 Interest expense (Note 6) ...............     (1,810,000)      (2,009,000)      (3,338,000)      (1,375,000)       (1,597,000)
                                             ------------     ------------     ------------     ------------      ------------
Income (loss) before income taxes and
 extraordinary expense ...................      1,613,000        1,809,000        7,390,000       (1,530,000)       (1,886,000)
Income tax (expense) benefit (Note 10)            (38,000)         715,000       (3,200,000)         475,000           800,000
                                             ------------     ------------     ------------     ------------      ------------
Income (loss) before extraordinary
 expense .................................      1,575,000        2,524,000        4,190,000       (1,055,000)       (1,086,000)
Extraordinary expense of $1,459,000
 on debt refinancing, net of income
 taxes of $452,000 (Note 13) .............                                       (1,007,000)      (1,007,000)
                                             ------------     ------------     ------------     ------------      ------------
Net income (loss) ........................   $  1,575,000     $  2,524,000     $  3,183,000     $ (2,062,000)     $ (1,086,000)
                                             ============     ============     ============     ============      ============
Basic earnings (loss) per share:
Income (loss) per common share before
 extraordinary expense (Note 14) .........   $       0.19     $       0.25     $       0.31     $       (.08)     $       (.07)
Extraordinary expense (Notes 13 and
 14) .....................................                                            (0.08)            (.07)
                                             ------------     ------------     ------------     ------------      ------------
Net income (loss) per common share
 (Note 14) ...............................   $       0.19     $       0.25     $       0.23     $       (.15)     $       (.07)
                                             ============     ============     ============     ============      ============
Dilutive earnings (loss) per share:
Income (loss) per common share before
 extraordinary expense (Note 14) .........   $       0.16     $       0.19     $       0.26     $       (.08)     $       (.07)
Extraordinary expense (Notes 13 and
 14) .....................................                                            (0.06)            (.07)
                                             ------------     ------------     ------------     ------------      ------------
Net income (loss) per common share
 (Note 14) ...............................   $       0.16     $       0.19     $       0.20     $       (.15)     $       (.07)
                                             ============     ============     ============     ============      ============

See accompanying summary of accounting policies and notes to consolidated financial statements.

                   U.S. Home & Garden Inc. and Subsidiaries
                Consolidated Statements of Stockholders' Equity


                                                          Preferred Stock              Common Stock
                                                       ---------------------  ------------------------------
                                                        Number of                  Number of
                                                          Shares     Amount         Shares          Amount
                                                       -----------  --------  ------------------  ----------
Balance, July 1, 1994 (Note 9) ......................                              4,600,000       $ 5,000
 Sale of common stock, net of stock issuance
  costs of approximately $1,300,000..................                              3,775,000         4,000
 Issuance of common stock for payment of trade
  payables ..........................................                                417,000
 Exercise of stock options and warrants .............                                 31,000
 Issuance of unit purchase options ..................
 Conversion of debt and accrued interest into
  common stock (Note 1) .............................                                914,000         1,000
 Net income .........................................
                                                          -----      -----         ---------       -------
Balance, June 30, 1995 (Note 9) .....................                              9,737,000        10,000
 Exercise of stock warrants, net of stock
  issuance costs of approximately $114,000...........                                770,000         1,000
 Net income .........................................
                                                          -----      -----         ---------       -------
Balance, June 30, 1996 (Note 9) .....................                             10,507,000        11,000

 Exercise of stock options, warrants,
  and UPOs, net of issuance costs of
  approximately $300,000.............................                              2,566,000(1)      2,000
 Stock issued for Weatherly acquisition
  (Note 1) ..........................................                              1,000,000         1,000
 Options and warrants issued for acquisition and
  consulting services and bank
  refinancing (Note 1) ..............................
 Net income .........................................
                                                          -----      -----        ------------     -------
Balance, June 30, 1997 (Note 9) .....................                             14,073,000        14,000

Conversion of debt into common stock
 (unaudited) ........................................                                154,000
Repurchase of UPOs (unaudited) (Note 9) .............
Sale of common stock, net of stock issuance costs
 of approximately $950,000 (unaudited) ..............                              4,290,000         5,000
Exercise of stock options and warrants
 (unaudited) ........................................                              1,343,000         1,000
Net loss (unaudited) ................................
                                                          -----      -----        ------------     -------
Balance, December 31, 1997 (unaudited) ..............                             19,860,000       $20,000
                                                          =====      =====        ============     =======

                                                         Additional         Retained           Total
                                                           Paid-in          Earnings       Stockholders'
                                                           Capital         (Deficit)          Equity
                                                       --------------  -----------------  --------------
Balance, July 1, 1994 (Note 9) ......................   $ 9,298,000      $  (6,153,000)    $  3,150,000
 Sale of common stock, net of stock issuance
  costs of approximately $1,300,000..................     7,432,000                           7,436,000
 Issuance of common stock for payment of trade
  payables ..........................................       683,000                             683,000
 Exercise of stock options and warrants .............        35,000                              35,000
 Issuance of unit purchase options ..................       400,000                             400,000
 Conversion of debt and accrued interest into
  common stock (Note 1) .............................     2,059,000                           2,060,000
 Net income .........................................                        1,575,000        1,575,000
                                                        -----------      -------------     ------------
Balance, June 30, 1995 (Note 9) .....................    19,907,000         (4,578,000)      15,339,000
 Exercise of stock warrants, net of stock
  issuance costs of approximately $114,000...........     1,506,000                           1,507,000
 Net income .........................................                        2,524,000        2,524,000
                                                        -----------      -------------     ------------
Balance, June 30, 1996 (Note 9) .....................    21,413,000         (2,054,000)      19,370,000

 Exercise of stock options, warrants,
  and UPOs, net of issuance costs of
  approximately $300,000.............................     5,292,000                           5,294,000
 Stock issued for Weatherly acquisition
  (Note 1) ..........................................     2,999,000                           3,000,000
 Options and warrants issued for acquisition and
  consulting services and bank
  refinancing (Note 1) ..............................     1,079,000                           1,079,000
 Net income .........................................                        3,183,000        3,183,000
                                                        -----------      -------------     ------------
Balance, June 30, 1997 (Note 9) .....................    30,783,000          1,129,000       31,926,000

Conversion of debt into common stock
 (unaudited) ........................................       350,000                             350,000
Repurchase of UPOs (unaudited) (Note 9) .............                       (3,222,000)      (3,222,000)
Sale of common stock, net of stock issuance costs
 of approximately $950,000 (unaudited) ..............    15,934,000                          15,939,000
Exercise of stock options and warrants
 (unaudited) ........................................     2,708,000                           2,709,000
Net loss (unaudited) ................................                       (1,086,000)      (1,086,000)
                                                        -----------      -------------     ------------
Balance, December 31, 1997 (unaudited) ..............   $49,775,000      $  (3,179,000)    $ 46,616,000
                                                        ===========      =============     ============

--------
(1) Includes 38,000 shares of common stock issued for services relating to cash proceeds and approximately 60,000 issued relating to cashless exercise of 4 UPOs (Note 9).
See accompanying summary of accounting policies and notes to consolidated financial statements.

                   U.S. Home & Garden Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows

Increase (decrease) in cash and cash equivalents


                                                               Years ended June 30,
                                               ----------------------------------------------------
                                                     1995              1996              1997
                                               ----------------  ----------------  ----------------
Cash flows from operating activities
 Net income (loss) ..........................   $    1,575,000    $    2,524,000    $    3,183,000
 Adjustments to reconcile net
   income (loss) to net cash pro-
   vided by (used in) operating
   activities:
   Extraordinary expense ....................                                            1,007,000
   Loss on disposal of assets ...............                                              226,000
   Bad debt expense .........................            3,000           167,000           323,000
   Depreciation and other
    amortization ............................          637,000           834,000         1,990,000
   Amortization of deferred
    financing costs .........................          219,000           264,000           323,000
   Changes in operating assets and
    liabilities, net of assets
    acquired and liabilities
    assumed:
    Accounts receivable .....................       (2,523,000)       (2,622,000)       (2,763,000)
    Inventories .............................          637,000          (940,000)          444,000
    Prepaid expenses and other
      current assets ........................         (201,000)         (159,000)          324,000
    Accounts payable and
      accrued expenses ......................           54,000         1,393,000         2,838,000
    Trade credits ...........................          200,000           257,000            46,000
    Other assets ............................         (163,000)          (95,000)          262,000
    Deferred taxes ..........................                         (1,005,000)        2,342,000
                                                --------------    --------------    --------------
Net cash provided by (used in) oper-
 ating activities ...........................          438,000           618,000        10,545,000
                                                --------------    --------------    --------------
Cash flows from investing activities
 Payment for purchase of busi-
 nesses, net of cash acquired ...............      (15,387,000)       (1,602,000)      (28,358,000)
 Payment for non-compete
   agreement ................................                                             (500,000)
 Sale of short-term investments .............          501,000
 Increase in officer receivables ............         (352,000)         (131,000)          (77,000)
 Purchase of product rights .................         (105,000)
 Purchase of furniture, fixtures and
   equipment ................................         (151,000)         (261,000)         (528,000)
 Purchase of package design .................          (82,000)         (109,000)         (131,000)
                                                --------------    --------------    --------------
Net cash used in investing activities .            (15,576,000)       (2,103,000)      (29,594,000)
                                                --------------    --------------    --------------
Cash flows from financing activities .
 Proceeds from issuances of stock .                  7,452,000         1,507,000         5,294,000
 Buyout of unit purchase options ............
 Proceeds from bank line of credit .                11,514,000        17,496,000        41,791,000
 Payment on bank line of credit .............      (12,109,000)      (16,208,000)      (43,079,000)
 Proceeds from notes payable ................       11,000,000                          21,345,000
 Payments of notes payable ..................         (800,000)       (1,600,000)       (3,385,000)
 Acquisition finance costs ..................       (1,036,000)                         (1,514,000)
                                                --------------    --------------    --------------
Net cash provided by financing
 activities .................................       16,021,000         1,195,000        20,452,000
                                                --------------    --------------    --------------
Net increase (decrease) in cash and
 cash equivalents ...........................          883,000          (290,000)        1,403,000
Cash and cash equivalents, begin-
 ning of period .............................           87,000           970,000           680,000
                                                --------------    --------------    --------------
Cash and cash equivalents, end of period        $      970,000    $      680,000    $    2,083,000
                                                ==============    ==============    ==============

                                                        Six months ended
                                                          December 31,
                                               ----------------------------------
                                                     1996              1997
                                               ----------------  ----------------
                                                  (unaudited)       (unaudited)
Cash flows from operating activities
 Net income (loss) ..........................   $  (2,062,000)     $ (1,086,000)
 Adjustments to reconcile net
   income (loss) to net cash pro-
   vided by (used in) operating
   activities:
   Extraordinary expense ....................       1,007,000
   Loss on disposal of assets ...............
   Bad debt expense .........................
   Depreciation and other
    amortization ............................         958,000         1,263,000
   Amortization of deferred
    financing costs .........................         119,000           232,000
   Changes in operating assets and
    liabilities, net of assets
    acquired and liabilities
    assumed:
    Accounts receivable .....................       2,119,000         4,008,000
    Inventories .............................      (4,464,000)       (2,419,000)
    Prepaid expenses and other
      current assets ........................         541,000          (255,000)
    Accounts payable and
      accrued expenses ......................       1,084,000          (651,000)
    Trade credits ...........................                           105,000
    Other assets ............................          92,000            13,000
    Deferred taxes ..........................        (934,000)         (528,000)
                                                -------------      ------------
Net cash provided by (used in) oper-
 ating activities ...........................      (1,540,000)          682,000
                                                -------------      ------------
Cash flows from investing activities
 Payment for purchase of busi-
 nesses, net of cash acquired ...............     (23,801,000)         (561,000)
 Payment for non-compete
   agreement ................................        (500,000)
 Sale of short-term investments .............
 Increase in officer receivables ............        (136,000)         (135,000)
 Purchase of product rights .................
 Purchase of furniture, fixtures and
   equipment ................................        (230,000)         (486,000)
 Purchase of package design .................                          (232,000)
                                                -------------      ------------
Net cash used in investing activities .           (24,667,000)       (1,414,000)
                                                -------------      ------------
Cash flows from financing activities .
 Proceeds from issuances of stock .                 5,193,000        18,648,000
 Buyout of unit purchase options ............                        (3,221,000)
 Proceeds from bank line of credit .               17,884,000         6,010,000
 Payment on bank line of credit .............     (11,975,000)       (3,764,000)
 Proceeds from notes payable ................      16,783,000
 Payments of notes payable ..................        (703,000)       (6,290,000)
 Acquisition finance costs ..................      (1,399,000)
                                                -------------      ------------
Net cash provided by financing
 activities .................................      25,783,000        11,383,000
                                                -------------      ------------
Net increase (decrease) in cash and
 cash equivalents ...........................        (424,000)       10,651,000
Cash and cash equivalents, begin-
 ning of period .............................         680,000         2,083,000
                                                -------------      ------------
Cash and cash equivalents, end of period        $     256,000      $ 12,734,000
                                                =============      ============

See accompanying summary of accounting policies and notes to consolidated financial statements.

                   U.S. Home & Garden Inc. and Subsidiaries

                        Summary of Accounting Policies


Nature of Business

     U.S. Home & Garden Inc. (the "Company" -- formerly known as Natural Earth Technologies, Inc. until July 1995), through its wholly-owned subsidiaries, is a manufacturer and distributor of lawn and garden care products to retailers primarily throughout North America.

     Golden West Agri-Products, Inc. ("Golden West"), a wholly-owned subsidiary, is a manufacturer and distributor of humic acid based agricultural products. Golden West currently sells its products in the Western United States, Mexico and Central America.

     On September 1, 1994, the Company, through its wholly-owned subsidiary Easy Gardener Acquisition Corporation ("Easy Gardener"), acquired all of the assets of Easy Gardener, Inc., a developer, manufac turer and marketer of lawn and garden care products. Easy Gardener primarily sells its products throughout North America.

     On August 11, 1995, Emerald Products Corporation, a wholly-owned subsidiary of Easy Gardener, acquired the assets of Emerald Products, LLC. Emerald Products sells its product, Emerald Edge(R), throughout North America.

     On August 9, 1996, Easy Gardener acquired all of the outstanding stock of Weatherly Consumer Products Group, Inc. ("Weatherly"), a lawn and garden care company which primarily sells its products throughout North America.

     On May 12, 1997, Easy Gardener acquired the Plasti-Chain product line from Plastic Molded Concepts, Inc. ("Plastic").


Principles of Consolidation

     The financial statements include the accounts of the Company and its wholly-owned subsidiaries and the results of operations of Weatherly, Easy Gardener, Plastic, Golden West and Emerald Products since their date of acquisition (Note 1). Significant intercompany accounts and transactions have been eliminated.


Inventories

     Inventories, which consist of raw materials, finished goods, and packaging materials, are stated at the lower of cost or market; cost is determined by the first-in, first-out (FIFO) cost method.


Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated five to seven year useful lives of the assets.


Intangible Assets

     Excess of Cost over Net Assets Acquired The excess of cost over net assets acquired, which relates to the Company's acquisitions of Weatherly, Easy Gardener, Plastic, Golden West, and Emerald Products, are being amortized over periods of twenty to thirty years using the straight-line method. Periodically, the recoverability of goodwill is evaluated by comparing undiscounted estimated future net cash flows to the estimated net cash flows projected at the time of acquisition.

     Deferred Financing Costs Direct costs associated with the Company's long-term financing arrangements are being amortized over the life of the loans, a period of approximately six years.

     Package Design Package design costs associated with Easy Gardener and Weatherly products are being amortized over a five-year period using the straight-line method.

     Product Rights Product rights are being amortized over a 15-year estimated useful life.

     Non-Compete Agreement The non-compete agreement was entered into with the acquisition of Weatherly. The agreement is being amortized over its 20 year term.


Revenue Recognition

     Sales are recorded as products are shipped to customers.


Net Income Per Share

     Effective for the six months ended December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. As required by SFAS 128, all prior earnings have been restated to reflect the retroactive application of this accounting pronouncement. (Note 14).


Income Taxes

     Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


Reclassification

     Certain 1996 financial statement amounts have been reclassified to conform to the 1997 presentation.


Advertising Costs

     The Company incurs advertising expense primarily relating to cooperative advertising credits granted to customers based on qualified expenses incurred by the customers to advertise the Company's products. Cooperative advertising credits are usually limited to a percentage of an agreed-upon sales volume. The Company also incurs advertising expense relating to the distribution of catalogs and the broadcasting of radio and television commercials. Advertising costs are expensed as incurred. Advertising expense was $1,236,000, $1,823,000 and $2,945,000 during the years ended June 30, 1995, 1996 and 1997, respectively, and $757,000 and $963,000 for the six months ended December 31, 1996 and 1997, respectively (unaudited).


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Cash Equivalents

     The Company considers all short-term investments purchased with an initial maturity of three months or less to be cash equivalents.


Stock Based Compensation

     Effective July 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. The fair value method is required for all stock based compensation issued to non-employees. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method had been adopted. The Company has elected to continue to account for stock-based compensation under APB No. 25 (see Note 9).


New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS
130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Management does not believe that the Company's current financial statement disclosures will need to be modified based upon current operations. Results of operations and financial position, however, will be unaffected by future implementation of this standard.

     In June 1997, the Financial Accounting Standards Board issued SFAS No.131, Disclosures about Segments of an Enterprise and Related Information, (SFAS 131) which supersedes SFAS No. 14., Financial reporting for Segments of a Business Enterprises. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     SFAS 131 is effective for financial statements for period beginning after December 15, 1997 and requires comparative information for earlier years to be restated. The Company believes it operates under one business segment and has already substantially complied with the required financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.


Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable and debt. The carrying value of cash and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying value of short-term and long-term debt approximates the fair value based upon short-term and long-term borrowings at market rate interest.

     Cash and cash equivalents are held principally at three high quality financial institutions. At times such balances may be in excess of the FDIC insurance limit.


Basis of Presentation

     The accompanying balance sheet as of December 31, 1997 and the statements of operations and cash flows for each of the six months ended December 31, 1996 and 1997 have not been audited. However, in the opinion of management, they include all adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the six months ended December 31, 1997 are not necessarily indicative of results to be expected for any future period.

                   U.S. Home & Garden Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements
           (Information for December 31, 1996 and 1997 is Unaudited)


1. Business Acquisitions


     On May 12, 1997, Easy Gardener acquired from Plastic substantially all of the assets, including product rights and all other intangible assets, of Plastic used in connection with Plastic's home lawn and garden care distribution business for approximately $4,300,000.


     On August 9, 1996, Easy Gardener acquired all of the outstanding stock of Weatherly, a lawn and garden care company, for 1,000,000 shares of the Company's common stock (valued at $3 per share) and $22,937,000, less an amount required to discharge certain outstanding indebtedness of the acquired company, and adjusted dollar for dollar based upon the ultimate value of the acquired company's net current assets (approximately $2.5 million). The acquisition was accounted for as a purchase and, accordingly, the results of operations of Weatherly have been included in the consolidated statement of income since August 9, 1996. The Company operates the acquired company as a subsidiary of Easy Gardener. In connection with the above acquisition, the Company's outstanding notes payable were refinanced and a new line of credit arrangement was established (See Note 6).


     On August 11, 1995, Emerald Products Corporation, a newly-formed, wholly-owned subsidiary of Easy Gardener, acquired from Emerald Products, LLC ("Emerald") all of the assets, including product rights and all other intangible assets, of Emerald used in connection with Emerald's home lawn and garden care distribution business. The purchase price, subject to adjustment as described below, was $835,000 in cash and a $100,000 non-interest bearing promissory note, which was paid off during fiscal 1996 using cash from operations. The purchase price is subject to increase based upon the Company achieving certain annual gross sales levels of acquired product lines through September 2002. This additional consideration is payable in cash annually and based upon 2.5% of annual Emerald gross sales of up to $4,000,000, 1.5% of annual gross sales between $4,000,001 and $5,000,000 and 1% of annual gross sales greater than $5,000,000.


     On September 1, 1994 (the "Closing Date"), Easy Gardener Acquisition Corp., a newly formed, wholly-owned subsidiary of the Company, acquired from Easy Gardener, Inc. (the "Seller"), all of the assets of the Seller used in connection with the Seller's home lawn and garden care products distribution business (the "Purchased Assets") pursuant to an assets purchase agreement dated as of June 19, 1994. The purchase price was $20,500,000 (subject to adjustment as described below) which was paid by the delivery of (i) $8,000,000 in cash (ii) a promissory note (the "Note") issued by Easy Gardener Acquisition Corp. in the initial principal amount of $10,500,000, and (iii) two convertible promissory notes (the "Convertible Notes") issued by the Company each in the initial principal amount of $1,000,000. The Note was paid from the proceeds of the Company's bank financing in September 1994. The Convertible Notes plus accrued interest were each converted into 457,198 shares of the Company's common stock and Class B warrants to acquire 457,198 shares of common stock at an exercise price of $2.28 per share. The Convertible Notes were automatically converted upon the February 1995 approval by the stockholders of the Company of an Amendment to the Company's Certificate of Incorporation increasing the amount of the Company's authorized common stock to 30,000,000 shares. The shares of common stock issued upon exercise of the Convertible Notes, and the shares of common stock issuable upon exercise of the warrants, are subject to a seven-year voting agreement with Mr. Robert Kassel, Chairman of the Company. The purchase price was subject to increase, if and to the extent that on the Closing Date current assets of Easy Gardener, Inc. exceeded current liabilities by $6,600,000. This additional amount approximated $783,000 at the date of closing and was paid in October 1994.


     Approximately $2,200,000 was contingently payable to the Seller over the four years following the Closing Date based upon the acquired business generating certain specified levels of net income. As of June 30, 1997, the entire $2,200,000 has been added to the excess of cost over net assets acquired of Easy Gardener based upon operating results obtained through June 30, 1997 and forecasted results for fiscal year 1998. As of June 30, 1997, approximately $1,467,000 is payable for this additional purchase price.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

1. Business Acquisitions  -- (Continued)
     The following unaudited pro forma summary combines the consolidated results of operations of the Company, Weatherly and Easy Gardener as if the acquisitions had occurred at the beginning of the year of acquisition and the beginning of the prior year. Accordingly, Easy Gardener is reflected as if the acquisition occurred on July 1, 1994 and Weatherly as if the acquisition occurred July 1, 1995. The proforma information gives effect to certain adjustments, including the amortization of excess of cost over net assets acquired, the elimination of certain expenses incurred by Weatherly related to its acquisition and additional interest expense on the notes payable. This pro forma summary does not necessarily reflect the results of operations as they would have been if the Company, Weatherly and Easy Gardener had constituted a single entity during such periods and is not necessarily indicative of results which may be obtained in the future. The pro forma effect of the Emerald and Plastic acquisitions have not been reflected since their prior revenue was not material to the Company's operations.



                                                                                                            Six months ended
                                                                 Years ended June 30,                         December 31,
                                               ---------------------------------------------------------   -----------------
                                                      1995                1996                1997                1996
                                               -----------------   -----------------   -----------------   -----------------
                                                                                                              (unaudited)
Net sales ..................................     $  21,349,000       $  46,102,000       $  52,788,000       $ 13,680,000
                                                 =============       =============       =============       ============
Net income (loss) before extraordinary
 expense and income taxes ..................     $   1,420,000       $   2,369,000       $   6,540,000       $ (2,379,000)
                                                 =============       =============       =============       ============
Net income (loss) before extraordinary
 expense ...................................     $   1,382,000       $   3,462,000       $   3,648,000       $ (1,429,000)
                                                 =============       =============       =============       ============
Net income (loss) ..........................     $   1,382,000       $   1,542,000       $   2,121,000       $ (2,955,000)
                                                 =============       =============       =============       ============
Diluted earnings (loss) per share:
Net income (loss) per common share
 before extraordinary expenses .............     $         .11       $         .21       $         .22       $       (.10)
                                                 =============       =============       =============       ============
Net income (loss) per common share .........     $         .11       $         .09       $         .13       $       (.21)
                                                 =============       =============       =============       ============

2. Trade Credits

     In April 1996, the Company entered into an agreement to exchange unsold assets held for sale for credit against the future purchase of products and services. This transaction has been reported at the estimated fair market value of the assets exchanged by the Company. No gain or loss was recognized on such transaction as the Company had previously written down its assets held for sale to their estimated fair market value. The agreement requires the Company to pay a portion of the purchase price of the product or services received. Depending on the nature of the products or services purchased, the Company will receive a credit against the future price ranging from 10% to 45% of the cash purchase price. The Company will also receive a percentage of the cash proceeds from the ultimate sale of the assets. As of June 30, 1996, included in accounts receivable is approximately $105,000 of cash subsequently received on the sale of a portion of the assets by the third party. The agreement provides that the Company will receive maximum total credits and cash totaling $1.6 million. The agreement expires in April 1999 and requires the Company to use all credits by this date. The Company expects to use the credits primarily by purchasing operating assets and advertising time. The Company expects to use all available credits by the expiration date and will continually evaluate this asset based upon credits utilized and future operating goals.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

3. Inventories

     Inventories consist of:



                                     June 30,               December 31,
                           -----------------------------   -------------
                               1996            1997             1997
                           ------------   --------------   -------------
                                                            (unaudited)
Raw materials ..........   $  82,000       $   578,000      $  257,000
Finished goods .........   3,310,000         4,676,000       7,416,000
                           ---------       -----------      ----------
                           3,392,000       $ 5,254,000      $7,673,000
                           =========       ===========      ==========

4. Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment consist of:



                                                        June 30,               December 31,
                                              -----------------------------   -------------
                                                  1996            1997             1997
                                              ------------   --------------   -------------
                                                                               (unaudited)
Leasehold improvements ....................   $  74,000       $   397,000      $  393,000
Furniture, fixtures and equipment .........   1,575,000         2,761,000       3,162,000
                                              ---------       -----------      ----------
                                              1,649,000         3,158,000       3,555,000
Less accumulated depreciation .............     433,000           843,000       1,154,000
                                              ---------       -----------      ----------
                                              1,216,000       $ 2,315,000      $2,401,000
                                              =========       ===========      ==========

5. Excess of Cost Over Net Assets Acquired

     The excess of cost over net assets acquired consists of the following:



                                                                June 30,                December 31,
                                                     -------------------------------   -------------
                                                          1996             1997             1997
                                                     -------------   ---------------   -------------
                                                                                        (unaudited)
Weatherly Consumer Products Group, Inc. ..........   $                $ 23,046,000     $22,948,000
Easy Gardener, Inc. ..............................   14,172,000         15,639,000      15,639,000
Plastic Molded Concepts, Inc. ....................                       2,760,000       2,810,000
Golden West Chemical Distributions, Inc. .........    2,098,000          2,098,000       2,098,000
Emerald Products, LLC ............................      778,000            870,000         894,000
                                                     ----------       ------------     -----------
                                                     17,048,000         44,413,000      44,389,000
Less accumulated amortization ....................    1,264,000          2,579,000       3,379,000
                                                     ----------       ------------     -----------
                                                     15,784,000       $ 41,834,000     $41,010,000
                                                     ==========       ============     ===========

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

6. Notes Payable and Line of Credit

     Notes payable consist of the following:



                                                                                 June 30,               December 31,
                                                                       -----------------------------   -------------
                                                                           1996            1997             1997
                                                                       ------------   --------------   -------------
                                                                                                        (unaudited)
$23,000,000 note payable, interest due monthly at prime (8.5% at
 June 30, 1997) plus 1.25% or LIBOR (5.72% at June 30, 1997)
 plus 3.50%, quarterly principal payments ranging from $570,000 to $1,350,000 beginning September 30, 1996 through June 30,
 2002, collateralized by Easy Gardener's assets and guaranteed by
 the Company. ......................................................   $               $20,510,000     $18,020,000
$2,250,000 note payable, interest due monthly at prime (8.5% at
 June 30, 1997) plus 6.0%, quarterly principal payments of
 $140,625 beginning September 30, 1998 through June 30, 2002, collateralized by Easy Gardener's assets and guaranteed by the
 Company. ..........................................................                     2,250,000       2,250,000
$3,800,000 note payable, interest only due monthly at 12% with the
 full principal due November 1997. .................................                     3,800,000
$8,000,000 note payable, interest at 12.25%, monthly principal pay-
 ments of $133,333, plus interest, commencing January 31, 1995 until January 2000, collateralized by the assets of Easy Gardener and a guaranty of the Company. This note was refinanced during
 1997. .............................................................    5,600,000
$3,000,000 note payable, interest at 12%, equal monthly principal payments of $125,000, plus interest, commencing the earlier of the repayment of the $8,000,000 note payable or January 31,
 2000, collateralized by assets of Easy Gardener and a guaranty of
 the Company. This note was refinanced during 1997. ................    3,000,000
                                                                       ----------      -----------     -----------
                                                                        8,600,000       26,560,000      20,270,000
Less current portion ...............................................    2,362,000        8,990,000       3,840,000
                                                                       ----------      -----------     -----------
                                                                       $6,238,000      $17,570,000     $16,430,000
                                                                       ==========      ===========     ===========

     At June 30 and December 31, 1997, the Company's financing arrangements include a $13,000,000 revolving credit facility expiring June 2002, bearing interest at the lower of prime or LIBOR rates plus an additional marginal amount; collateralized by Easy Gardener's assets and guaranteed by the Company. The credit facility's availability increases to $16,000,000 for the months of February through May.


     As of June 30, 1997, no amounts were outstanding on the credit line, and at December 31, 1997, $2,246,000 was outstanding on the credit line. The credit agreement contains various restrictions which require, among other things, maintenance of certain financial ratios and an annual zero balance for ten consecutive days during August. At June 30, 1997 and December 31, 1997, the Company was in compliance with all such covenants. If the revolving credit facility is terminated prior to June 2002, the Company will be subject to certain prepayment penalties.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

6. Notes Payable and Line of Credit  -- (Continued)

     At June 30, 1996, the Company's had a $6,000,000 revolving credit facility bearing interest at prime (8.25% at June 30, 1996) plus 2%, payable in monthly installments commencing January 1, 1995 and collateralized by assets of Easy Gardener and a guaranty of the Company. As of June 30, 1996, there was $1,288,000 outstanding on the credit line which was refinanced during August 1996 utilizing the $13,000,000 revolving credit facility noted above.

     The $3 million note payable also required the Company to pay additional interest (defined as a success fee) when the loan was paid off. The success fee ranges from $300,000 in the first year to $4,140,000 in the seventh year. As of June 30, 1996, the accrued success fee was approximately $481,000 (Note 13).

     The $8 million note payable was subject to certain mandatory prepay ments of "excess cash flow" of Easy Gardener and certain net proceeds of asset sales, condemnation awards and insurance recoveries. As of June 30, 1996, $762,000 is the payment for "excess cash flow" which was made subsequent to year end. This amount has been included in the current portion of notes payable. Also, certain optional prepayments of advances under the revolving facility and the $8 million note payable require the payment of a premium (Note 13).

     In connection with the acquisition of Weatherly Products Inc. on August 9, 1996, both of the above term notes payable were refinanced and a new line of credit agreement was executed (Note 13).

     Future minimum principal payments are as follows:



Year ending June 30,         Amount
----------------------   --------------
         1998             $  8,990,000
         1999                4,402,000
         2000                4,403,000
         2001                4,402,000
         2002                4,363,000
                          ------------
                          $ 26,560,000
                          ============

7. Officer Receivables

     Officer receivables represents notes which bear interest at 7% and require interest only payments on an annual basis. The notes are due June 2002.


8.  Commitments


     Employment Agreements

     During 1996 and 1997, the Company entered into new employment agreements with three of its officers. The agreements are for one-year periods but are automatically renewed unless specifically terminated by the Company or the employee. If the employment agreements are terminated by the Company, the officers will be entitled to an additional ten and five years of annual compensation. Annual compensation under the employment agreements are $350,000, $162,000 and $101,000. The employment agreements also provide for certain lump sum payments in the event of a change in control equal to approximately $5 million. An agreement with an officer of Easy Gardener provides for a base aggregate annual salary of approximately $200,000 in 1998. In addition, the agreements provide for incentive and additional compensation under certain circumstances.


     Operating Leases

     The Company leases office and warehouse space under operating leases which expire in various years through 2001. The Company also leases certain office equipment and automobiles under operating leases expiring in 1998 through 2002. The future minimum lease payments under these non-cancelable operating leases are as follows:

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)


8.  Commitments  -- (Continued)

Year ending June 30,         Amount
----------------------   --------------
         1998             $   729,000
         1999                 591,000
         2000                 410,000
         2001                 176,000
         2002                   1,000
                          -----------
                          $ 1,907,000
                          ===========


     Rent expense was approximately $303,000, $336,000 and $680,000 for the years ended June 30, 1995, 1996 and 1997, respectively, and $322,000 and $168,000 for the six months ended December 31, 1996 and 1997 respectively.


     Pension Plan

     Easy Gardener has established an employee defined contribution pension plan (the Plan). Employees of the Company, Weatherly, Easy Gardener and Golden West are eligible to participate. The Company is required to match the first 3% of employee contributions up to 5% of the employees wage base. The plan also allows discretionary contributions by the Company. The Company's contribution vests over a seven-year period. Pension expense associated with the Plan for 1995, 1996 and 1997 was approximately $64,000, $180,000 and $199,000. Pension expense associated with the Plan for the six months ended December 31, 1996 and 1997 was $161,000 and $159,000.


     Royalty Agreements

     The Company has entered into royalty agreements which provide for payments based upon a percentage of net sales of certain products. These agreements expire in various years from 1998 to 2005. Royalty expense during the years ended June 30, 1995, 1996 and 1997 was $64,000, $104,000 and $304,000. Royalty
expense during the six months ended December 31, 1996 and 1997 was $51,000 and $132,000.

9. Stockholders' Equity

     (a) Convertible Preferred Stock

     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's common stock.

     (b) Common Stock

     The Company raised a portion of the Easy Gardener, Inc. purchase price through the August 1994 private placement of $8,025,000 of Units (for which it received net proceeds of approximately $6,900,000), each $100,000 Unit consisting of 44,000 shares of common stock and a class B warrant to purchase 44,000 shares of common stock for $2.28 per share.

     In June 1994, the Company sold approximately 200,000 shares to various foreign investors. Proceeds to the Company, after deducting commissions and expenses approximated $435,000. In a related transaction during July 1994, the Company sold an additional 240,000 shares to foreign investors resulting in net proceeds to the Company of approximately $518,000. Proceeds were used for the Easy Gardener acquisition.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

9. Stockholders' Equity  -- (Continued)
     (c) Stock Option Plans

     The Company adopted the 1991 Stock Option Plan (the "1991 Plan") pursuant to which 700,000 shares of common stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     During fiscal 1995, the Board of Directors of the Company adopted, subject to stockholder approval, two additional stock option plans. The 1995 Stock Option Plan (the "1995 Plan") allows the granting of either ISOs or non-qualified options. The maximum aggregate number of shares to be granted under this plan is 1,500,000. The Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") was established to attract, retain and compensate for their services as directors, highly qualified individuals who are not employees of the Company. The maximum aggregate number of shares issued under this plan is 100,000. During 1996 and 1997, 10,000 options were granted each year. The 1995 Plan is administered by a committee of the Board of Directors and the Non-Employee Director Plan is a formula plan.

     During May 1997, the Board of Directors approved the 1997 Stock Option Plan. The plan reserves 1,500,000 shares of common stock.

     The 1997 plan is subject to shareholder approval. No options have been granted as of June 30, 1997.

     The 1991 Plan is administered by the Board of Directors of the Company (the "Board"). The Board, or committee, as the case may be, within the limitations of the 1991 and 1995 Plans, as the case may be, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options.

     ISOs granted under the plans may not be granted at a price less than the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Non-qualified options granted under the 1991 Plan may not be granted at a price less than the fair market value of the common stock on the date of grant (not less than par value in the case of the 1995 Plan). Options granted under the plans will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

     All options granted under the 1991 Plan, Non-Employee Director Plan and ISOs under the 1995 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     The Board of Directors also has authorization to issue stock options ("Non-Plan Options") to employees or consultants for services performed.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

9. Stockholders' Equity  -- (Continued)
     The following is a summary of activity relating to stock options.




                                   Weighted                                                              Weighted
                                    Average                                                               Average
                                    Option                                              Available        Remaining
                                   Price Per            Out-             Exer-             for          Contractual
                                     Share            standing          cisable           Grant            Life
                                --------------   -----------------   ------------   ----------------   ------------
1991 Plan
June 30, 1995 ...............      $  1.71(1)         688,000           588,000           12,000       5  years
Became exercisable ..........                                           100,000
                                                      ---------         -------           ------       ----------
June 30, 1996 ...............      $  1.71(1)         688,000           688,000           12,000       4  years
Expired in 1997 .............      $  1.69            (26,000)          (26,000)          26,000
                                   ---------          ---------         -------           ------       ----------
June 30, 1997 ...............      $  1.71(1)         662,000           662,000           38,000       3  years
                                   =========          =========         =======           ======       ==========
1995 Plan
June 30, 1995 ...............      $  2.28            400,000                          1,100,000       5  years
Granted during 1996 .........         2.25            310,000(3)         10,000         (310,000)
Became exercisable ..........                                           400,000
                                                      ---------         -------        ---------       ----------
June 30, 1996 ...............      $  2.26            710,000           410,000          790,000       4.5  years
Granted during 1997 .........         2.06 (4)        675,000           675,000         (675,000)
Became exercisable ..........         2.28                               75,000
                                   ----------         ---------         -------        ---------       ----------
June 30, 1997 ...............      $  2.10(4)       1,385,000         1,160,000          115,000(5)    4  years
                                   ==========       ===========       =========        =========       ==========
Non-Plan Options
June 30, 1995 ...............      $  1.85            745,000(2)        645,000                        4  years
Granted during 1996 .........         2.25            315,000(3)
                                   ----------       -----------       ---------        ---------       ----------
June 30, 1996 ...............      $  1.83(1)       1,060,000           645,000                        3.5  years
Became exercisable ..........         2.25                              125,000
Granted during 1997 .........         1.91          1,225,000         1,225,000
                                   ----------       -----------       ---------        ---------       ----------
June 30, 1997 ...............      $  1.84(4)       2,285,000         1,995,000                        4  years
                                   ==========       ===========       =========        =========       ==========

------------
(1) During fiscal 1995, the Board of Directors authorized a reduction in the exercise price. The ending option price per share reflects the reduced exercise price. During fiscal 1995, approximately 1.1 million options to purchase common stock were repriced to $1.69.

(2) Options outstanding reflect the effect of certain antidilution provisions.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

9. Stockholders' Equity  -- (Continued)
(3) Options vest over four years with the exception of 10,000 immediately vesting 1995 Plan options.

(4) In December 1996, 1,490,000 options granted subsequent to June 1995 were repriced to $2.06 per share.

(5) During the period July 1, 1997 to September 30, 1997, the Company granted options to acquire 98,000 shares of common stock under the 1995 Plan.

     In addition to certain stock options and warrants granted to employees, the Company also issued a total of 925,000 options and warrants to various consultants and a financial institution relating to various consulting services, the acquisitions of Weatherly and PlastiChain, and the new bank agreement entered into during August 1996. The fair value of such options and warrants was estimated at approximately $1,079,000. The fair value of such options and warrants has been expensed except for the fair value related to acquisitions and the bank financing for which these amounts are being amortized over the life of the bank financing agreement and the excess of cost of net assets acquired.

     (d) Unit Purchase Options

     In October 1994, the Company granted six unit purchase options (UPOs), each consisting of 43,860 shares of the Company's common stock and Class B Warrants to purchase 43,860 shares of common stock at an exercise price of $2.28. These UPOs, which expire on August 31, 1999, have a nominal exercise price. Three of the UPOs were granted to an officer of the Company for his personal guarantees in connection with the Easy Gardener acquisition. Three were granted to an outside consultant for its services in connection with financing obtained for the Easy Gardener acquisition. The six UPOs issued with the nominal exercise price were valued at $400,000 and included in deferred financing costs. Concurrently, the Company also granted six UPOs, consisting of the same components, each with a current exercise price of approximately $75,000, three of which were granted to an officer of the Company. All these transactions were done in lieu of cash compensation in consideration for certain financial consulting and other services and for the personal guarantee and other collateral provided in connection with the Company's acquisition of Easy Gardener, Inc., without which the Company's transaction with Easy Gardener, Inc. would not have occurred. During 1997, one UPO and the related warrants were exercised by the outside consultant. Proceeds to the Company were approximately $175,000.

     In connection with the Company's August 1994 Private Placement, the placement agent and its designees were granted approximately 28 UPOs exercisable at $100,000 each. Each UPO consists of 43,860 shares of common stock and warrants to purchase 43,860 shares of common stock at $2.28 per share. These warrants expire in August 1999, if the underlying UPO is not exercised. If exercised, the warrants expire in May 2000. During 1997, 5 UPOs were terminated in a cashless exercise and approximately 60,000 shares of common stock was issued.

     The total shares of common stock issuable upon exercise of the UPOs, including the underlying warrants, would be approximately 3,500,000 and 3,000,000 shares at June 30, 1996 and 1997.

     In December 1997, the Company repurchased 1,661,871 shares of common stock underlying 16.8 UPO's and warrants to acquire 85,000 of common stock for approximately $3,221,000.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

9. Stockholders' Equity  -- (Continued)
     (e) Warrants

     In connection with certain business transactions and stock offerings, the Company has granted various warrants to purchase common stock. The following schedule will summarize the activity.




                                                         Weighted                                                Weighted
                                                         Average                                                  Average
                                                         Warrant                                                 Remaining
                                                        Price Per           Out-                 Exer-          Contractual
                                                          Share          standing(1)            cisable            Life
                                                       -----------   ------------------   ------------------   ------------
July 1, 1994 .......................................   $  1.89            1,729,000            1,729,000       3.5 years
Warrants issued in connection with private placement     2.28             3,520,000            3,520,000
Warrants issued with convertible debenture .........     2.28               914,000              914,000
Warrants issued ....................................     2.75               100,000              100,000
Warrants exercised .................................     1.85               (30,000)             (30,000)
                                                       -------            ---------            ---------
June 30, 1995 ......................................     2.12             6,233,000            6,233,000       4.5 years
                                                       -------            ---------            ---------       ------------
Increase for antidilution ..........................     2.28               153,000              153,000
Warrants exercised .................................     2.24              (770,000)            (770,000)
                                                       -------            ---------            ---------
June 30, 1996 ......................................     2.14             5,616,000            5,616,000       3.5 years
Warrants issued ....................................     2.45               525,000              525,000
Warrants exercised .................................     2.15            (2,380,000)          (2,380,000)
Expired ............................................     6.00               (52,000)             (52,000)
                                                       -------           ----------           ----------
June 30, 1997 ......................................   $  2.18            3,709,000(2)         3,709,000(2)    3 years
                                                       =======           ============         ============     ============

------------
(1) The warrants contain anti-dilution provisions which could effect the number of shares of common issuable stock upon the exercise of the warrants as well as the per share warrant prices. Additionally, these warrants contain certain redemption provisions.

(2) During the period July 1, to December 31, 1997, 1,343,000 warrants were exercised.

     (f) Common Stock Reserved

     At June 30, 1997, approximately 12,700,000 shares of common stock have been reserved for issuance upon the exercise of warrants, options and UPOs.

     (g) Stock Based Compensation

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the plan. Under APB Opinion No. 25, because the exercise price of the Company stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized.

     FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net loss as if compensation costs for the Company's stock options and warrants had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option and warrant at the grant date by using a modified Black-Scholes pricing model with the following weighted-average assumptions used for grants in 1996 and 1997, respectively: no dividend yield for any year; expected volatility of approximately 30% in both years; risk-free interest rates of 6.65% and 6.6%; and expected lives of approximately three to five years.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

9. Stockholders' Equity  -- (Continued)
     Under the accounting provisions of FASB Statement No. 123, the Company net income and net income per common share would have been decreased to the pro forma amounts indicated below:

                                          Years ended June 30,
                                   -----------------------------------
                                         1996               1997
                                   ----------------   ----------------
Net Income
 As reported ...................     $  2,524,000       $  3,183,000
 Pro forma .....................        2,392,000          1,617,000
 Per share as reported .........              0.25               0.20
 Pro forma .....................              0.23               0.12
                                     =============      =============


     The above pro forma information includes only the effects of 1996 and 1997 grants. Because options potentially vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net earnings in future years.


10. Income Taxes

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is established for deferred income tax assets when realization is not deemed more likely than not. Deferred tax assets (liabilities) consist principally of the following:


                                                                               June 30,                 December 31,
                                                                   ---------------------------------   -------------
                                                                         1996              1997             1997
                                                                   ---------------   ---------------   -------------
                                                                                                        (unaudited)
Deferred tax assets
Net operating loss carryforwards ...............................     $ 1,384,000       $   555,000      $1,212,000
Accounts receivable allowance and other ........................          97,000            58,000         169,000
                                                                     -----------       -----------      ----------
Total deferred tax asset .......................................       1,481,000           613,000       1,381,000
Less valuation allowance .......................................        (148,000)         (165,000)       (302,000)
                                                                     -----------       -----------      ----------
Net deferred tax asset .........................................     $ 1,333,000       $   448,000      $1,079,000
                                                                     ===========       ===========      ==========
Deferred tax liability
Depreciation and amortization in excess of book amount .........     $  (328,000)      $  (547,000)     $ (650,000)
                                                                     ===========       ===========      ==========

     At June 30, 1997, the Company had approximately $1,025,000 of net operating loss (NOL) carryforwards available to reduce future Federal taxable income. These losses are available through 2011. California allows an NOL carryforward of 50% of a company's California taxable loss. The carryforward for California purposes, after the 50% reduction, was approximately $2,217,000 at June 30, 1997 and expires through 2001. Use of the Company's NOLs could be limited in the future as a result of issuance or exercise of stock options and warrants or sale or issuance of stock. The Company files its tax returns on a calendar year basis. Because of the seasonal nature of the Company's operations, the different reporting periods for book and tax purposes may affect the amount of taxes that will ultimately be payable or deferred.

     At June 30, 1996, June 30, 1997 and December 31, 1997, the Company established a $148,000, $165,000 and $302,000 valuation allowance for the benefits pertaining to California NOLs which are not estimated to be realizable prior to their expiration. The Company believes that it is more likely than not that the remaining deferred tax assets will be realized through future taxable earnings or alternative tax strategies.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)


10. Income Taxes  -- (Continued)
     The income tax (provision) benefit consists of:


                                            June 30,
                       --------------------------------------------------
                            1995             1996              1997
                       --------------   -------------   -----------------
Current
   Federal .........     $       --      $       --       $    (283,000)
   State ...........        (38,000)       (290,000)           (280,000)
                         ----------      ----------       -------------
                            (38,000)       (290,000)           (563,000)
                         ----------      ----------       -------------
Deferred
   Federal .........             --       1,013,000          (2,129,000)
   State ...........             --          (8,000)            (56,000)
                         ----------      ----------       -------------
                                 --       1,005,000          (2,185,000)
                         ----------      ----------       -------------
                         $  (38,000)     $  715,000       $  (2,748,000)
                         ==========      ==========       =============


     The 1997 income tax expense consists of $3,200,000 expense from continuing operations reduced by $452,000 benefit associated with the extraordinary expense.


     The following is a reconciliation between the Statutory Federal income tax rate and the Company's effective tax rate for continuing operations:

                                                                            1995            1996            1997
                                                                       -------------   -------------   -------------
Income tax (provision) computed at Federal Statutory rate ..........   (34.0)%         (34.0)%         (34.0)%
State taxes, net of Federal tax benefits ...........................   ( 2.4)          (16.5)          ( 4.6)
Nondeductible amortization and other ...............................   ( 3.6)          ( 4.1)          ( 4.5)
Changes in valuation allowance on deferred tax asset ...............   (37.6)           94.1           ( 0.2)
                                                                       -----           -----           -----
(Provision) benefit for income taxes ...............................   ( 2.4)%          39.5%          (43.3)%
                                                                       =====           =====           =====

     The income tax benefit for the six months ended December 31, 1996 and 1997 is computed based upon the Company's estimated effective tax rate for the respective fiscal year.


11. Concentration of Credit Risk and Significant Relationships


     Trade accounts receivable are due primarily from numerous customers located in many geographic regions throughout the United States. The Company performs ongoing credit evaluations of its customers' financial conditions and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.


     During the years ended June 30, 1996 and 1997, sales to two Easy Gardener customers accounted for approximately 36% (27% and 9%) and 36% (26% and 10%) of consolidated net sales. During the six months ended December 31, 1996 and 1997, sales to two Easy Gardener customers accounted for approximately 34% (25% and 9%) and 35% (26% and 9%) of consolidated net sales. Included in accounts receivable at June 30, 1996, June 30, 1997 and December 31, 1997 is $1,440,000, $2,320,000 and $455,000 due from the largest customer.


     During the year ended June 30, 1995, sales to two Easy Gardener customers accounted for approximately 24% and 9% of consolidated net sales.


     Substantially all of Easy Gardener's raw material purchases for Weedblock(R) inventory, representing approximately 66%, 50% and 22% of the Company's consolidated raw material purchases during the years ended June 30, 1995, 1996 and 1997, are from one vendor.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

11. Concentration of Credit Risk and Significant Relationships -- (Continued) Management believes that other suppliers could provide a similar product on comparable terms. A change in suppliers, however, could cause delays and a possible loss of sales, which would affect operating results adversely. Included in accounts payable at June 30, 1996, June 30, 1997 and December 31, 1997 is $139,000, $349,000 and $520,000 due to this vendor.


12. Supplemental Cash Flow Information


     Cash paid for:

                                                     Years ended                            Six months ended
                                                       June 30,                               December 31,
                                   ------------------------------------------------   ----------------------------
                                        1995             1996             1997             1996           1997
                                   --------------   --------------   --------------   -------------   ------------
                                                                                       (unaudited)     (unaudited)
Cash paid during the period
 for:
Interest, including deferred
 financing costs and
 extraordinary expense .........    $ 1,528,000      $ 1,296,000      $ 5,816,000      $3,251,000     $1,358,000
                                    ===========      ===========      ===========      ==========     ==========
Taxes ..........................    $    10,000      $    96,000      $   131,000      $    7,000     $   30,000
                                    ===========      ===========      ===========      ==========     ==========

     Supplemental Schedule of Non-cash Investing and Financing Activities:


     The Company purchased all of the assets of Easy Gardener, Inc. for $21,283,000 in September 1994.



       Fair value of assets acquired .........   $ 28,526,000
       Cash paid for assets acquired .........   (14,424,000)
       Promissory notes ......................   (12,783,000)
                                                 ------------
       Liabilities assumed ...................   $ 1,319,000
                                                 ============


     During 1995, the Company entered into agreements to issue approximately 417,000 shares of common stock, valued at approximately $683,000 as payment of certain accounts payable.


     During 1995, $2,000,000 of convertible debentures and related accrued interest was converted into 914,396 shares of common stock and 914,396 Class B warrants.


     During 1995, deferred financing costs of approximately $400,000 was paid for by the issuance of 6 UPOs with a nominal exercise price.


     During 1996, the Company exchanged assets held for sale with a book value of approximately $1.4 million for future trade credits.


     During 1997, the Company issued warrants and options for various consulting services which were valued at approximately $1,079,000.


13. Extraordinary Expense


     As a result of the refinancing of all of the Company's outstanding debt in August 1996 (See Note 6), the entire balance of deferred finance costs at June 30, 1996, net of accumulated amortization, plus certain prepayment penalties totaling approximately $455,000, was written off as an extraordinary expense during the year ended June 30, 1997.

                   U.S. Home & Garden Inc. and Subsidiaries

           (Information for December 31, 1996 and 1997 is Unaudited)

14. Earnings per Share

     The following is a reconciliation of the weighted average number of shares used to compute basic and dilutive earnings per share before extraordinary expense:



                                                                                                 Six months ended
                                                         Years ended June 30,                      December 31,
                                              ------------------------------------------   ----------------------------
                                                  1995           1996           1997            1996           1997
                                              ------------   ------------   ------------   -------------   ------------
                                                                                            (unaudited)     (unaudited)
Basic earnings per common share............    8,376,000     10,206,000     13,695,000      13,437,000     15,552,000
Options and warrants ......................    1,749,000      3,155,000      2,373,000
                                               ---------     ----------     ----------      ----------     ----------
Diluted earning per common
 share ....................................   10,125,000     13,361,000     16,068,000      13,437,000     15,552,000
                                              ----------     ----------     ----------      ----------     ----------

     Options and warrants to purchase 11,274,000 and 8,672,000 shares were outstanding during the six months ended December 31, 1996 and 1997 but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

15. Subsequent Events

     Subsequent to June 30, 1997, a $350,000 liability was converted into 154,000 shares of common stock.

     Subsequent to June 30, 1997, the Company granted stock options to acquire 565,000 and 98,000 shares of common stock under the 1997 and 1995 stock option plans.

     During July 1997, 453,000 warrants were exercised generating $1,033,000 in cash proceeds to the Company.

     The Company is involved in a lawsuit in which it has claimed a competitor has infringed on a product trademark. The competitor has filed a counter-claim in September 1997 seeking unspecified damages. The Company does not believe the outcome of this matter will have a material impact on future operations.

              Report of Independent Certified Public Accountants



To the Shareholders of
 Weatherly Consumer Products Group, Inc., and Subsidiaries


     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Weatherly Consumer Products Group, Inc. (a Delaware Corporation) and Subsidiaries for the year ended September 30, 1995 and the period October 1, 1995 through August 9, 1996, the date of the sale of the Company (Note 1). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1 to the consolidated financial statements, all outstanding capital stock of the Company was acquired by Easy Gardener Acquisition Corp., a wholly-owned subsidiary of U.S. House & Garden Inc., on August 9, 1996.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Weatherly Consumer Products Group, Inc. and Subsidiaries for the year ended September 30, 1995 and the period October 1, 1995 through August 9, 1996 in conformity with generally accepted accounting principles.



                                                        BDO Seidman, LLP




San Francisco, California,
 October 20, 1997

                    Weatherly Consumer Products Group, Inc.
                                And Subsidiaries

                     Consolidated Statements of Operations

                     For the Year Ended September 30, 1995
        and the Period October 1, 1995 through August 9, 1996 (Note 1)




                                                                 1995              1996
                                                            --------------   ----------------
NET SALES (Note 7) ......................................    $18,532,297       $ 18,184,995
COST OF GOODS SOLD ......................................      8,872,354          7,677,707
                                                             -----------       ------------
      Gross profit ......................................      9,659,943         10,507,288
                                                             -----------       ------------
OPERATING EXPENSES (Note 1):
   Selling and marketing ................................      4,960,793          5,251,782
   Administrative .......................................      2,552,570          2,414,193
   Redemption of employment contracts ...................                         6,000,000
                                                             -----------       ------------
                                                               7,513,363         13,665,975
                                                             -----------       ------------
      Operating income (loss) ...........................      2,146,580         (3,158,687)
                                                             -----------       ------------
OTHER EXPENSES:
   Interest .............................................      1,361,987          1,546,311
   Other, net ...........................................        (67,636)             8,575
                                                             -----------       ------------
                                                               1,294,351          1,554,886
                                                             -----------       ------------
      Income (loss) before (provision) benefit for
       income taxes and extraordinary item ..............        852,229         (4,713,573)
(PROVISION) BENEFIT FOR INCOME TAXES (Notes 1
 and 3) .................................................       (400,033)           475,535
                                                             -----------       ------------
      Income (loss) before extraordinary item ...........        452,196         (4,238,038)
EXTRAORDINARY ITEM -- Write-off of deferred
 financing costs and debt prepayment charges, net of
 related income tax benefit of $57,815 (Note 1)..........                          (520,334)
                                                             -----------       ------------
      Net income (loss) .................................    $   452,196       $ (4,758,372)
                                                             ===========       ============



          See accompanying notes to consolidated financial statements

                    Weatherly Consumer Products Group, Inc.
                               And Subsidiaries

                Consolidated Statements of Stockholders' Equity
                   For the Year Ended September 30, 1995 and
          the Period October 1, 1995 through August 9, 1996 (Note 1)





                                            Preferred         Common
                                              Stock            Stock         Warrants
                                         ---------------  --------------  -------------
BALANCE,
 September 30, 1994 ...................   $   9,983,662     $ (458,850)    $  350,000
 Net income ...........................
 Conversion or retirement of Common
  and Preferred Stock and Warrants
  (Note 8) ............................      (9,983,662)       458,950
                                          -------------     ----------     ----------
BALANCE,
September 30, 1995 ....................                            100        350,000
 Net loss .............................
 Accretion of warrants (Note 2) .......                                       810,442
                                          -------------     ----------     ----------
BALANCE,
 August 9, 1996 .......................   $                 $      100     $1,160,442
                                          =============     ==========     ==========



                                             Additional        Accumulated
                                          Paid-In-Capital        Deficit             Total
                                         -----------------  -----------------  ----------------
BALANCE,
 September 30, 1994 ...................      $                $ (11,809,219)     $ (1,934,407)
 Net income ...........................                             452,196           452,196
 Conversion or retirement of Common
  and Preferred Stock and Warrants
  (Note 8) ............................       6,324,712                            (3,200,000)
                                             ----------       -------------      ------------
BALANCE,
September 30, 1995 ....................       6,324,712         (11,357,023)       (4,682,211)
 Net loss .............................                          (4,758,372)       (4,758,372)
 Accretion of warrants (Note 2) .......                            (810,442)
                                             ----------       -------------      ------------
BALANCE,
 August 9, 1996 .......................      $6,324,712       $ (16,925,837)     $ (9,440,583)
                                             ==========       =============      ============

          See accompanying notes to consolidated financial statements.

                    Weatherly Consumer Products Group, Inc.
                                and Subsidiaries

                     Consolidated Statements of Cash Flows
                     For the Year Ended September 30, 1995
        and the Period October 1, 1995 through August 9, 1996 (Note 1)



                                                                                  1995              1996
                                                                            ---------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ......................................................    $    452,196       $ (4,758,372)
 Adjustments to reconcile net income (loss) to net cash provided by operating activities-
   Depreciation and amortization ........................................       1,018,594            977,986
   Write-off of deferred financing costs and prepayment charges .........                            578,149
   Reserves for certain property and other assets .......................                            247,661
   (Gain) on disposition of assets ......................................         (63,512)
   Future tax benefit ...................................................          10,828            209,902
   Income tax receivable ................................................                         (1,082,407)
   Redemption of employment contracts ...................................                          6,000,000
Changes in assets and liabilities-
   Accounts receivable ..................................................          67,931           (529,880)
   Inventory ............................................................        (714,412)         1,249,718
   Prepaid expenses and other ...........................................          37,203           (103,273)
   Accounts payable and accrued liabilities .............................        (161,761)          (211,949)
                                                                             ------------       ------------
    Net cash provided by operating activities ...........................         647,067          2,577,535
                                                                             ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings on debt .....................................................       3,308,801          4,131,547
 Payments on debt .......................................................      (4,692,601)        (4,978,047)
 Proceeds from sale of land and building ................................          74,492
                                                                             ------------       ------------
    Net cash used in financing activities ...............................      (1,309,308)          (846,500)
                                                                             ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Increase in other assets ...............................................         (53,746)            (4,348)
 Capital expenditures, net ..............................................        (359,134)          (327,751)
                                                                             ------------       ------------
Net cash used in investing activities ...................................        (412,880)          (332,099)
                                                                             ------------       ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ............................................................      (1,075,121)         1,398,936
CASH AND CASH EQUIVALENTS, beginning of period ..........................       2,128,789          1,053,668
                                                                             ------------       ------------
CASH AND CASH EQUIVALENTS, end of period ................................    $  1,053,668       $  2,452,604
                                                                             ============       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Cash paid for interest ...............................................    $  1,295,209       $  1,039,261
                                                                             ============       ============
   Cash paid for income taxes ...........................................    $    192,532       $    334,000
                                                                             ============       ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:
   Conversion of preferred stock to long-term stockholder debt
    (Note 8) ............................................................    $  3,200,000       $
                                                                             ============       ============

          See accompanying notes to consolidated financial statements.

                    Weatherly Consumer Products Group, Inc.
                               And Subsidiaries

                  Notes to Consolidated Financial Statements


(1) Sale of the Company

     Weatherly Consumer Products Group, Inc. (WCPG) and Subsidiaries (the Company) is engaged in the manufacture and sale of fertilizer, watering, insecticide and garden netting products.

     On August 9, 1996, all outstanding capital stock of the Company was acquired by Easy Gardener Acquisition Corp. (EGAC), a wholly-owned subsidiary of U.S. Home & Garden Inc. for approximately $8 million dollars of net cash consideration and approximately one million shares of U.S. Home & Garden Inc. stock valued at $3 per share. Prior to and/or in conjunction with the sale;

   o Certain of the officer and employee contracts were redeemed for approximately $6 million. This expense and related obligation has been included as a component of administrative expenses in the accompanying 1996 consolidated financial statements.

   o The holders of the Company's warrants for Class B common shares agreed to have their warrants redeemed for $1,160,442. Accordingly, the accretion of the warrants was accelerated in the accompanying 1996 consolidated financial statements to reflect the warrants at their respective redemption price.

   o Severance agreements were provided to certain Company employees.
     Severance of approximately $450,000 was accrued or paid as of August 9, 1996 and is included in selling and marketing (approximately $395,000) and administrative expenses ($55,000) in the accompanying 1996 consolidated financial statements.

   o Immediately subsequent to the sale of the Company's stock, the preexisting debt obligations were paid off. Accordingly, the accretion of the Company's bank loan with detachable warrants was accelerated, unamortized deferred financing costs were written off and related prepayment penalties were accrued. The expense associated with the accretion of the bank loan with detachable warrants (approximately $271,000) is included as a component of the 1996 interest expense, whereas the costs associated with the prepayment of the debt obligations (approximately $578,000) are reflected, net of the related tax benefit, in the accompanying 1996 consolidated financial statements as an extraordinary item.

   o Immediately prior to the sale, specific assets were transferred to certain employees and shareholders. The carrying amount of the net assets transferred (approximately $248,000) is included in administrative expenses in the accompanying 1996 consolidated financial statements.

   o The selling shareholders of the Company entered into an agreement to indemnify EGAC against any tax liabilities relating to periods prior to the sale. If any such tax liabilities arise, EGAC would be required to make the payments to the appropriate tax authority and, in turn, seek reimbursement from the selling shareholders under their indemnification agreement. The Internal Revenue Service (IRS) is currently examining certain tax returns of the Company covering periods prior to the sale. The Company believes that any payment it may be required to make will not have a material adverse effect on the accompanying consolidated financial statements.

(2) Summary of Accounting Policies


   (a) Principles of Consolidation--The consolidated financial statements include the accounts of WCPG and its subsidiaries, Weatherly Consumer Products, Inc. and Ross Daniels, Inc. (WCP and RDI). All material intercompany transactions have been eliminated.

   (b) Translation of Foreign Currencies--Accounts of the United Kingdom branch are stated in United States dollars. Currency gains and losses have been reflected in the statements of operations. Translation adjustments are not material to the consolidated financial statements taken as a whole.

   (c) Cash and Cash Equivalents--Cash and cash equivalents include operating cash accounts and money market funds.

                    Weatherly Consumer Products Group, Inc.
                               And Subsidiaries

           Notes to Consolidated Financial Statements  -- (Continued)

(2) Summary of Accounting Policies  -- (Continued)
   (d) Inventories--Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

   (e) Equipment and Leasehold Improvements--Equipment and leasehold improvements are depreciated over their estimated useful lives using the straight-line method. Major expenditures for renewals and betterments are charged to the property accounts while repairs and maintenance, which do not improve or extend the life of the assets, are charged to operations.

      The estimated useful lives of the various classes of assets are as follows:



                                                   Years
                                                 --------
            Machinery and equipment ..........   3 to 10
            Furniture and vehicles ...........   3 to 10
            Leasehold improvements ...........   3 to 18


   (f) Research and Development--Costs incurred in connection with the development of new products and changes to existing products are charged to operations as incurred. Research and development expense for the year ended September 30, 1995 and the period October 1, 1995 through August 9, 1996 approximated $106,000 and $113,000, respectively.

   (g) Other Assets--Patents, trademarks, product packaging costs and goodwill are amortized over their estimated lives using the straight-line method.


      The estimated lives of these assets are summarized as follows:

                                                      Years
                                                     -------
            Patents ..............................     11
            Trademarks ...........................     25
            Goodwill .............................     25
            Product packaging and other ..........   3 to 8


       The Company capitalizes significant expenditures for product packaging development and design work.

   (h) Warrants for Common Stock--Detachable warrants to purchase 15% of WCPG's common stock were issued to Nations Credit Commerical Corporation (Nations) as part of the financing agreement with Nations and were redeemed in conjunction with the sale of Company stock (Note l). Prior to 1996, the warrants were exercisable through July 30, 2003 and subject to redemption at the option of Nations on or after July 30, 1997 at a redemption price equal to the greater of the appraised value of the Company, liquidation value, consolidated net worth, as defined, or a multiple of earnings, as defined.

      The original value assigned to the warrants was $350,000 and included in stockholders' equity in the accompanying consolidated financial statements. The redemption price was estimated annually and adjustments to accrete the warrants to the estimated redemption price were recorded, as applicable, with a corresponding charge to retained earnings. No accretion was recorded in fiscal 1995. In connection with the sale of the Company, there was a charge of $810,442 to accumulated deficit to accrete the value of the warrants to the agreed-upon redemption price.

   (i) Advertising--The Company expenses the costs of advertising as incurred. Advertising expense for the year ended September 30, 1995 and the period October 1, 1995 through August 9, 1996 approximated $782,000 and $732,000, respectively.

   (j) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Weatherly Consumer Products Group, Inc.
                               And Subsidiaries

           Notes to Consolidated Financial Statements  -- (Continued)

(2) Summary of Accounting Policies  -- (Continued)
   (k) Reclassifications--Certain reclassifications have been made to the 1995 consolidated financial statements to conform with the 1996 presentation.


   (l) New Accounting Pronouncements--In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of (SFAS 121), effective for fiscal years beginning after December 15, 1995. The new standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company does not expect that the adoption of SFAS 121 will have a material impact on the consolidated financial statements.

     (m) Revenue Recognition--Sales are recorded as products are shipped to customers.

(3) Income Taxes

     Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred tax assets or liabilities are computed based on the difference between the financial statement basis and income tax basis of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period.

     The provision (credit) for income taxes includes the following:

                                                             1995             1996
                                                         ------------   ---------------
Current payable (receivable) .........................    $  493,801      $  (685,437)
Benefit of net operating loss carryforwards ..........      (104,596)        (959,709)
Deferred .............................................        10,828          (68,291)
Change in valuation allowance ........................                      1,237,902
                                                          ----------      -----------
                                                             400,033         (475,535)
Tax benefit of extraordinary item ....................                        (57,815)
                                                          ----------      -----------
                                                          $  400,033      $  (533,350)
                                                          ==========      ===========

     The following is a reconciliation between the statutory federal income tax rate and the provision (benefit) for income taxes:

                                                                  1995                            1996
                                                      ----------------------------   -------------------------------
                                                          Amount          Rate            Amount            Rate
                                                      -------------   ------------   ----------------   ------------
Computed provision (benefit) for federal income
 taxes at the statutory rate ......................    $  289,757       34.0%          $ (1,602,614)     (34.0%)
State and local income taxes, net of federal income
 taxes ............................................        47,432        5.6%              (263,960)     ( 5.6%)
Changes in valuation allowance ....................      (104,596)     (12.3%)            1,237,902       26.4%
Nondeductible amortization and other, net .........       167,440       19.6%               153,137        3.2%
                                                       ----------      -----           ------------      -----
                                                       $  400,033       46.9%          $   (475,535)     (10.0%)
                                                       ==========      =====           ============      =====

                    Weatherly Consumer Products Group, Inc.
                               And Subsidiaries

           Notes to Consolidated Financial Statements  -- (Continued)

(3) Income Taxes  -- (Continued)
     At September 30, 1995 and August 9, 1996, the net future tax benefit consists of the following:



                                                                        1995            1996
                                                                    -----------   ---------------
Advertising and rebate accruals .................................    $ 81,137      $     65,808
Warranty reserves ...............................................      24,543            16,486
Accounts receivable reserves ....................................      37,367             6,554
Inventory costs .................................................      29,873            23,586
Other ...........................................................      36,982            63,798
Benefit of net operating loss and credit carryforwards ..........                     1,061,670
                                                                     --------      ------------
                                                                      209,902         1,237,902
Valuation allowance .............................................                    (1,237,902)
                                                                     --------      ------------
                                                                     $209,902      $
                                                                     --------      ------------

     The valuation allowance is required due to the uncertainty of realizing the net deferred tax assets through future operations.

     As of August 9, 1996, the Company has accumulated approximately $2,800,000 of tax net operating losses and approximately $149,000 of tax credits, substantially all of which expire in 2011, which can be carried forward and used to reduce future taxable income.

(4) Debt Obligations
     The Company's long-term debt obligations outstanding during 1995 and 1996 principally consisted of bank loans with interest at a commercial paper rate plus 4.5% (10.005% at August 9, 1996) and a floating rate equal to the greater of 11% or the commercial paper rate plus 6% (11.505% at August 9, 1996), and subordinated notes due to a shareholder with interest at the prime rate (8.25% at August 9, 1996). All of these long-term obligations were paid in full on August 10, 1996 in connection with the sale of the Company (Note 1).

     The Company had a $20 million credit arrangement with Nations, which was secured by substantially all the assets of the Company. The working capital commitment of $7.5 million included within the arrangement permitted borrowings based on a percentage of eligible receivables and inventory, as defined. There were no borrowings outstanding on the working capital loan at September 30, 1995 or August 9, 1996.

     The terms of the Nations agreement stipulated, among others, that the Company maintain certain financial ratios; limit capital expenditures and retirements; limit lease and debt commitments; may not merge, consolidate, acquire or sell operating assets; limit compensation to key employees.

     The notes payable to shareholders were subordinated to all bank debt. Accordingly, these notes stipulated that if payments of annual interest to the shareholders would violate the terms of the Nations agreement, the interest payments would be deferred until the next annual interest payment date.

(5) Royalty Commitments

     WCP has exclusive licenses under patent applications to make, lease, or sell certain of its products. Royalty expense under the agreements is based on a percentage of net sales and amounted to approximately $121,000 and $150,000 for the year ended September 30, 1995 and the period October 1, 1995 through August 9, 1996, respectively.

(6) Commitment

     WCP conducts a portion of its operations in leased facilities and leases equipment under noncancelable operating leases. The total amount charged to rental expense was approximately $343,000 and $298,000 in 1995 and 1996, respectively. The minimum scheduled lease payments for the noncancelable operating leases as of August 9, 1996 are as follows:

                    Weatherly Consumer Products Group, Inc.
                               And Subsidiaries

           Notes to Consolidated Financial Statements  -- (Continued)

(6) Commitment  -- (Continued)

  1997 ...........   $325,000
  1998 ...........    262,000
  1999 ...........    158,000
                     --------
                     $745,000
                     ========


(7) Significant Customers and Concentration of Credit Risk

     Trade accounts receivable are due primarily from numerous customers located in many geographic regions throughout the United States. The Company performs ongoing credit evaluations of its customers' financial conditions and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.

     Approximately 14% and 10% of consolidated gross sales in 1995 were with two customers. These same two customers represented approximately 15% and 12% of consolidated gross sales in 1996.

(8) Reorganization

     In June, 1995, the Board of Directors approved an amendment of the Certificate of Incorporation which converted all common and preferred shares outstanding, except for the 12% Preferred "A" stock, into a new class of common stock (Class A common stock). The 12% Preferred "A" stock, owned by one shareholder, was converted into a $3,200,000 subordinated note. In addition, previously accrued dividends owed by WCP to the shareholders were canceled, preexisting stock option plans were terminated, certain stock was effectively canceled for no consideration and consideration was provided to certain shareholders for certain waivers and releases.

(9) Related Party Activities

     During 1995 and 1996, the Company had outstanding subordinated notes and accrued interest due to a stockholder. This related party debt was paid in full on August 10, 1996 in connection with the sale of the Company (Notes 1 and 4).

     In conjunction with the acquisition of the Company by WCPG, the prior sole shareholder (and a current shareholder of WCPG) entered into a consulting agreement with the Company which provided for annual consulting fees of $125,000. This agreement was terminated January 1, 1995. Consulting fees expensed in 1995 approximated $31,000.

     In July 1993, the Company entered into a two year agreement, subject to renewals, to sublease office space at fair market rental with its prior sole stockholder. Rentals, as per the agreement, approximated $4,500 in 1995. The lease agreement was amended and renewed during 1995 and provides for annual rentals of $1 per year.

     In 1993, the Company entered into a fully insured two year renewable exclusive distributor agreement with its prior sole stockholder whereby WCP markets and distributes lawn and garden products owned or controlled by its prior sole stockholder. The Company distributed products under this agreement in 1995. Commencing October 1, 1995 this agreement expired and the products were owned and controlled by WCP.

(10) Employee Benefit Plans

   (a) Health Plan--The Company has a fully insured health benefit plan which provides for hospitalization, surgical, major medical and other benefits for eligible employees.

   (b) 401(k) Plan--The Company has a 401(k) plan for the benefit of all employees meeting certain minimum eligibility requirements. The Company contributed approximately $45,000 and $43,000 to this plan in matching contributions in 1995 and 1996, respectively.

                   U.S. HOME & GARDEN, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

     On August 9, 1996, Easy Gardener Acquisition Corporation, a wholly owned subsidiary of U.S. Home & Garden, acquired all of the outstanding stock of Weatherly Consumer Products (Weatherly), a lawn and garden care company, for 1,000,000 shares of the Company's common stock (valued at $3 per share) and $22,937,321, less an amount required to discharge certain outstanding indebtedness of the acquired company, and adjusted dollar for dollar based upon the ultimate value of the acquired company's net current assets in excess of $2 million.

     The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values. The results of Weatherly's operations have been included in the Company's consolidated financial statements from the date of acquisition.

     The accompanying condensed pro forma consolidated statement of operations illustrate the effect of the acquisition on the results of operations for the year ended June 30, 1997 as if the acquisition had taken place on July 1, 1996. The operating results for Weatherly as reflected on the pro forma statement of operations represents the period ended July 1, 1996 to August 9, 1996.

     The pro forma condensed consolidated results of operations may not be indicative of the actual result which would have been obtained if the acquisition had occurred on July 1, 1996.

                   U.S. HOME & GARDEN, INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                           YEAR ENDED JUNE 30, 1997




                                                                              Weatherly
                                            Weatherly       Adjustments       Pro Forma
                                           -----------  -------------------  -----------
Net sales ...............................   $    742                           $   742
Cost of sales ...........................        544                               544
                                            --------                           -------
Gross profit ............................        198                               198
Operating Expenses:
  Selling and shipping ..................        825              (395) (4)        430
                                                                  (248) (4)
  Administrative and general ............      6,649            (6,055) (4)        346
                                            --------            ------         -------
Income from operations ..................     (7,276)            6,698            (578)
Interest expense, net ...................        463              (271) (4)        192
                                            --------            ------         -------
Income (loss) before income taxes and
 extraordinary item .....................     (7,739)            6,969            (770)
Income tax benefit (expense) ............        886              (578)(5)         308
                                            --------            ------         -------
Income before extraordinary items .......     (6,853)            6,391            (462)
Extraordinary item ......................       (520)                             (520)
                                            --------                           -------
Net income (loss) .......................   $ (7,373)      $     6,391         $  (982)
                                            ========       ===========         =======
Diluted earnings per share:
(Income) loss per common share
 Income before extraordinary item .......
Extraordinary item ......................
Net Income ..............................
Weighted average shares outstanding .....



                                                U.S. Home &                           Consolidated
                                                   Garden          Adjustments          Pro Forma
                                           ---------------------  -------------  ----------------------
Net sales ...............................            52,046                         $       52,788
Cost of sales ...........................            23,649                                 24,193
                                                     ------                         --------------
Gross profit ............................            28,397                                 28,595
Operating Expenses:
  Selling and shipping ..................            11,232                                 11,662

  Administrative and general ............             6,513             80 (1)               6,939
                                                     ------             --          --------------
Income from operations ..................            10,652            (80)                  9,994
Interest expense, net ...................             3,262               (2)                3,454
                                                     ------            ---          --------------
Income (loss) before income taxes and
 extraordinary item .....................             7,390            (80)                  6,540
Income tax benefit (expense) ............            (3,200)                                (2,892)
                                                     ------                         --------------
Income before extraordinary items .......             4,190            (80)                  3,648
Extraordinary item ......................            (1,007)                                (1,527)
                                                     ------                         --------------
Net income (loss) .......................     $       3,183            (80)         $        2,121
                                              =============            ===          ==============
Diluted earnings per share:
(Income) loss per common share
 Income before extraordinary item .......     $        0.26 (3)                     $         0.22 (3)
Extraordinary item ......................            ( 0.06)(3)                              (0.09)(3)
                                              -------------                         --------------
Net Income ..............................     $        0.20 (3)                     $         0.13 (3)
                                              =============                         ==============
Weighted average shares outstanding .....        16,068,000(3)                          16,436,000 (3)
                                              ===============                       ==============

                   U.S. HOME & GARDEN, INC. AND SUBSIDIARIES

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE A--BASIS OF PRESENTATION

Reference is made to the introduction at page PF-1


NOTE B--PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed consolidated statement of operations are as follows:

(1) Amortization of excess of cost over fair value of net assets acquired over 30 years.

(2) No adjustment to interest expense since the lower interest rate offsets the increase in principal loan balances.

(3) Weighted average shares have been increased by 368,000 shares to reflect the exercise of approximately 2,385,000 common stock warrants and the issuance of 1,000,000 shares of common stock to the Weatherly shareholders as if they had occurred at the beginning of the year. Approximately 2,373,000 additional shares deemed outstanding in connection with potential dilution securities. See Note 14 of the June 30, 1997 audited consolidated financial statements.

(4) To eliminate certain nonrecurring expenses including $6,000,000 buy-out of employment agreements, severance payments of $450,000, $248,000 salary expense relating to distribution of assets and nonrecurring interest expense of $271,000 associated with prior stockholders sale of the business.

(5) To adjust tax rate to U.S. Home and Garden's statutory tax rate.

================================================================================

       No dealer, salesperson or any other person has been authorized to give any information or to make representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trust or any of the underwriters. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information in this Prospectus is correct as of any time subsequent to the date hereof.

                 --------------------------------------------

                               TABLE OF CONTENTS

                                                         Page
                                                      ---------
Available Information .............................        5
Prospectus Summary ................................        6
Risk Factors ......................................       17
Use of Proceeds ...................................       27
Accounting Treatment ..............................       27
Capitalization ....................................       29
Selected Consolidated Financial Data and
   Other Information ..............................       30
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations .....................................       32
Business ..........................................       41
Management ........................................       52
Principal Stockholders ............................       58
Certain Transactions ..............................       59
Description of the Trust Preferred Securities......       60
Description of Junior Subordinated
   Debentures .....................................       71
Book-Entry Issuance ...............................       80
Description of Guarantee ..........................       81
Expense Agreement .................................       83
Relationship Among the Trust Preferred
   Securities, the Junior Subordinated
   Debentures and the Guarantee ...................       83
Certain Federal Income Tax Consequences............       85
ERISA Considerations ..............................       88
Underwriting ......................................       89
Legal Matters .....................................       90
Experts ...........................................       91
Index to Consolidated Financial Statements.........      F-1

================================================================================

================================================================================




                     2,200,000 Trust Preferred Securities





                                   U.S. HOME
                               & GARDEN TRUST I



                               % Cumulative Trust
                             Preferred Securities
                          (Liquidation Amount $25 Per
                           Trust Preferred Security)

                     Fully and Unconditionally Guaranteed
                                      By





                         U.S. HOME & GARDEN INC. [LOGO]




                      -----------------------------------
                                  PROSPECTUS
                      -----------------------------------




                            EVEREN Securities, Inc.


                             Josephthal & Co. Inc.





                                          , 1998


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.



SEC registration Fee ....................  $ 18,658.75
NASD fee ................................
American Stock Exchange fees ............    20,000.00
Trustees' fees and expenses .............
Legal fees and expenses .................      *
Accounting fees and expenses ............    90,000.00
Printing and engraving expenses .........   100,000.00
Miscellaneous expenses ..................  $   *
                                           -----------
  Total .................................  $575,000.00
                                           ===========

------------
* To be provided by amendment.


Item 14. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunction relief, specific performance or other equitable relief against directors.

     The Company's Certificate of Incorporation and the Company's By-laws provide that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company's Certificate of Incorporation also provides that no director of the Company shall be personally liable to the Company or its stockholders for any monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing-violation of law, (iii) under
Section 174 of the General Corporation of Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Under the Trust Agreement, the Company will agree to indemnify each of the Trustees of the Trust or any predecessor Trustee for the Trust, and to hold each Trustee harmless against any loss, damage, claims, liability or incurred without negligence or bad faith on its part, arising out of or connection with the acceptance or administration of the Trust Agreement, the costs and expenses of defending itself against any claim or in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.


     The Company and the Trust have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Trust and the Company for certain liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the Underwriting Agreement filed as Exhibit 1.1 herewith.


Item 15. Recent Sales of Unregistered Securities.


     Between October 8, 1994 and June 30, 1995 the Company issued to a total of 21 persons who were officers, directors and non-officer employees and to two financial consultants stock options to purchase an aggregate of 694,500 shares of its common stock. These options have an average exercise price of $ 2.06 per share. During the fiscal year ended June 30, 1996 the Company issued to a total of 7 of its directors and employees options to purchase an aggregate of 620,000 shares of its common stock. These options have an average exercise price of $2.25 per share. During the fiscal year ended June 30, 1997 the Company issued to a total of five of its officers, directors or employees, and seven consultants and/or lending institutions options or warrants to purchase an aggregate of 2,315,000 shares of its common stock. The options and warrants have an average exercise price of $ 1.96 per share. Subsequent to June 30, 1997 the Company has issued to a total of eight officers and directors, four consultants and three employees options and warrants to purchase an aggregate of 988,000 shares of its common stock. These options have an average exercise price of $3.13. The foregoing issuances were made in private transactions pursuant to the exemptions from registration under the Securities Act of 1933 provided by
Section 4(2) of said act.


Item 16. Exhibits


     (a) Exhibits




   Exhibit
    Number      Description
-------------   -------------------------------------------------------------------------------------------------
     1.1        Form of Underwriting Agreement
     3.1        Certificate of Incorporation, as amended.**
     3.2        Bylaws of the Company, incorporated by reference to Exhibit 3(b) of the Company's Registration
                Statement on Form S-1 (Registration No. 33-45428).
     4.1        Form of Subordinated Indenture to be entered into between U.S. Home & Garden Inc. and
                Wilmington Trust Company, as the Indenture Trustee.
     4.2        Form of Officers' Certificate and Company Order.
     4.3        Certificate of Trust of the Trust dated March 16, 1998.
     4.4        Trust Agreement of the Trust dated as of March 16, 1998.
     4.4.1      Form of Amended and Restated Trust Agreement of the Trust.
     4.5        Form of Trust Preferred Securities Certificate of the Trust.
     4.6        Form of Common Securities Certificate of the Trust.
     4.7        Form of Guarantee Agreement.
     4.8        Form of Agreement as to Expenses and Liabilities.
     4.9        Form of Junior Subordinated Deferrable Interest Debenture of the Company.
     4.10       Form of Unit Purchase Option granted to D.H. Blair & Co.***
     4.11       Form of Public Warrant Agreement with respect to Class A Warrants.***
     4.12       Warrant Agreement with respect to Class B Warrants, incorporated by reference to Exhibit 4(c) of the Company's Registration Statement on Form S-3 (Registration No. 33-89800).
     5.1        Opinion and Consent of Tenzer Greenblatt LLP*
     5.2        Opinion and Consent of Richards, Layton & Finger, P.A.*
     8.1        Opinion and Consent of Tenzer Greenblatt LLP, as counsel to U.S. Home & Garden Inc. as to certain federal income tax matters.*

   9.1        Voting Agreement among Joseph A. Owens, II, the Company, and Robert Kassel.+
   9.2        Voting Agreement among Richard M. Grandy, the Company and Robert Kassel.+
  10.1        Employment Agreement between the Company and Robert Kassel++
  10.2        Employment Agreement between the Company and Richard Raleigh++
  10.3        1991 Stock Option Plan, incorporated by reference to Exhibit 10.5 of the Company's Registration
              Statement on Form S-1 (Registration No. 33-45428).
  10.4        1995 Stock Option Plan.**
  10.5        Non-Employee Director Stock Option Plan.**
  10.6        Asset Purchase Agreement dated as of June 18, 1994 among the Company, Easy Gardener Acqui-
              sition Corp., Joseph A. Owens II, Richard M. Grandy and Easy Gardener, Inc.+
  10.7        Employment Agreement of Richard Grandy.+++
  10.8        Lease with respect to the Company's executive offices, incorporated by reference to Exhibit 10.14 of the Company's Form 10-KSB for the fiscal year ended June 30, 1992.
  10.9        February 8, 1995 modification to lease with respect to the Company's executive offices.**
  10.10       May 6, 1997 modification to lease with respect to the Company's executive offices.+++
  10.11       Lease with respect to Weatherly's Warehouse Facilities in Paris, Kentucky+++
  10.12       Form of Mergers and Acquisitions Agreement between the Company and D.H. Blair Investment
              Banking Corp.***
  10.13       Agreement dated as of April 16, 1996 between the Company and The Intrac Group.++
  10.14       Credit Agreement among Easy Gardener Acquisition Corp., the Company, The Provident Bank,
              as Administrative and Collateral Agent, and The Provident Bank and other certain lending insti-
              tutions, dated as of August 9, 1996 (the "Credit Agreement").++
  10.15       First Amendment to the Credit Agreement.+++
  10.16       Second Amendment to the Credit Agreement.+++
  10.17       Third Amendment to the Credit Agreement.+++
  10.18       Lease and lease extension agreements between Crawford-Austin Mfg. Co. and Easy Gardener.**
  10.19       Purchase Agreement, dated as of August 9, 1996, by and among the Company, Easy Gardener,
              Weatherly and the Weatherly Stockholders (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K for the event dated August 9, 1996).
  10.20       Lease and Lease Extension Agreement dated October 16, 1997 between Crawford-Austin Mfg.
              Co. and Easy Gardener (incorporated by reference to Exhibit 10.22 to the Company's Registra-
              tion Statement on Form S-1 No. 333-38483).
  10.21       1997 Stock Option Plan (incorporated by reference to Exhibit A to the Company's proxy state-
              ment dated May 27, 1997).
  10.22       Purchase Agreement dated as of May 9, 1997 by and among the Company, Easy Gardener Plastic
              Molded Concepts inc.+++
  10.23       Assets Purchase Agreement dated as of February 25, 1998 by and among the Company, Weed
              Wizard, Weed Wizard Inc. and the Weed Wizard stockholders (incorporated by reference to exhibit 10.1 filed with the Company's Form 8-K for the event dated February 26, 1998).
  10.24       Fourth Amendment to the Credit Agreement.
  21          Subsidiaries of the Company.
  23.1        Consent of Tenzer Greenblatt LLP (included in Exhibits 5.1 and 8.1)*
  23.2        Consent of BDO Seidman, LLP
  23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).*
  24.1        Power of Attorney (included in the Registration Statement)
  25.1        Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
              Indenture.
  25.2        Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Trust
              Preferred Securities Guarantee Agreement.
  25.3        Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
              Amended and Restated Trust Agreement.


------------
* to be filed by amendment

 ** Incorporated by reference to the comparable exhibit filed with the Company's Form 10-KSB for the fiscal year ended June 30, 1995.

*** Incorporated by reference to the exhibit filed under the same number in the Company's Registration Statement on Form SB-2 (file no. 33-61984).

 + Incorporated by reference to the exhibit contained in the Current Report on Form 8-K filed by the Company for the event dated September 1, 1994.

 ++ Incorporated by reference to the exhibit contained on the Company's Form
    10-KSB for the fiscal year ended June 30, 1996.

+++ Incorporated by reference to the exhibit contained the Company's Form 10-K for the fiscal year ended
     June 30, 1997.

     (b) Report on 8-K. No reports on Form 8-K were filed by the Company during its fiscal quarter ended
June 30, 1997.


Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (3) To remove by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrar pursuant to any arrangement, provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (4) The undersigned Registrant hereby undertakes that:

     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or 47(h) under the Securities Act is part of this Registration Statement as of the time it was declared effective.

     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of San Francisco, State of California, on the 20th day of March 1998.

                                          U.S. HOME & GARDEN INC.



                                          By: /s/ Robert Kassel
                                             ---------------------------------
                                             Robert Kassel, President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Kassel and Richard Raleigh severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:




                   Signature                                        Title                          Date
-----------------------------------------------   ----------------------------------------   ---------------
/s/ Robert Kassel
-------------------------                         Chairman of the Board President, Chief     March 20, 1998
    Robert Kassel                                 Executive Officer and Treasurer
                                                  (Principal Executive and Financial
                                                  Officer)

/s/ Richard Raleigh                               Chief Operating Officer and Director       March 20, 1998
-------------------------
    Richard Raleigh


/s/ Maureen Kassel                                Vice President, Secretary and Director     March 20, 1998
-------------------------
    Maureen Kassel


/s/ Lynda Gustafson                               Vice President of Finance (Principal       March 20, 1998
-------------------------                         Accounting Officer)
    Lynda Gustafson


/s/ Fred Heiden                                   Director                                   March 20, 1998
-------------------------
    Fred Heiden


/s/ Jon Schulberg                                 Director                                   March 20, 1998
-------------------------
    Jon Schulberg

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of San Francisco, State of California, on March 20, 1998.


                                  U.S. HOME & GARDEN TRUST I


                                   By: U.S. Home & Garden Inc. as Depositor



Dated: March 20 , 1998               By: /s/ Robert Kassel
                                   -----------------------------
                                       Robert Kassel, President

             Report of Independent Certified Public Accountants on
                          Financial Statement Schedule


Board of Directors
U.S. Home & Garden Inc.
 and Subsidiaries
San Francisco, California


The audits referred to in our report to U.S. Home & Garden Inc., dated August 1, 1997, except for Note 15 which is as of September 15, 1997, which is contained in the Prospectus constituting part of this Registration Statement included the audit of the schedule listed under Item 16(b) for each of the three years in the period ended June 30, 1997. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

In our opinion, such schedule presents fairly, in all material respects, the information set forth therein.


                                                  BDO Seidman, LLP


San Francisco, California
August 1, 1997

                   U.S. Home & Garden Inc. and Subsidiaries

                Schedule II -- Valuation and Qualifying Accounts





                                                     Charged to
                                       Beginning     Costs and      Writeoffs       Ending
                                        Balance       Expenses     of Accounts      Balance
                                      -----------   -----------   -------------   ----------
Allowance for Doubtful Accounts
 Year ended June 30, 1995 .........    $  5,000      $  3,000      $   (3,000)     $  5,000
 Year ended June 30, 1996 .........       5,000       167,000         (17,000)      155,000
 Year ended June 30, 1997 .........     155,000       323,000        (164,000)      314,000
                                       ========      ========      ==========      ========

                                 EXHIBIT INDEX


   Exhibit
    Number      Description
-------------   --------------------------------------------------------------------------------------------------
     1.1        Form of Underwriting Agreement
     3.1        Certificate of Incorporation, as amended.**
     3.2        Bylaws of the Company, incorporated by reference to Exhibit 3(b) of the Company's Registration
                Statement on Form S-1 (Registration No. 33-45428).
     4.1        Form of Subordinated Indenture to be entered into between U.S. Home & Garden Inc. and
                Wilmington Trust Company, as the Indenture Trustee.
     4.2        Form of Officers' Certificate and Company Order.
     4.3        Certificate of Trust of the Trust dated March 16, 1998.
     4.4        Trust Agreement of the Trust dated as of March 16, 1998.
   4.4.1        Form of Amended and Restated Trust Agreement of the Trust.
     4.5        Form of Trust Preferred Securities Certificate of the Trust.
     4.6        Form of Common Securities Certificate of the Trust.
     4.7        Form of Guarantee Agreement.
     4.8        Form of Agreement as to Expenses and Liabilities.
     4.9        Form of Junior Subordinated Deferrable Interest Debenture of the Company.
     4.10       Form of Unit Purchase Option granted to D.H. Blair & Co.***
     4.11       Form of Public Warrant Agreement with respect to Class A Warrants.***
     4.12       Warrant Agreement with respect to Class B Warrants, incorporated by reference to Exhibit 4(c) of the Company's Registration Statement on Form S-3 (Registration No. 33-89800).
     5.1        Opinion and Consent of Tenzer Greenblatt LLP*
     5.2        Opinion and Consent of Richards, Layton & Finger, P.A.*
     8.1        Opinion and Consent of Tenzer Greenblatt LLP, as counsel to U.S. Home & Garden Inc. as to certain federal income tax matters.*
     9.1        Voting Agreement among Joseph A. Owens, II, the Company, and Robert Kassel.+
     9.2        Voting Agreement among Richard M. Grandy, the Company and Robert Kassel.+
    10.1        Employment Agreement between the Company and Robert Kassel++
    10.2        Employment Agreement between the Company and Richard Raleigh++
    10.3        1991 Stock Option Plan, incorporated by reference to Exhibit 10.5 of the Company's Registration
                Statement on Form S-1 (Registration No. 33-45428).
    10.4        1995 Stock Option Plan.**
    10.5        Non-Employee Director Stock Option Plan.**
    10.6        Asset Purchase Agreement dated as of June 18, 1994 among the Company, Easy Gardener Acqui-
                sition Corp., Joseph A. Owens II, Richard M. Grandy and Easy Gardener, Inc.+
    10.7        Employment Agreement of Richard Grandy.+++
    10.8        Lease with respect to the Company's executive offices, incorporated by reference to Exhibit 10.14 of the Company's Form 10-KSB for the fiscal year ended June 30, 1992.
    10.9        February 8, 1995 modification to lease with respect to the Company's executive offices.**
    10.10       May 6, 1997 modification to lease with respect to the Company's executive offices.+++
    10.11       Lease with respect to Weatherly's Warehouse Facilities in Paris, Kentucky+++
    10.12       Form of Mergers and Acquisitions Agreement between the Company and D.H. Blair Investment
                Banking Corp.***
    10.13       Agreement dated as of April 16, 1996 between the Company and The Intrac Group.++
    10.14       Credit Agreement among Easy Gardener Acquisition Corp., the Company, The Provident Bank,
                as Administrative and Collateral Agent, and The Provident Bank and other certain lending insti-
                tutions, dated as of August 9, 1996 (the "Credit Agreement").++
    10.15       First Amendment to the Credit Agreement.+++
    10.16       Second Amendment to the Credit Agreement.+++
    10.17       Third Amendment to the Credit Agreement.+++
    10.18       Lease and lease extension agreements between Crawford-Austin Mfg. Co. and Easy Gardener.**

 10.19        Purchase Agreement, dated as of August 9, 1996, by and among the Company, Easy Gardener,
               Weatherly and the Weatherly Stockholders (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K for the event dated August 9, 1996).
  10.20        Lease and Lease Extension Agreement dated October 16, 1997 between Crawford-Austin Mfg.
               Co. and Easy Gardener (incorporated by reference to Exhibit 10.22 to the Company's Registra-
               tion Statement on Form S-1 No. 333-38483).
  10.21        1997 Stock Option Plan (incorporated by reference to Exhibit A to the Company's proxy state-
               ment dated May 27, 1997).
  10.22        Purchase Agreement dated as of May 9, 1997 by and among the Company, Easy Gardener Plastic
               Molded Concepts inc.+++
  10.23        Assets Purchase Agreement dated as of February 25, 1998 by and among the Company, Weed
               Wizard, Weed Wizard Inc. and the Weed Wizard stockholders (incorporated by reference to exhibit 10.1 filed with the Company's Form 8-K for the event dated February 26, 1998).
  10.24        Fourth Amendment to the Credit Agreement.
  21           Subsidiaries of the Company.
  23.1         Consent of Tenzer Greenblatt LLP (included in Exhibits 5.1 and 8.1)*
  23.2         Consent of BDO Seidman, LLP
  23.3         Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
  24.1         Power of Attorney (included in the Registration Statement)
  25.1         Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
               Indenture.
  25.2         Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Trust
               Preferred Securities Guarantee Agreement.
  25.3         Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
               Amended and Restated Trust Agreement.


------------
  * to be filed by amendment

 ** Incorporated by reference to the comparable exhibit filed with the Company's
    Form 10-KSB for the fiscal year ended June 30, 1995.

*** Incorporated by reference to the exhibit filed under the same number in the Company's Registration Statement on Form SB-2 (file no. 33-61984).

 + Incorporated by reference to the exhibit contained in the Current Report on Form 8-K filed by the Company for the event dated September 1, 1994.

 ++ Incorporated by reference to the exhibit contained on the Company's Form
    10-KSB for the fiscal year ended June 30, 1996.

+++ Incorporated by reference to the exhibit contained the Company's Form 10-K for the fiscal year ended
     June 30, 1997.